                             CONTRIBUTION AGREEMENT


                           DATED AS OF APRIL 21, 1995


                                     AMONG


                         R.R. DONNELLEY & SONS COMPANY,

                 R.R. DONNELLEY GLOBAL SOFTWARE SERVICES CORP.,

                                      AND

                            SOFTWARE HOLDINGS, INC.

                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----

                                   ARTICLE I

                                  DEFINITIONS.............................    2

1.1.  Definitions.........................................................    2

                                   ARTICLE II

                                  CONTRIBUTION............................   24

2.1.  Contribution of RRD GSS Assets......................................   24

2.2.  Contribution of RRD Norwest GSS Assets..............................   24

2.3.  Contribution of Capital Stock of SHI................................   24

2.4.  GSS Accounting Report...............................................   25

2.5.  SHI Accounting Report...............................................   27

2.6.  Valuation Date Net Worth Adjustment; Valuation Date
      Debt Adjustment.....................................................   28

2.7.  Post-Valuation Date Period Payment..................................   30

                                  ARTICLE III

                                    CLOSING...............................   31

3.1.  Closing Date........................................................   31

3.2.  Deliveries by RRD...................................................   31

3.3.  Deliveries by SHI...................................................   33

3.4.  Deliveries by Newco.................................................   34

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                     OF SHI...............................   36

4.1.  Organization of SHI; Capital Structure..............................   36

4.2.  Subsidiaries and Investments........................................   38

4.3.  Authority of SHI....................................................   39

                                                                            Page
                                                                            ----

4.4.   Financial Statements...............................................   40

4.5.   Operations Since SHI Balance Sheet Date............................   40

4.6.   No Undisclosed Liabilities.........................................   41

4.7.   Taxes..............................................................   42

4.8.   Availability of Assets.............................................   44

4.9.   SHI Governmental Permits...........................................   44

4.10.  Real Property......................................................   44

4.11.  Real Property Leases...............................................   45

4.12.  Condemnation.......................................................   45

4.13.  Personal Property..................................................   45

4.14.  Personal Property Leases...........................................   45

4.15.  Intellectual Property; Software....................................   45

4.16.  Accounts Receivable; Inventories...................................   46

4.17.  Title to Property..................................................   47

4.18.  Employees and Related Agreements; ERISA............................   47

4.19.  Employee Relations.................................................   50

4.20.  Contracts..........................................................   50

4.21.  Status of Contracts................................................   51

4.22.  No Violation, Litigation or Regulatory Action......................   52

4.23.  Environmental Matters..............................................   52

4.24.  Insurance..........................................................   53

4.25.  Customers and Suppliers............................................   54

4.26.  No Finder..........................................................   54

                                                                            Page
                                                                            ----
                                   ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF RRD................   54

5.1.   Organization of RRD, RRD Norwest, Newco and Newco
       Sub; Newco Capital Structure.......................................   54

5.2.   Subsidiaries and Investments.......................................   56

5.3.   Authority of RRD, RRD Norwest, Newco and Newco Sub.................   56

5.4.   Financial Statements...............................................   58

5.5.   Operations Since GSS Balance Sheet Date............................   59

5.6.   No Undisclosed Liabilities.........................................   60

5.7.   Taxes..............................................................   60

5.8.   Availability of Assets.............................................   63

5.9.   GSS Governmental Permits...........................................   63

5.10.  Real Property......................................................   64

5.11.  Real Property Leases...............................................   64

5.12.  Condemnation.......................................................   64

5.13.  Personal Property..................................................   65

5.14.  Personal Property Leases...........................................   65

5.15.  Intellectual Property; Software....................................   65

5.16.  Accounts Receivable; Inventories...................................   66

5.17.  Title to Property..................................................   66

5.18.  Employees and Related Agreements; ERISA............................   67

5.19.  Employee Relations.................................................   70

5.20.  Contracts..........................................................   70

5.21.  Status of Contracts................................................   72

5.22.  No Violation, Litigation or Regulatory Action......................   72

5.23.  Environmental Matters..............................................   73

                                                                            Page
                                                                            ----

5.24.  Insurance..........................................................   74

5.25.  Customers and Suppliers............................................   74

5.26.  No Finder..........................................................   74

                                   ARTICLE VI

                       ACTION PRIOR TO THE CLOSING DATE...................   74

6.1.   Investigations.....................................................   74

6.2.   Preserve Accuracy of Representations and Warranties................   75

6.3.   Consents of Third Parties; Governmental Approvals..................   76

6.4.   Operations Prior to the Closing Date...............................   76

6.5.   Notification of Certain Matters....................................   80

6.6.   Antitrust Law Compliance...........................................   80

6.7.   Certain Amendments.................................................   80

6.8.   No Solicitation....................................................   81

6.9.   Treatment of SHI Management Options................................   82

6.10.  Refinancing of SHI Debt............................................   83

6.11.  Redemption of SHI Intermediate Preferred Stock.....................   83

6.12.  Exercise of SHI Class A Warrants and SHI Class B
       Warrants...........................................................   83

6.13.  Contribution to Newco Sub..........................................   84

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS.......................    84

7.1.   Notice of SHI Stockholder Approval; Notice of
       Possible Appraisal Rights...........................................   84

7.2.   Employees and Employee Benefit Plans................................   84

7.3.   Tax Covenants.......................................................   92

7.4.   Non-Solicitation of Newco Employees.................................   92

                                                                            Page
                                                                            ----

7.5.   Covenant Not to Compete............................................   93

7.6.   Further Assurances.................................................   94

7.7.   Insurance..........................................................   95

7.8.   Exercise of Put Right..............................................   95

7.9.   Certain Actions....................................................   95

7.10.  Post-Closing Environmental Diligence...............................   98

7.11.  Election of Class I Directors......................................   98

7.12.  Label Express......................................................   98

7.13.  Sale of Sasatoku...................................................   99

7.14.  TARSAP Replacement Arrangements....................................   99

7.15.  Newco Accounting Policies and Procedures...........................   99

                                  ARTICLE VIII

                      CONDITIONS PRECEDENT TO OBLIGATIONS
                                    OF SHI................................   99

8.1.   No Misrepresentation or Breach of Covenants and
       Warranties.........................................................   99

8.2.   No Changes or Destruction of Property..............................  100

8.3.   No Restraint or Litigation.........................................  100

8.4.   Necessary Governmental Approvals...................................  100

8.5.   Necessary Consents.................................................  100

8.6.   Repayment of SHI Debt and Redemption of the SHI
       Intermediate Preferred Stock.......................................  100

                                    ARTICLE IX

              CONDITIONS PRECEDENT TO OBLIGATIONS OF RRD AND NEWCO........  101

9.1.   No Misrepresentation or Breach of Covenants and
       Warranties.........................................................  101

9.2.   No Changes or Destruction of Property..............................  101

9.3.   No Restraint or Litigation.........................................  101

                                                                            Page
                                                                            ----

9.4.  Necessary Governmental Approvals....................................  101

9.5.  Necessary Consents..................................................  101

9.6.  No Conversion of SHI Class L-B Common...............................  102

9.7.  Certain Amendments..................................................  102

9.8.  Exercise of SHI Class A Warrants and SHI Class B
      Warrants............................................................  102

9.9.  Termination of SHI Performance Option Plan..........................  102

9.10. Termination of SHI Acquisition Bonus Plan...........................  102

9.11. Termination of SHI Rollover Option Plan.............................  102

9.12. Termination of SHI Stockholders Agreement...........................  103

9.13. GECC Prepayment Fee.................................................  103

9.14. Management Services Agreement.......................................  103

                                   ARTICLE X

                                  TERMINATION.............................  103

10.1. Termination.........................................................  103

10.2. Notice of Termination...............................................  103

10.3. Non-Solicitation....................................................  104

10.4. Effect of Termination...............................................  104

                                   ARTICLE XI

                   INDEMNIFICATION BY RRD FOR CERTAIN MATTERS.............  105

11.1. Indemnification by RRD..............................................  105

11.2. Notice of Claims....................................................  108

11.3. Third Person Claims.................................................  109

11.4. No Consequential Damages............................................  111

11.5. Exclusive Remedy....................................................  111

                                                                            Page
                                                                            ----

                                  ARTICLE XII

                                  TAX MATTERS.............................  112

12.1.  Liability for Taxes................................................  112

12.2.  Tax Returns........................................................  116

12.3.  Contest Provisions.................................................  117

12.4.  Assistance and Cooperation.........................................  118

                                 ARTICLE XIV

                              GENERAL PROVISIONS..........................  118

13.1.  Non-Survival of Representations and Warranties.....................  118

13.2.  Confidential Nature of Information.................................  118

13.3.  No Public Announcement.............................................  119

13.4.  Notices............................................................  119

13.5.  Successors and Assigns.............................................  121

13.6.  Entire Agreement; Amendments.......................................  121

13.7.  Interpretation.....................................................  121

13.8.  Waivers............................................................  122

13.9.  Expenses...........................................................  122

13.10. Partial Invalidity.................................................  122

13.11. Execution in Counterparts..........................................  123

13.12. Governing Law......................................................  123

                                    EXHIBITS

Exhibit A      Agreement and Plan of Merger
Exhibit B-1    Crawfordsville Agreement
Exhibit B-2    Portland Agreement
Exhibit C      Newco Management Replacement Stock Option Plan
Exhibit D      Newco Registration Rights Agreement
Exhibit E      By-laws of Newco
Exhibit F      Restated Certificate of Incorporation of Newco
Exhibit G      Patent License Agreement
Exhibit H-1    RRD Instrument of Assignment
Exhibit H-2    RRD Norwest Instrument of Assignment
Exhibit H-3    RRD Trademark Assignment Agreement
Exhibit I-1    RRD Instrument of Assumption
Exhibit I-2    RRD Norwest Instrument of Assumption
Exhibit J      Software License Agreement
Exhibit K-1    Trademark License Agreement
Exhibit K-2    Trade Name License Agreement
Exhibit L      Transition Services Agreement
Exhibit M      SHI Stockholders Letter
Exhibit N      Opinion of Counsel to RRD
Exhibit O      Real Estate Lease Agreement [RRD as lessor]
Exhibit P      Real Estate Lease Agreement [Newco as lessor]
Exhibit Q      Opinion of Counsel to SHI
Exhibit R      DRI Agreements
Exhibit S      Management Services Agreement
Exhibit T      TARSAP Replacement Plan and Agreement
Exhibit U      Summary of Accounting Policies and Procedures

                                   SCHEDULES

Schedule 1.1(A)     Newco GSS Subsidiaries
Schedule 1.1(D)     Excluded Real Property and Leases
Schedule 1.1(E)     Excluded GSS Governmental Permits
Schedule 1.1(F)     Excluded Copyrights, Patent Rights and Trademarks
Schedule 1.1(G)     Other Excluded GSS Assets
Schedule 1.1(H)     SHI Subsidiaries
Schedule 3.2(A)     Real Property Leased to Newco By RRD
Schedule 3.2(B)     Real Property Leased to RRD by Newco
Schedule 4.1        SHI Capital Structure
Schedule 4.2        SHI Subsidiaries and Investments
Schedule 4.3        Authority of SHI
Schedule 4.4        SHI Financial Statements
Schedule 4.5(A)     No Material Adverse Change
Schedule 4.5(B)     Operations Since SHI Balance Sheet Date
Schedule 4.5(C)     Incurrence of Indebtedness
Schedule 4.6        Undisclosed Liabilities
Schedule 4.7        Taxes
Schedule 4.8        Availability of Assets
Schedule 4.9        SHI Governmental Permits
Schedule 4.10       SHI Owned Real Property
Schedule 4.11       Real Property Leases
Schedule 4.13       Personal Property
Schedule 4.14       Personal Property Leases
Schedule 4.15       Intellectual Property; Software
Schedule 4.17       Title to Property
Schedule 4.18(A)    Employee and Related Agreements
Schedule 4.18(B)    Employee Benefit Plans
Schedule 4.18(D)    Termination of ERISA Plans
Schedule 4.18(G)    Employee Compensation
Schedule 4.18(H)    Conflicts of Interest
Schedule 4.19       Employee Relations
Schedule 4.20       Contracts
Schedule 4.21       Status of Contracts
Schedule 4.22       Violations; Litigation; Regulatory Action
Schedule 4.23       Environmental Matters
Schedule 4.24       Insurance
Schedule 4.25       Customers and Suppliers
Schedule 4.26       Finder Fees
Schedule 5.1        Newco Capital Structure
Schedule 5.2        Subsidiaries and Investments
Schedule 5.3        Authority of RRD and Newco
Schedule 5.4        GSS Financial Statements
Schedule 5.5(A)     No Material Adverse Change
Schedule 5.5(B)     Operations Since GSS Balance Sheet Date
Schedule 5.6        Undisclosed Liabilities
Schedule 5.7        Taxes
Schedule 5.8        Availability of Assets
Schedule 5.9        GSS Governmental Permits

Schedule 5.10       GSS Owned Real Property
Schedule 5.11       Newco Real Property Leases
Schedule 5.13       Personal Property
Schedule 5.14       Personal Property Leases
Schedule 5.15       Intellectual Property; Software
Schedule 5.17       Title to Property
Schedule 5.18(A)    Employee Agreements
Schedule 5.18(B)    Employee Benefit Plans
Schedule 5.18(D)    Termination of ERISA Plans
Schedule 5.18(G)    Employee Compensation
Schedule 5.18(H)    Conflicts of Interest
Schedule 5.19       Employee Relations
Schedule 5.20A      Contracts
Schedule 5.20B      Newco Contracts with RRD
Schedule 5.21       Status of Contracts
Schedule 5.22       Violations; Litigation; Regulatory Action
Schedule 5.23       Environmental Matters
Schedule 5.24       Insurance
Schedule 5.25       Customers and Suppliers
Schedule 6.4        Operations Prior to the Closing Date
Schedule 6.10       SHI Debt
Schedule 7.5A       Certain Exceptions to Covenant Not to Compete
Schedule 7.11       Potential Class I Directors
Schedule 8.4        SHI Necessary Governmental Approvals
Schedule 8.5        Necessary Consents
Schedule 9.4        RRD Necessary Governmental Approvals
Schedule 9.5        Necessary Consents

          CONTRIBUTION AGREEMENT, dated as of April __, 1995 (the Agreement"), among R.R. DONNELLEY & SONS COMPANY, a Delaware corporation ("RRD"), R.R. DONNELLEY GLOBAL SOFTWARE SERVICES CORP., a Delaware corporation ("Newco"), and SOFTWARE HOLDINGS, INC., a Delaware corporation ("SHI").

          WHEREAS, RRD is engaged, directly through its Global Software Services division, indirectly through a division of R.R. Donnelley Norwest Inc., an Oregon corporation and wholly owned subsidiary of RRD ("RRD Norwest"), and indirectly through the Newco GSS Subsidiaries (as hereinafter defined), in the business of providing computer and computer software related documentation services, including printing and binding, media replication, kitting assembly, packaging, translation and localization, electronic exchange, licensing and fulfillment (the "GSS Business");

          WHEREAS, all of the outstanding capital stock of Newco is owned of record by RRD and R.R. Donnelley International, Inc., a Delaware corporation and wholly owned subsidiary of RRD ("RRD International");

          WHEREAS, subject to the terms and conditions set forth herein, it is desired that (i) the RRD GSS Assets (as hereinafter defined) be contributed to Newco by RRD in exchange for shares of capital stock of Newco and the assumption of certain liabilities, and (ii) the RRD Norwest GSS Assets (as hereinafter defined) be contributed to Newco by RRD Norwest in exchange for shares of capital stock of Newco and the assumption of certain liabilities, all as set forth in this Agreement;

          WHEREAS, SHI, through the SHI Subsidiaries (as hereinafter defined), is engaged in the business of reselling microcomputer software products and providing related support services to businesses and institutions (the "SHI Business");

          WHEREAS, subject to the terms and conditions set forth herein, it is desired that all of the outstanding capital stock of SHI be contributed to Newco by the stockholders of SHI, such contribution to be effected by the merger (the "Merger") of R.R. Donnelley Merger Company, a Delaware corporation and wholly owned subsidiary of Newco ("Newco Sub"), into SHI pursuant to the terms of the Agreement and Plan of Merger dated as of the date hereof among Newco, Newco Sub and SHI, a copy of which is attached hereto as Exhibit A (the "Merger Agreement");

          WHEREAS, simultaneously with the execution and delivery of this Agreement, RRD, Newco and certain stockholders of SHI are executing and delivering the SHI Stockholders Letter (as hereinafter defined);

          WHEREAS, immediately following the Contribution (as hereinafter defined), RRD, RRD Norwest, RRD International and the former stockholders and certain former optionholders of SHI will own all of the outstanding stock of Newco;

          WHEREAS, it is intended that the Contribution shall qualify as a tax-free contribution under Section 351 of the Code (as hereinafter defined); and

          WHEREAS, the parties hereto desire to make certain representations, warranties and agreements in connection with the Contribution and also to prescribe various conditions to the Contribution;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, it is hereby agreed among RRD, Newco and SHI as follows:


                                   ARTICLE I

                                  DEFINITIONS

          1.1. DEFINITIONS. In this Agreement, the following terms have the meanings specified or referred to in this Section 1.1 and shall be equally applicable to both the singular and plural forms. Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement.

          "AA" means Arthur Andersen LLP, independent public accountants for RRD.

          "ACCOUNTING FIRM" means Ernst & Young LLP.

          "ACQUISITION PROPOSAL" means, with respect to a Person, any proposal for a merger or other business combination involving such Person or a subsidiary of such Person or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in such Person or a subsidiary of such Person, any voting securities of such Person or a subsidiary of such Person or a substantial portion of the assets of such Person or any subsidiary of such Person.

          "AFFILIATE" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.

          "AGREED ACCOUNTING PRINCIPLES" means (i) with respect to SHI, the generally accepted accounting principles applied in the preparation of the audited financial statements of SHI as of and for the year ended December 31, 1994 included in Schedule 4.4, and (ii) with respect to the GSS Business, the generally accepted accounting principles applied in the preparation of the audited financial statements of the GSS Business as of and for the year ended December 31, 1994 included in Schedule 5.4, as adjusted in the same manner indicated in the GSS Pro Forma Balance Sheet.

          "CALL RIGHT" has the meaning specified in the Newco Restated Certificate of Incorporation.

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S)(S) 9601 et seq., any amendments thereto, any successor statutes, and any regulations promulgated thereunder.

          "CERTIFICATE OF MERGER" means the certificate of merger of Newco Sub into SHI, in the form attached to the Merger Agreement as Annex A.

          "CLOSING" means the closing of the Contribution.

          "CLOSING DATE" has the meaning specified in Section 3.1.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "COMPUTER VENDORS" means Persons engaged in the business of (a) developing and licensing Vendor Software or (b) the manufacture and sale of computer hardware.

          "CONFIDENTIALITY AGREEMENT" means the Confidentiality Agreement dated July 21, 1994 between RRD and SHI.

          "CONTAMINANT" means any waste, pollutant, hazardous or toxic substance or waste, petroleum, petroleum-based substance or waste, special waste, or any constituent of any such substance or waste or any other substance or material regulated or defined as hazardous or toxic pursuant to any Environmental Law.

          "CONTRIBUTION" means the contributions to Newco of the RRD GSS Assets, the RRD Norwest GSS Assets and the shares of SHI Common Stock effected on the Closing Date in accordance with Article II.

          "COPYRIGHTS" means United States and foreign copyrights, whether registered or unregistered, and pending applications to register the same.

          "COURT ORDER" means any judgment, order, award or decree of any foreign, federal, state, local or other court or tribunal and any award in any arbitration proceeding.

          "CRAWFORDSVILLE AGREEMENT" means the Crawfordsville Agreement between RRD and Newco in the form of Exhibit B-1.

          "DELAWARE LAW" means the General Corporation Law of the State of Delaware.

          "DISSENTING SHI SHARES" has the meaning specified in the Merger Agreement.

          "DRI" means Donnelley Receivables, Inc., a Nevada corporation.

          "DRI AGREEMENTS" mean the Operating Agreement among RRD, DRI and Newco and the Service Agreement among RRD, DRI and Newco in the forms contained in Exhibit R.

          "EFFECTIVE TIME" has the meaning specified in the Merger Agreement.

          "ENCUMBRANCE" means any lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title, covenant or other restrictions of any kind.

          "ENVIRONMENTAL CLAIM" has the meaning specified in Section 11.2.

          "ENVIRONMENTAL ENCUMBRANCE" means an Encumbrance in favor of any Governmental Body for (i) any liability under any Environmental Law, or (ii) damages arising from, or costs incurred by such Governmental Body in response to, a Release or threatened Release of a Contaminant into the environment.

          "ENVIRONMENTAL LAW" means all Requirements of Laws derived from or relating to all foreign, federal, state and local laws or regulations relating to or addressing the environment, health or safety, including but not limited to CERCLA, OSHA and RCRA and any state equivalent thereof, as in effect as of the Effective Time.

          "ENVIRONMENTAL MATTERS" means liabilities and obligations related to, associated with, arising out of or imposed by any Environmental Law or common law, relating to the protection of human health or the environment including, without limitation, any Release of, or Remedial Action with respect to, any Contaminant.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ESTIMATED POST-VALUATION DATE CASH COLLECTIONS" means the Post-Valuation Date Cash Collections as defined herein but determined on an estimated basis by RRD in good faith pursuant to Section 2.7(a).

          "ESTIMATED POST-VALUATION DATE CASH DISBURSEMENTS" means the Post-Valuation Date Cash Disbursements as defined herein but determined on an estimated basis by RRD in good faith pursuant to Section 2.7(a).

          "EXPENSES" means any and all reasonable expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder (including, without limitation, court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, accountants and other professionals).

          "GOVERNMENTAL BODY" means any foreign, federal, state, local or other governmental authority or regulatory body.

          "GSS AGREEMENTS" has the meaning specified in Section 5.21.

          "GSS BALANCE SHEET" has the meaning specified in Section 5.4.

          "GSS BALANCE SHEET DATE" means December 31, 1994.

          "GSS BUSINESS" has the meaning specified in the first recital of this Agreement.

          "GSS GOVERNMENTAL PERMITS" has the meaning specified in Section 5.9.

          "GSS MATERIAL ADVERSE EFFECT" means a material adverse effect on the assets, business, operations or financial condition of the GSS Business (including Newco and the Newco GSS Subsidiaries), taken as a whole, as reflected in the pro forma financial statements of the GSS Business contained in Schedule 5.4.

          "GSS OWNED REAL PROPERTY" has the meaning specified in Section 5.10.

          "GSS PRO FORMA BALANCE SHEET" has the meaning specified in Section
5.4.

          "GSS PROPERTY" means any real or personal property, plant, building, facility, structure, underground storage tank, equipment or unit, or other asset included in the RRD GSS Assets or the RRD Norwest GSS Assets or owned, leased or operated by Newco or any Newco GSS Subsidiary.

          "GSS RELEASE" means release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any GSS Property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or GSS Property.

          "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "INITIAL PUBLIC OFFERING" has the meaning specified in the Newco Restated Certificate of Incorporation.

          "INTELLECTUAL PROPERTY" means Copyrights, Patent Rights, Trademarks and Trade Secrets.

          "INTELLECTUAL PROPERTY RIGHT" means any copyright, trademark, service mark, trade name, patent, patent right, trade secret, confidential information or other property.

          "IRS" means the Internal Revenue Service.

          "KNOWLEDGE OF RRD" means the actual knowledge of the following
Persons:  Rory S. Cowan, Terry Leahy, Greg Phipps and Jeff Fitzgerald.

          "KNOWLEDGE OF SHI" means the actual knowledge of the following
Persons: Morton H. Rosenthal, Steven D.R. Moore, Mary Lou Dymski and Liane Raso.

          "LOSSES" means any and all losses, costs, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, expenses, deficiencies or other charges.

          "MERGER" has the meaning specified in the fifth recital of this Agreement.

          "MERGER AGREEMENT" has the meaning specified in the fifth recital of this Agreement.

          "MEZZANINE LOAN AGREEMENT" means the Senior Subordinated Note and Warrant Purchase Agreement dated December 7, 1993 among SHI and the other parties thereto.

          "NEWCO" has the meaning specified in the first paragraph of this Agreement.

          "NEWCO CLASS A COMMON" has the meaning specified in Section 5.1.

          "NEWCO CLASS B COMMON" means the Newco Class B-N Common and the Newco Class B-V Common.

          "NEWCO CLASS B-N COMMON" has the meaning specified in Section 5.1.

          "NEWCO CLASS B-V COMMON" has the meaning specified in Section 5.1.

          "NEWCO COMMON STOCK" means the Newco Class A Common, the Newco Class B-N Common and the Newco Class B-V Common.

          "NEWCO GSS SUBSIDIARIES" means the corporations specified in Schedule 1.1(A).

          "NEWCO INCENTIVE OPTION" means a conditional option to be issued by Newco at the Effective Time pursuant to the Merger Agreement, in the form of Annex B to the Merger Agreement.

          "NEWCO MANAGEMENT REPLACEMENT OPTION PLAN" means the Newco Management Replacement Option Plan in the form of Exhibit C.

          "NEWCO MANAGEMENT REPLACEMENT OPTIONS" means options to acquire shares of Newco Class B-V Common issued under the Newco Management Replacement Option Plan.

          "NEWCO ORIGINAL COMMON STOCK" means common stock, $0.01 par value per share, of Newco.

          "NEWCO REGISTRATION RIGHTS AGREEMENT" means the Newco Registration Rights Agreement in the form of Exhibit D.

          "NEWCO RESTATED BY-LAWS" means the Amended and Restated By-laws of Newco in the form of Exhibit E.

          "NEWCO RESTATED CERTIFICATE OF INCORPORATION" means the Amended and Restated Certificate of Incorporation of Newco in the form of Exhibit F.

          "NEWCO SUB" has the meaning specified in the fifth recital of this Agreement.

          "NEWCO TAX GROUP" means any "affiliated group" (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) that, at any time on or before the Closing Date, includes or has included Newco, any Newco GSS Subsidiary or any predecessor of or successor to such entities (or another such predecessor or successor), or any other group of corporations that, at any time on or before the Closing Date, files or has filed Tax Returns on a combined, consolidated or unitary basis with Newco, any Newco GSS Subsidiary or any predecessor of or successor to such entities (or another such predecessor or successor) (excluding, in all cases, SHI and the SHI Subsidiaries).

          "OSHA" means the Occupational Safety and Health Act, 29 U.S.C. (S)(S) 651 et seq., any amendment thereto, any successor statute, and any regulations promulgated thereunder.

          "PATENT LICENSE AGREEMENT" means the Patent License Agreement between RRD and Newco in the form of Exhibit G.

          "PATENT RIGHTS" means United States and foreign patents, patent applications, continuations, continuations-in-part, divisions, reissues, patent disclosures, inventions (whether or not patentable) or improvements thereto.

          "PERMITTED ENCUMBRANCES" means (a) liens for taxes and other governmental charges and assessments which are not yet due and payable, (b) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable, (c) other liens or imperfections on property for sums which are not in excess of $50,000 and (d) other liens or imperfections on property which do not materially detract from the value of or materially impair the existing use of the property affected by such lien or imperfection.

          "PERSON" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or Governmental Body.

          "PORTLAND AGREEMENT" means the Portland Agreement between RRD Norwest and Newco in the form of Exhibit B-2.

          "POST-VALUATION DATE CASH COLLECTIONS" means the total amount of all cash collected by RRD and RRD Norwest in respect of the GSS Business during the Post-Valuation Date Period (other than in respect of any RRD Excluded GSS Asset or RRD Norwest Excluded GSS Asset), which amount includes cash received from DRI upon the factoring of accounts receivable of the GSS Business arising during the Post-Valuation Date Period.

          "POST-VALUATION DATE CASH DISBURSEMENTS" means the amount of cash paid by RRD or RRD Norwest during the Post-Valuation Date Period in respect of the RRD GSS Assumed Liabilities or the RRD Norwest GSS Assumed Liabilities.

          "POST-VALUATION DATE PERIOD" means the period of time from the Valuation Date to the Closing Date.

          "PUT RIGHT" has the meaning specified in the Newco Restated Certificate of Incorporation.

          "PW" means Price Waterhouse L.L.P., independent public accountants for SHI.

          "RCRA" means the Resource Conservation and Recovery Act, 42 U.S.C.
(S)(S) 6901 et seq., and any successor statute, and any regulations promulgated thereunder.

          "RELEASE" means, with respect to SHI or any SHI Subsidiary, a SHI Release and, with respect to the GSS Business, Newco or any Newco GSS Subsidiary, a GSS Release.

          "REMEDIAL ACTION" means actions required by a Governmental Body or by applicable Environmental Law to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment, (ii) prevent the Release or threatened Release or minimize the further Release of Contaminants or
(iii) investigate and determine if a remedial response is needed and to design such a response and post-remedial investigation, monitoring, operation and maintenance and care.

          "REQUIREMENTS OF LAWS" means any foreign, federal, state and local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Body (including, without limitation, those pertaining to electrical, building, zoning, environmental and occupational safety and health requirements).

          "RESTRICTED BUSINESS" means the business of (a) reselling and licensing Vendor Software to for profit or not for profit businesses or institutions or government agencies for distribution to their employees and to consumers, (b) reselling and licensing Vendor Software to Persons who resell and license to for profit and not for profit businesses or institutions or government agencies for distribution to their employees and to consumers, (c) reselling and licensing Vendor Software to original equipment manufacturers for bundled sales with new personal computers or new personal computer peripherals,
(d) printing hardware or software documentation published by Computer Vendors for distribution with Vendor Software, or (e) providing to Computer Vendors any republishing, packaging, kitting assembly, media replication, translation, localization, fulfillment or inventory management services.

          "RESOURCE HOLDINGS AGREEMENT" means the Securities Purchase Agreement dated December 7, 1993 between SHI and Resource Holdings Inc., a Delaware corporation.

          "RRD" has the meaning specified in the first paragraph of this Agreement.

          "RRD ANCILLARY AGREEMENTS" means all agreements, instruments and documents being or to be executed and delivered by RRD, RRD Norwest or Newco under this Agreement or in connection herewith.

          "RRD ASSUMED GSS LIABILITIES" means all the liabilities and obligations of RRD in respect of the GSS Business, including, without limitation:

          (a) all the liabilities of RRD reflected on the Valuation Date GSS Balance Sheet as a dollar amount;

          (b) all liabilities and obligations of RRD to be paid or performed after the Valuation Date under (i) the GSS Agreements, (ii) the leases, contracts and other agreements of RRD with respect to the GSS Business not required to be listed in a Schedule to this Agreement, and (iii) all other leases, contracts and other agreements entered into by RRD with respect to the GSS Business after the date hereof and on or prior to the Closing Date consistent with the terms of this Agreement;

          (c) all liabilities and obligations of RRD to repair or replace any products manufactured or sold by RRD in respect of the GSS Business on or prior to the Closing Date;

          (d) all liabilities and obligations of RRD under any recalls on or after the Closing Date mandated by any Governmental Body of the products manufactured or sold by RRD in respect of the GSS Business on or prior to the Closing Date;

          (e) all liabilities and obligations arising from or in connection with product liability claims relating to products manufactured or sold by RRD in respect of the GSS Business on or prior to the Closing Date;

          (f) all liabilities of RRD in respect of the claims or proceedings described in Schedule 5.22;

          (g) all liabilities and obligations related to, associated with or arising out of (i) the occupancy, operation, use or control of any of the GSS Property on or prior to the Closing Date or (ii) the operation of the GSS Business on or prior to the Closing Date, in each case incurred under or imposed by any Environmental Law, including without limitation any Release or threatened Release of any Contaminant on, in, at, to, beneath or from (A) the GSS Property (including, without limitation, all facilities, improvements, structures and equipment thereon, surface water thereon or adjacent thereto and soil or groundwater thereunder) or any conditions whatsoever on, in, at, under or in the vicinity of such real property or
     (B) any real property or facility owned by a third Person to which Contaminants generated by the GSS Business were sent prior to the Closing Date;

          (h)  the liabilities of RRD described in Section 7.2; and

          (i) all liabilities of RRD in respect of the GSS Business existing on the Closing Date of the nature set forth in the GSS Balance Sheet and incurred in the ordinary course of the GSS Business consistent with the terms of this Agreement during the Post-Valuation Date Period;

     provided, however, the RRD Assumed GSS Liabilities shall not include the RRD Excluded GSS Liabilities.

          "RRD EXCLUDED GSS ASSETS" means the following:

          (a)  all cash, bank deposits and cash equivalents;

          (b) all notes and accounts receivable of, and other evidences of indebtedness to, RRD or any of its Affiliates (other than the Newco GSS Subsidiaries) existing as of the Valuation Date;

          (c) the name "R.R. Donnelley" or any related or similar trade names, trademarks, service marks or logos to the extent the same incorporate the name "Donnelley" or any variation thereof;

          (d) the Printer's Mark (commonly known as the Indian Head) or any related or similar trade names, trademarks, service marks or logos to the extent the same incorporate the Printer's Mark or any variation thereof;

          (e) RRD's rights, claims or causes of action against third parties relating to the assets, properties, business or operations of the GSS Business which may arise in connection with the discharge by RRD of the RRD Excluded GSS Liabilities;

          (f) the real property and the rights of RRD under the lease agreements described in Schedule 1.1 (D);

          (g)  all contracts of insurance;

          (h) all corporate minute books and stock transfer books and the corporate seal of RRD;

          (i) RRD's employee benefit agreements, plans or arrangements listed in Schedule 5.18(A) or (B) or otherwise maintained by RRD on behalf of persons employed in the GSS Business;

          (j) all refunds of any Tax for which RRD is liable in respect of the GSS Business or attributable to the RRD GSS Assets, in each case for any taxable year or period that ends on or before the Tax Cut-Off Date and, with respect to any Straddle Period, the portion of such Straddle Period ending on and including the Tax Cut-Off Date;

          (k)  the GSS Governmental Permits listed in Schedule 1.1(E);

          (l) the Copyrights, Patent Rights and Trademarks listed in Schedule 1.1(F); and

          (m)  those assets listed in Schedule 1.1(G).

          "RRD EXCLUDED GSS LIABILITIES" means the following:

          (a) any liabilities of RRD in respect of the GSS Business which would be reflected (or which, if material, would be required to be reflected) as a current liability (other than short-term indebtedness for borrowed money and the purchase accounting reserves relating to the Provo, Utah facility, which reserves comprised $70,000 at the GSS Balance Sheet Date) on a balance sheet of the GSS Business as of the Valuation Date prepared in the same manner as the GSS Balance Sheet;

          (b) any liabilities of RRD for Taxes for which RRD is liable pursuant to Section 12.1(a);

          (c) any costs and expenses incurred by RRD incident to its negotiation and preparation of this Agreement and its performance and compliance with the agreements and conditions contained herein (except as otherwise provided in Section 13.9); or

          (d) any liabilities or obligations in respect of any RRD Excluded GSS Assets.

          "RRD GSS ASSETS" means all of the assets and properties of RRD of every kind and description, wherever located, real, personal or mixed, tangible or intangible, used primarily in connection with the GSS Business as the same shall exist on the Closing Date, including, without limitation, all right, title and interest of RRD in, to and under:

          (a) all of the assets of RRD reflected on the GSS Balance Sheet, except those disposed of or converted into cash after the GSS Balance Sheet Date in the ordinary course of business;

          (b) all raw materials, supplies, work-in-process and other materials of RRD included in the inventory of the GSS Business;

          (c)  the GSS Governmental Permits listed in Schedule 5.9;

          (d) the GSS Owned Real Property specified in Schedule 5.10 as being owned by RRD and the options of RRD to acquire real property listed in
     Schedule 5.10;

          (e) the real estate leases listed in Schedule 5.11 to which RRD is a party and the leasehold improvements of RRD listed or described in Schedule 5.11;

          (f) the machinery, equipment, vehicles, furniture and other personal property of RRD listed or referred to in Schedule 5.13;

          (g) the personal property leases listed in Schedule 5.14 to which RRD is a party;

          (h) the Copyrights, Patent Rights and Trademarks (and all goodwill associated therewith) owned by RRD, and the agreements, contracts, licenses, sublicenses, assignments and indemnities to which RRD is a party, all as listed in Schedule 5.15;

          (i) the agreements listed in Schedule 5.18(A) to which RRD is a party;

          (j) the contracts, agreements or understandings listed or described in Schedule 5.20 to which RRD is a party;

          (k) all Trade Secrets and other proprietary or confidential information of RRD used in or relating to the GSS Business (provided that RRD and its Affiliates may retain copies of the foregoing and use the foregoing in businesses of RRD other than the GSS Business);

          (l)  the Software owned or licensed by RRD listed in Schedule 5.15;

          (m) all of RRD's rights, claims or causes of action against third parties relating to the assets, properties, business or operations of the GSS Business arising out of transactions occurring prior to the Closing Date;

          (n) all books and records (including all data and other information stored on discs, tapes or other media) of RRD relating to the assets, properties, business and operations of the GSS Business (provided that RRD and its Affiliates may retain copies of the foregoing insofar as the foregoing relates to the businesses of RRD other than the GSS Business);

          (o) RRD's interest in and to all telephone, telex and telephone facsimile numbers and other directory listings utilized primarily in connection with the GSS Business; and

          (p) the leases, contracts and other agreements of RRD with respect to the GSS Business not required to be listed in a Schedule to this Agreement and the leases, contracts and other agreements entered into by RRD with respect to the GSS Business after the date hereof and prior to the Closing Date consistent with the terms of this Agreement;

provided, however, the RRD GSS Assets shall not include the RRD Excluded GSS Assets.

          "RRD INSTRUMENT OF ASSIGNMENT" means the Instrument of Assignment in the form of Exhibit H-1.

          "RRD INSTRUMENT OF ASSUMPTION" means the Instrument of Assumption in the form of Exhibit I-1.

          "RRD INTERNATIONAL" has the meaning specified in the second recital of this Agreement.

          "RRD NORWEST" has the meaning specified in the first recital of this Agreement.

          "RRD NORWEST ASSUMED GSS LIABILITIES" means all the liabilities and obligations of RRD Norwest in respect of the GSS Business, including, without limitation:

          (a) all the liabilities of RRD Norwest reflected on the Valuation Date Balance Sheet as a dollar amount;

          (b) all liabilities and obligations of RRD Norwest to be paid or performed after the Valuation Date under (i) the GSS Agreements, (ii) the leases, contracts and other agreements of RRD Norwest with respect to the GSS Business not required to be listed in a Schedule to this Agreement and
     (iii) the leases, contracts and other agreements entered into by RRD Norwest with respect to the GSS Business after the date hereof and on or prior to the Closing Date consistent with the terms of this Agreement;

          (c) all liabilities and obligations of RRD Norwest to repair or replace any products manufactured or sold by RRD Norwest in respect of the GSS Business on or prior to the Closing Date;

          (d) all liabilities and obligations of RRD Norwest under any recalls on or after the Closing Date mandated by any Governmental Body of the products manufactured or sold by RRD Norwest in respect of the GSS Business on or prior to the Closing Date;

          (e) all liabilities and obligations arising from or in connection with product liability claims relating to products manufactured or sold by RRD Norwest in respect of the GSS Business on or prior to the Closing Date;

          (f) all liabilities of RRD Norwest in respect of the claims or proceedings described in Schedule 5.22;

          (g) all liabilities and obligations related to, associated with or arising out of (i) the occupancy, operation, use or control of any of the GSS Property on or prior to the Closing Date or (ii) the operation of the GSS Business on or prior to the Closing Date, in each case incurred under or imposed by any Environmental Law, including without limitation any Release or threatened Release of any Contaminant on, in, at, to, beneath or from (A) the GSS Property (including, without limitation, all facilities, improvements, structures and equipment thereon, surface water thereon or adjacent thereto and soil or groundwater thereunder) or any conditions whatsoever on, in, at, under or in the vicinity of such real property or
     (B) any real property or facility owned by a third Person to which Contaminants generated by the GSS Business were sent prior to the Closing Date;

          (h)  the liabilities of RRD Norwest described in Section 7.2; and

          (i) all liabilities of RRD Norwest in respect of the GSS Business existing on the Closing Date of the nature set forth in the GSS Balance Sheet and incurred in the ordinary course of the GSS Business consistent with the terms of this Agreement during the Post-Valuation Date Period;

provided, however, the RRD Norwest Assumed GSS Liabilities shall not include the RRD Norwest Excluded GSS Liabilities.

          "RRD NORWEST EXCLUDED GSS ASSETS" means the following:

          (a)  all cash, bank deposits and cash equivalents;

          (b) all notes and accounts receivable of, and other evidences of indebtedness to, RRD Norwest or any of its Affiliates (other than the Newco GSS Subsidiaries) existing as of the Valuation Date;

          (c) the name "R.R. Donnelley" or any related or similar trade names, trademarks, service marks or logos to the extent the same incorporate the name "Donnelley" or any variation thereof;

          (d) RRD Norwest's rights, claims or causes of action against third parties relating to the assets, properties, business or operations of the GSS Business which may arise in connection with the discharge by RRD Norwest of the RRD Norwest Excluded GSS Liabilities;

          (e) the real property and the rights of RRD Norwest under the lease agreements described in Schedule 1.1(D);

          (f)  all contracts of insurance;

          (g) all corporate minute books and stock transfer books and the corporate seal of RRD Norwest;

          (h) RRD Norwest's employee benefit agreements, plans or arrangements listed in Schedule 5.18(A) or (B) or otherwise maintained by RRD Norwest on behalf of persons employed in the GSS Business; and

          (i) all refunds of any Tax for which RRD Norwest is liable in respect of the GSS Business or attributable to the RRD Norwest GSS Assets, in each case for any taxable year or period that ends on or before the Tax Cut-Off Date and, with respect to any Straddle Period, the portion of such Straddle Period ending on and including the Tax Cut-Off Date;

          (j)  the GSS Governmental Permits listed in Schedule 1.1(E);

          (k) the Copyrights, Patent Rights and Trademarks listed in Schedule 1.1(F); and

          (l)  those assets listed in Schedule 1.1(G).

          "RRD NORWEST EXCLUDED GSS LIABILITIES" means the following:

          (a) any liabilities of RRD Norwest in respect of the GSS Business which would be reflected (or which, if material, would be required to be reflected) as a current liability (other than short-term indebtedness for borrowed money and the purchase accounting reserves relating to the Tigard, Oregon facility, which reserves comprised $5,000,000 at the GSS Balance Sheet Date) on a balance sheet of the GSS Business as of the Valuation Date prepared in the same manner as the GSS Balance Sheet;

          (b) any liabilities of RRD Norwest for Taxes for which RRD is liable pursuant to Section 12.1(a);

          (c) any costs and expenses incurred by RRD Norwest incident to its negotiation and preparation of this Agreement and its performance and compliance with the agreements and conditions contained herein (except as otherwise provided in Section 13.9); or

          (d) any liabilities or obligations in respect of any RRD Norwest Excluded GSS Assets.

          "RRD NORWEST GSS ASSETS" means all of the assets and properties of RRD Norwest of every kind and description, wherever located, real, personal or mixed, tangible or intangible, used primarily in connection with the GSS Business as the same shall exist on the Closing Date, including, without limitation, all right, title and interest of RRD Norwest in, to and under:

          (a) all of the assets of RRD Norwest reflected on the GSS Balance Sheet, except those disposed of or converted into cash after the GSS Balance Sheet Date in the ordinary course of business;

          (b) all raw materials, supplies, work-in-process and other materials of RRD Norwest included in the inventory of the GSS Business;

          (c)  the GSS Governmental Permits listed in Schedule 5.9;

          (d) the GSS Owned Real Property specified in Schedule 5.10 as being owned by RRD Norwest and the options of RRD Norwest to acquire real property listed in Schedule 5.10;

          (e) the real estate leases listed in Schedule 5.11 to which RRD Norwest is a party and the leasehold improvements of RRD Norwest listed or described in Schedule 5.11;

          (f) the machinery, equipment, vehicles, furniture and other personal property of RRD Norwest listed or referred to in Schedule 5.13;

          (g) the personal property leases listed in Schedule 5.14 to which RRD Norwest is a party;

          (h) the Copyrights, Patent Rights and Trademarks (and all goodwill associated therewith) owned by RRD Norwest, and the agreements, contracts, licenses, sublicenses, assignments and indemnities to which RRD Norwest is a party, all as listed in Schedule 5.15;

          (i) the agreements listed in Schedule 5.18(A) to which RRD Norwest is a party;

          (j) the contracts, agreements or understandings listed or described in Schedule 5.20 to which RRD Norwest is a party;

          (k) all Trade Secrets and other proprietary or confidential information of RRD Norwest used in or relating to the GSS Business (provided that RRD Norwest and its Affiliates may retain copies of the foregoing and use the foregoing in businesses of RRD Norwest other than the GSS Business);

          (l) the Software owned or licensed by RRD Norwest listed in Schedule 5.15;

          (m) all of RRD Norwest's rights, claims or causes of action against third parties relating to the assets, properties, business or operations of the GSS Business arising out of transactions occurring prior to the Closing Date;

          (n) all books and records (including all data and other information stored on discs, tapes or other media) of RRD Norwest relating to the assets, properties, business and operations of the GSS Business (provided that RRD Norwest and its Affiliates may retain copies of the foregoing insofar as the foregoing relates to the businesses of RRD Norwest other than the GSS Business);

          (o) RRD Norwest's interest in and to all telephone, telex and telephone facsimile numbers and other directory listings utilized primarily in connection with the GSS Business; and

          (p) the leases, contracts and other agreements of RRD Norwest with respect to the GSS Business not required to be listed in a Schedule to this Agreement and the leases, contracts and other agreements entered into by RRD Norwest with respect to the GSS Business after the date hereof and prior to the Closing Date consistent with the terms of this Agreement;

provided, however, the RRD Norwest GSS Assets shall not include the RRD Norwest Excluded GSS Assets.

          "RRD NORWEST INSTRUMENT OF ASSIGNMENT" means the Instrument of Assignment in the form of Exhibit H-2.

          "RRD NORWEST INSTRUMENT OF ASSUMPTION" means the Instrument of Assumption in the form of Exhibit I-2.

          "RRD SASATOKU" means Donnelley Sasatoku K.K., a company organized under the laws of Japan.

          "RRD TRADEMARK ASSIGNMENT AGREEMENT" means the Trademark Assignment Agreement in the form of Exhibit H-3.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SHI" has the meaning specified in the first paragraph of this Agreement.

          "SHI ACQUISITION BONUS PLAN" means the 1993 Acquisition Bonus Plan of SHI.

          "SHI AGREEMENTS" has the meaning specified in Section 4.21.

          "SHI ANCILLARY AGREEMENTS" means all agreements, instruments and documents being or to be executed and delivered by SHI or any SHI Subsidiary or any stockholder of SHI under this Agreement or in connection herewith.

          "SHI BALANCE SHEET" has the meaning specified in Section 4.4.

          "SHI BALANCE SHEET DATE" means December 31, 1994.

          "SHI BUSINESS" has the meaning specified in the fourth recital of this Agreement.

          "SHI CLASS A COMMON" has the meaning specified in Section 4.2.

          "SHI CLASS A WARRANTS" means (i) the warrants to purchase a total of up to approximately 204,295 shares of SHI Class A Common (subject to adjustment in certain events) issued pursuant to the Resource Holdings Agreement and (ii) the warrants to purchase 8,850 and 11,502 shares of SHI Class A Common, respectively, issued pursuant to the Resource Holdings Agreement in connection with issuances of PIK Notes (as therein defined), the second of which warrants is subject to cancellation in certain events.

          "SHI CLASS B COMMON" has the meaning specified in Section 4.2.

          "SHI CLASS B WARRANTS" means the warrants to purchase a total of up to approximately 531,168 shares of SHI Class B Common (subject to adjustment in certain events) issued pursuant to the Mezzanine Loan Agreement.

          "SHI CLASS L-A COMMON" has the meaning specified in Section 4.2.

          "SHI CLASS L-B COMMON" has the meaning specified in Section 4.2.

          "SHI COMMON STOCK" means the SHI Class A Common, the SHI Class B Common, the SHI Class L-A Common and the SHI Class L-B Common.

          "SHI DEBT" has the meaning specified in Section 6.10.

          "SHI GOVERNMENTAL PERMITS" has the meaning specified in Section 4.9.

          "SHI INTERMEDIATE" means Software Intermediate Holding, Inc., a Delaware corporation and subsidiary of SHI.

          "SHI INTERMEDIATE PREFERRED STOCK" means the 7,000 shares of Series A Non-Voting Redeemable Preferred Stock, par value $.01 per share, of SHI Intermediate outstanding as of the date of this Agreement.

          "SHI MANAGEMENT OPTIONS" means options to purchase SHI Class A Common outstanding under the SHI Option Plan.

          "SHI MATERIAL ADVERSE EFFECT" means a material adverse effect on the assets, business, operations or financial condition of SHI and the SHI Subsidiaries, taken as a whole.

          "SHI OPTION PLAN" means the 1993 Stock Option Plan of SHI.

          "SHI OWNED REAL PROPERTY" has the meaning specified in Section 4.10.

          "SHI PERFORMANCE OPTION PLAN" means the 1993 Performance Stock Option Plan of SHI.

          "SHI PROPERTY" means any real or personal property, plant, building, facility, structure, underground storage tank, equipment or unit, or other asset owned, leased or operated by SHI or any SHI Subsidiary.

          "SHI RELEASE" means release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any SHI Property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or SHI Property.

          "SHI REPRESENTATIVE" means Bain Capital, Inc. in its capacity as representative of former stockholders of SHI (other than holders of Dissenting SHI Shares) after the Effective Time, as contemplated by this Agreement and the Merger Agreement.

          "SHI ROLLOVER OPTION PLAN" means the 1993 Rollover Stock Option Plan of SHI.

          "SHI ROLLOVER OPTIONS" means the options to purchase SHI Class A Common and SHI Class L-A Common outstanding under the SHI Rollover Option Plan.

          "SHI STOCKHOLDERS AGREEMENT" means the SHI Stockholders Agreement, dated December 7, 1993, among SHI and the other parties thereto.

          "SHI STOCKHOLDERS LETTER" means the letter in the form of Exhibit M.

          "SHI SUBSIDIARIES" means the corporations specified in Schedule
1.1(H).

          "SHI TAX GROUP" means any "affiliated group" (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) that, at any time on or before the Closing Date, includes or has included SHI, any SHI Subsidiary or any predecessor of or successor to such entities (or another such predecessor or successor), or any other group of corporations that, at any time on or before the Closing Date, files or has filed Tax Returns on a combined, consolidated or unitary basis with SHI, any SHI Subsidiary or any predecessor of or successor to such entities (or another such predecessor or successor) (excluding, in all cases, Newco and the Newco GSS Subsidiaries).

          "SOFTWARE" means computer software programs and software systems, including, without limitation, all databases, compilations, tool sets, compilers, higher level or "proprietary" languages, related documentation and materials, whether in source code, object code or human readable form.

          "SOFTWARE LICENSE AGREEMENT" means the Software License Agreement between RRD and Newco in the form of Exhibit J.

          "STRADDLE PERIOD" means any taxable year or period beginning before and ending after the Tax Cut-Off Date.

          "TARSAP REPLACEMENT PLAN" means the TARSAP Replacement Plan and Agreement in the form of Exhibit T.

          "TAX" means any federal, state, local or foreign net income, alternative or add-on minimum, gross income, gross receipts, property, sales, use, transfer, gains, license, excise, employment, payroll, withholding or minimum tax, or any other tax custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Body.

          "TAX CUT-OFF DATE" means the Valuation Date.

          "TAX RETURN" means any return, report or similar statement required to be filed with respect to any Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

          "TAX SHARING ARRANGEMENT" shall mean any written or unwritten agreement or arrangement for the allocation or payment of Tax liabilities or payment for Tax benefits with respect to a consolidated, combined or unitary Tax Return which Tax Return includes SHI, Newco, any SHI Subsidiary or any Newco GSS Subsidiary, or any predecessor or successor to such entities, as the case may be.

          "TRADEMARK LICENSE AGREEMENT" means the Trademark License Agreement between RRD and Newco in the form of Exhibit K-1.

          "TRADEMARKS" means United States, state and foreign trademarks, service marks, logos, trade dress and trade names, whether registered or unregistered, and pending applications to register the foregoing.

          "TRADE NAME LICENSE AGREEMENT" means the License Agreement between RRD and Newco in the form of Exhibit K-2.

          "TRADE SECRETS" means confidential ideas, trade secrets, know-how, concepts, methods, processes, formulae, reports, data, customer lists, mailing lists, business plans, or other proprietary information.

          "TRANSITION SERVICES AGREEMENT" means the Transition Services Agreement in the form of Exhibit L.

          "VALUATION DATE" means (i) if the Closing Date is the last business day of the month, the close of business on the Closing Date, or (ii) if the Closing Date is not the last business day of the month, the close of business on the last business day of the month immediately preceding the Closing Date.

          "VALUATION DATE GSS BALANCE SHEET" has the meaning specified in
Section 2.4.

          "VALUATION DATE GSS DEBT" means the debt for borrowed money (including without limitation capital lease obligations and the current portion of long-term debt and the current portion of long-term capital lease obligations) of the GSS Business reflected on the Valuation Date GSS Balance Sheet (net of cash and cash equivalents reflected therein).

          "VALUATION DATE GSS DEBT EXCESS" means (i) zero, if Valuation Date GSS Debt is equal to or less than $35,000,000, or (ii) if Valuation Date GSS Debt is not equal to or less than $35,000,000, the excess of Valuation Date GSS Debt over $35,000,000.

          "VALUATION DATE GSS NET WORTH" means the net equity of the GSS Business reflected on the Valuation Date GSS Balance Sheet; provided, that if Valuation Date GSS Debt Excess does not equal zero, then such net equity shall be calculated on a pro forma basis (adjusting for the payment required by Section 2.6(c)) as if the Valuation Date GSS Debt were equal to $35,000,000.

          "VALUATION DATE GSS NET WORTH SHORTFALL" means (i) zero, if Valuation Date GSS Net Worth is equal to or greater than $225,000,000, or (ii) if Valuation Date GSS Net Worth is not equal to or greater than $225,000,000, the excess of $225,000,000 over Valuation Date GSS Net Worth.

          "VALUATION DATE SHI BALANCE SHEET" has the meaning specified in
Section 2.5.

          "VALUATION DATE SHI DEBT" means the debt for borrowed money (including without limitation capital lease obligations and the current portion of long-term debt and the current portion of long-term capital lease obligations) of SHI and the SHI Subsidiaries and the amount relating to the SHI Intermediate Preferred Stock, in each case as reflected on the Valuation Date SHI Balance Sheet (net of cash and cash equivalents reflected therein).

          "VALUATION DATE SHI DEBT EXCESS" means (i) zero, if Valuation Date SHI Debt is equal to or less than the Valuation Date SHI Debt Threshold, or (ii) if Valuation Date SHI Debt is not equal to or less than the Valuation Date SHI Debt Threshold, the excess of Valuation Date SHI Debt over the Valuation Date SHI Debt Threshold;

          "VALUATION DATE SHI DEBT THRESHOLD" means $85,000,000 plus an amount, not to exceed $10,000,000, equal to the debt for borrowed money of SHI and the SHI Subsidiaries reflected on the Valuation Date SHI Balance Sheet which is incurred to pay the distribution referred to in Section 6.4(d)(vii) and the special bonus referred to in Section 6.4(d)(ix).

          "VALUATION DATE SHI NET WORTH" means the net equity of SHI and the SHI Subsidiaries reflected on the Valuation Date SHI

Balance Sheet provided, that if Valuation Date SHI Debt excess does not equal zero, then such net equity shall be calculated on a pro forma basis (adjusting for the payment that will be required by Section 2.6(c)) as if the Valuation Date SHI Debt were equal to $85,000,000 plus the amount (up to $10,000,000) equal to the debt for borrowed money incurred to pay the distribution referred to in Section 6.4(d)(vii) and the special bonus referred to in Section 6.4(d)(ix).


          "VALUATION DATE SHI NET WORTH SHORTFALL" means (i) zero, if Valuation Date SHI Net Worth is equal to or greater than negative $3,000,000, or (ii) if Valuation Date SHI Net Worth is not equal to or greater than negative $3,000,000, the excess of negative $3,000,000 over Valuation Date SHI Net Worth.

          "VENDOR SOFTWARE" means (a) personal computer and local area network software published by vendors of operating system, network management or applications software; and (b) operating systems software published by hardware vendors for use on equipment manufactured by such vendors.


                                   ARTICLE II

                                  CONTRIBUTION

          2.1. CONTRIBUTION OF RRD GSS ASSETS. (a) Upon the terms and subject to the conditions hereof, on the Closing Date, RRD shall contribute to Newco the RRD GSS Assets.

          (b) In consideration for the contribution described in Section 2.1(a), on the Closing Date, Newco shall (i) issue to RRD 3,569,738 shares of Newco Class A Common and (ii) assume the RRD Assumed GSS Liabilities.

          2.2. CONTRIBUTION OF RRD NORWEST GSS ASSETS. (a) Upon the terms and subject to the conditions hereof, on the Closing Date, RRD Norwest shall contribute to Newco the RRD Norwest GSS Assets.

          (b) In consideration for the contribution described in Section 2.2(a), on the Closing Date, Newco shall (i) issue to RRD Norwest 715,624 shares of Newco Class A Common and (ii) assume the RRD Norwest Assumed GSS Liabilities.

          2.3. CONTRIBUTION OF CAPITAL STOCK OF SHI. (a) Upon the terms and subject to the conditions hereof, the capital stock of SHI shall be contributed to Newco through the Merger, with the effect that at the Effective Time all outstanding shares of SHI will be held by Newco and the holders of the capital stock of SHI immediately prior to the Effective Time will be entitled to receive the cash, property, rights and securities described in the Merger Agreement.

          2.4. GSS ACCOUNTING REPORT. (a) As promptly as practicable following the Closing Date (but not later than 45 days after the Closing Date), RRD shall deliver to the SHI Representative a report (the "Preliminary GSS Accounting Report") setting forth:

          (i) a pro forma balance sheet as of the Valuation Date of the GSS Business (exclusive of the RRD Excluded GSS Assets, the RRD Excluded GSS Liabilities, the RRD Norwest Excluded GSS Assets and the RRD Norwest Excluded GSS Liabilities and without giving effect to the Merger and without reflecting as liabilities any liabilities of Newco reflected in
     Section 13.9) prepared in accordance with the generally accepted accounting principles used in the preparation of the GSS Pro Forma Balance Sheet (the "Preliminary Valuation Date GSS Balance Sheet"); and

          (ii) its determination of (x) the Valuation Date GSS Debt (such Valuation Date GSS Debt as determined by RRD being referred to as the "Preliminary Valuation Date GSS Debt"), (y) the Valuation Date GSS Net Worth (such Valuation Date GSS Net Worth as determined by RRD being referred to as the "Preliminary Valuation Date GSS Net Worth") and (z) the Post-Valuation Date Cash Collections and the Post-Valuation Date Cash Disbursements (such Post-Valuation Date Cash Collections and such Post-Valuation Date Cash Disbursements as determined by RRD being referred to as the "Preliminary Post-Valuation Date Cash Collections" and the "Preliminary Post-Valuation Date Cash Disbursements," respectively).

          (b) Promptly following receipt of the Preliminary GSS Accounting Report, the SHI Representative may review the same and, within 60 days after the date of such receipt, may deliver to RRD a certificate (signed by an authorized officer of the SHI Representative) setting forth its objections to the Preliminary Valuation Date GSS Balance Sheet, the Preliminary Valuation Date GSS Debt, the Preliminary Valuation Date GSS Net Worth, the Preliminary Post-Valuation Date Cash Collections and the Preliminary Post-Valuation Date Cash Disbursements as set forth in the Preliminary GSS Accounting Report, together with a summary of the reasons therefor and calculations which, in its view, are necessary to eliminate such objections. In the event the SHI Representative does not so object within such 60-day period, the Preliminary Valuation Date GSS Balance Sheet, the Preliminary Valuation Date GSS Debt, the Preliminary Valuation Date GSS Net Worth, the Preliminary Post-Valuation Date Cash Collections and the Preliminary Post-Valuation Date Cash Disbursements set forth in the Preliminary GSS Accounting Report shall be final and binding as the Valuation Date GSS Balance

Sheet, the Valuation Date GSS Debt, the Valuation Date GSS Net Worth, the Post-Valuation Date Cash Collections and the Post-Valuation Date Cash Disbursements respectively, for purposes of this Agreement.

          (c) In the event the SHI Representative does so object within such 60-day period, RRD and the SHI Representative shall use their reasonable efforts to resolve by written agreement (the "Agreed GSS Adjustments") any differences as to the Preliminary Valuation Date GSS Balance Sheet, the Preliminary Valuation Date GSS Debt, the Preliminary Valuation Date GSS Net Worth, the Preliminary Post-Valuation Date Cash Collections and the Preliminary Post-Valuation Date Cash Disbursements and, in the event RRD and the SHI Representative so resolve any such differences, the Preliminary Valuation Date GSS Balance Sheet, the Preliminary Valuation Date GSS Debt, the Preliminary Valuation Date GSS Net Worth, the Preliminary Post-Valuation Date Cash Collections and the Preliminary Post-Valuation Date Cash Disbursements set forth in the Preliminary GSS Accounting Report as adjusted by the Agreed GSS Adjustments shall be final and binding as the Valuation Date GSS Balance Sheet, the Valuation Date GSS Debt, the Valuation Date GSS Net Worth, the Post-Valuation Date Cash Collections and the Post-Valuation Date Cash Disbursements respectively, for purposes of this Agreement.

          (d) In the event any objections raised by the SHI Representative are not resolved by Agreed GSS Adjustments within the 15-day period next following such 60-day period, then RRD and the SHI Representative shall submit the objections that are then unresolved to the Accounting Firm, which firm shall be directed by RRD and the SHI Representative to resolve the unresolved objections (based solely on the presentations by RRD and the SHI Representative as to whether any disputed matter had been determined in a manner consistent with this Agreement) as promptly as reasonably practicable and to deliver written notice to each of RRD and the SHI Representative setting forth its resolution of the disputed matters. The Preliminary Valuation Date GSS Balance Sheet, the Preliminary Valuation Date GSS Debt, the Preliminary Valuation Date GSS Net Worth, the Preliminary Post-Valuation Date Cash Collections and the Preliminary Post-Valuation Date Cash Disbursements after giving effect to any Agreed GSS Adjustments and to the resolution of disputed matters by the Accounting Firm, shall be final and binding as the Valuation Date GSS Balance Sheet, the Valuation Date GSS Debt, the Valuation Date GSS Net Worth, the Post-Valuation Date Cash Collections and the Post-Valuation Date Cash Disbursements, respectively, for purposes of this Agreement.

          (e) The fees and expenses of the Accounting Firm under this Section shall be paid by Newco. In connection with any audit, special audit or determination or review of the Preliminary GSS Accounting Report, RRD, AA, the SHI

Representative, PW and, if applicable, the Accounting Firm shall exchange books, records, work papers and other information related to such audit or the determination of the Valuation Date GSS Balance Sheet, the Valuation Date GSS Debt, the Valuation Date GSS Net Worth, the Post-Valuation Date Cash Collections and the Post-Valuation Date Cash Disbursements hereunder with a view towards resolving any potential differences with respect thereto.

          2.5. SHI ACCOUNTING REPORT. (a) As promptly as practicable following the Closing Date (but not later than 45 days after the Closing Date), the SHI Representative shall deliver to RRD a report (the "Preliminary SHI Accounting Report") setting forth:

          (i) a balance sheet as of the Valuation Date of SHI and its subsidiaries (without giving effect to the Merger and without reflecting as liabilities any liabilities of SHI or any SHI Subsidiary reflected in
     Section 13.9) prepared in accordance with the generally accepted accounting principles used in the preparation of the SHI Balance Sheet (the "Preliminary Valuation Date SHI Balance Sheet"); and

          (ii) its determination of the Valuation Date SHI Debt (such Valuation Date SHI Debt as determined by the SHI Representative being referred to as the "Preliminary Valuation Date SHI Debt") and of the Valuation Date SHI Net Worth (such Valuation Date SHI Net Worth as determined by the SHI Representative being referred to as the "Preliminary Valuation Date SHI Net Worth").

          (b) Promptly following receipt of the Preliminary SHI Accounting Report, RRD may review the same and, within 60 days after the date of such receipt, may deliver to the SHI Representative a certificate (signed by an authorized officer of RRD) setting forth its objections to the Preliminary Valuation Date SHI Balance Sheet, the Preliminary Valuation Date SHI Debt and the Preliminary Valuation Date SHI Net Worth as set forth in the Preliminary SHI Accounting Report, together with a summary of the reasons therefor and calculations which, in its view, are necessary to eliminate such objections. In the event RRD does not so object within such 60-day period, the Preliminary Valuation Date SHI Balance Sheet, the Preliminary Valuation Date SHI Debt and the Preliminary Valuation Date SHI Net Worth set forth in the Preliminary SHI Accounting Report shall be final and binding as the "Valuation Date SHI Balance Sheet," the "Valuation Date SHI Debt" and the "Valuation Date SHI Net Worth," respectively, for purposes of this Agreement.

          (c) In the event RRD so objects within such 60-day period, RRD and the SHI Representative shall use their reasonable efforts to resolve by written agreement (the "Agreed

SHI Adjustments") any differences as to the Preliminary Valuation Date SHI Balance Sheet, the Preliminary Valuation Date SHI Debt and the Preliminary Valuation Date SHI Net Worth and, in the event RRD and the SHI Representative so resolve any such differences, the Preliminary Valuation Date SHI Balance Sheet, the Preliminary Valuation Date SHI Debt and the Preliminary Valuation Date SHI Net Worth set forth in the Preliminary SHI Accounting Report as adjusted by the Agreed SHI Adjustments shall be final and binding as the Valuation Date SHI Balance Sheet, the Valuation Date SHI Debt and the Valuation Date SHI Net Worth, respectively, for purposes of this Agreement.

          (d) In the event any objections raised by RRD are not resolved by Agreed SHI Adjustments within the 15-day period next following such 60-day period, then RRD and the SHI Representative shall submit the objections that are then unresolved to the Accounting Firm, which firm shall be directed by RRD and the SHI Representative to resolve the unresolved objections (based solely on the presentations by RRD and the SHI Representative as to whether any disputed matter had been determined in a manner consistent with this Agreement) as promptly as reasonably practicable and to deliver written notice to each of RRD and the SHI Representative setting forth its resolution of the disputed matters. The Preliminary Valuation Date SHI Balance Sheet, the Preliminary Valuation Date SHI Debt and the Preliminary Valuation Date SHI Net Worth, after giving effect to any Agreed SHI Adjustments and to the resolution of disputed matters by the Accounting Firm, shall be final and binding as the Valuation Date SHI Balance Sheet, the Valuation Date SHI Debt and the Valuation Date SHI Net Worth, respectively, for purposes of this Agreement.

          (e) The fees and expenses of the Accounting Firm under this Section shall be paid by Newco. In connection with any audit, special audit or determination or review of the Preliminary SHI Accounting Report, RRD, AA, the SHI Representative, PW and, if applicable, the Accounting Firm shall exchange books, records, work papers and other information related to such audit or the determination of the Valuation Date SHI Balance Sheet, the Valuation Date SHI Debt and the Valuation Date SHI Net Worth, hereunder with a view towards resolving any potential differences with respect thereto.

          2.6. VALUATION DATE NET WORTH ADJUSTMENT; VALUATION DATE DEBT ADJUSTMENT. (a) Upon the final determination of the Valuation Date GSS Balance Sheet, the Valuation Date GSS Debt, the Valuation Date GSS Net Worth, the Valuation Date SHI Balance Sheet, the Valuation Date SHI Debt and the Valuation Date SHI Net Worth in accordance with Sections 2.4 and 2.5, the Valuation Date Net Worth Adjustment and the Valuation Date Debt Adjustment shall be made in accordance with this Section.

          (b)  The Valuation Date Net Worth Adjustment shall be as follows:

          (i) If Valuation Date SHI Net Worth Shortfall and Valuation Date GSS Net Worth Shortfall are both zero, then there shall be no Valuation Date Net Worth Adjustment.

          (ii) If Valuation Date SHI Net Worth Shortfall is zero and Valuation Date GSS Net Worth Shortfall is not zero, then RRD shall pay to Newco, as the Valuation Date Net Worth Adjustment, cash in the amount of the Valuation Date GSS Net Worth Shortfall.

          (iii) If neither Valuation Date SHI Net Worth Shortfall nor Valuation Date GSS Net Worth Shortfall is zero and if Valuation Date GSS Net Worth Shortfall is greater than Valuation Date SHI Net Worth Shortfall, then RRD shall pay to Newco, as the Valuation Date Net Worth Adjustment, cash in the amount equal to the excess of Valuation Date GSS Net Worth Shortfall over Valuation Date SHI Net Worth Shortfall.

          (iv) If Valuation Date GSS Net Worth Shortfall is zero and Valuation Date SHI Net Worth Shortfall is not zero, then, as the Valuation Date Net Worth Adjustment, Newco shall issue and sell to RRD upon payment of a purchase price of $.01 per share the number of shares of Newco Class A equal to the quotient of (i) the Valuation Date SHI Net Worth Shortfall divided by (ii) $30.00.

          (v) If neither Valuation Date SHI Net Worth Shortfall nor Valuation Date GSS Net Worth Shortfall is zero and if Valuation Date SHI Net Worth Shortfall is greater than Valuation Date GSS Net Worth Shortfall, then, as the Valuation Date Net Worth Adjustment, Newco shall issue and sell to RRD upon payment of a purchase price of $.01 per share the number of shares of Newco Class A Common equal to the quotient of (i) the excess of Valuation Date SHI Net Worth Shortfall over Valuation Date GSS Net Worth Shortfall divided by (ii) $30.00.

          (c)  The Valuation Date Debt Adjustment shall be as follows:

          (i) If Valuation Date SHI Debt Excess and Valuation Date GSS Debt Excess are both zero, then there shall be no Valuation Date Debt Adjustment.

          (ii) If Valuation Date SHI Debt Excess is zero and Valuation Date GSS Debt Excess is not zero, then RRD shall pay to Newco, as the Valuation Date Debt Adjustment, cash in the amount of the Valuation Date GSS Debt Excess.

          (iii) If neither Valuation Date SHI Debt Excess nor Valuation Date GSS Debt Excess is zero and if Valuation Date GSS Debt Excess is greater than Valuation Date SHI Debt Excess, then RRD shall pay to Newco, as the Valuation Date Debt Adjustment, cash in the amount equal to the excess of Valuation Date GSS Debt Excess over Valuation Date SHI Debt Excess.

          (iv) If Valuation Date GSS Debt Excess is zero and Valuation Date SHI Debt Excess is not zero, then, as the Valuation Date Debt Adjustment, Newco shall issue and sell to RRD upon payment of a purchase price of $.01 per share the number of shares of Newco Class A equal to the quotient of (i) the Valuation Date SHI Debt Excess divided by (ii) $30.00.

          (v) If neither Valuation Date SHI Debt Excess nor Valuation Date GSS Debt Excess is zero and if Valuation Date SHI Debt Excess is greater than Valuation Date GSS Debt Excess, then, as the Valuation Date Debt Adjustment, Newco shall issue and sell to RRD upon payment of a purchase price of $.01 per share the number of shares of Newco Class A Common equal to the quotient of (i) the excess of Valuation Date SHI Debt Excess over Valuation Date GSS Debt Excess divided by (ii) $30.00.

          2.7. POST-VALUATION DATE PERIOD PAYMENT. (a) Within 15 business days following the Closing Date, either:

          (i) RRD shall pay to Newco an amount, if any, determined by RRD in good faith equal to the excess of (x) the Estimated Post-Valuation Date Cash Collections over (y) the Estimated Post-Valuation Date Cash Disbursements, or

          (ii) Newco shall pay to RRD an amount, if any, determined by RRD in good faith equal to the excess of (x) the Estimated Post-Valuation Date Cash Disbursements over (y) the Estimated Post-Valuation Date Cash Collections.

The payment made by a party pursuant to this Section is referred to herein as the "Estimated Post-Valuation Date Period Payment."

          (b) Promptly after the final determination of the Post-Valuation Date Cash Collections and the Post-Valuation Date Cash Disbursements pursuant to
Section 2.4:

          (i) if the Post-Valuation Date Cash Collections exceed the Post-Valuation Date Disbursements (such excess being referred to herein as the "Excess Collection Amount") and the Estimated Post-Valuation Date Period Payment was made by RRD, then either (x) if the Excess Collection Amount exceeds the Estimated Post-Valuation Date Period Payment, RRD shall pay Newco an amount equal to such excess or (y) if the Estimated Post-Valuation Date Period Payment exceeds the Excess Collection Amount, Newco shall pay RRD an amount equal to such excess;

          (ii) if the Post-Valuation Date Cash Collections exceed the Post-Valuation Date Disbursements and the Estimated Post-Valuation Date Period Payment was made by Newco, then RRD shall pay Newco an amount equal to the Estimated Post-Valuation Date Period Payment plus the Excess Collection Amount;

          (iii) if the Post-Valuation Date Cash Disbursements exceed the Post-Valuation Date Cash Collections (such excess being referred to herein as the "Excess Disbursement Amount") and the Estimated Post-Valuation Date Period Payment was made by Newco, then either (x) if the Excess Disbursement Amount exceeds the Estimated Post-Valuation Date Period Payment, then Newco shall pay to RRD an amount equal to such excess or (y) if the Estimated Disbursement Amount is less than the Estimated Post-Valuation Date Period Payment, then RRD shall pay to Newco an amount equal to such excess; or

          (iv) if the Post-Valuation Cash Disbursements exceed the Post-Valuation Date Cash Collections and the Estimated Post-Valuation Date Period Payment was made by RRD, then Newco shall pay to RRD an amount equal to the Estimated Post-Valuation Date Period Payment plus the Excess Disbursement Amount.

                                  ARTICLE III

                                    CLOSING

          3.1. CLOSING DATE. The Closing shall be consummated at 10:00 A.M., local time, on April 21, 1995 or such later date as may be agreed upon by RRD and SHI after the conditions set forth in Articles VIII and IX have been satisfied, at the offices of Sidley & Austin, One First National Plaza, Chicago, Illinois or at such other place or at such other time as shall be agreed upon by RRD and SHI. The date and time on which the Closing is actually held are sometimes referred to herein as the "Closing Date."

          3.2. DELIVERIES BY RRD. (a) Subject to fulfillment or waiver of the conditions set forth in Article IX, at Closing RRD shall deliver or cause to be delivered to SHI and Newco all the following:

          (i) copy of the Certificate of Incorporation of RRD, certified as of a recent date by the Secretary of State of the State of Delaware;

          (ii) certificate of good standing of RRD, issued as of a recent date by the Secretary of State of the State of Delaware;

          (iii) certificate of the secretary or an assistant secretary of RRD, dated the Closing Date, in form and substance reasonably satisfactory to SHI as to (A) no amendments to the Certificate of Incorporation of RRD since a specified date; (B) the by-laws of RRD; (C) the resolutions of the Board of Directors of RRD authorizing the transactions contemplated hereby; and (D) incumbency and signatures of the officers of RRD executing this Agreement and any RRD Ancillary Agreement;

          (iv) opinion of counsel to RRD substantially in the form contained in Exhibit N;

          (v) the certificates contemplated by Sections 8.1 and 8.2, duly executed by an authorized officer of RRD;

          (vi) the Newco Registration Rights Agreement, duly executed by RRD, RRD International and RRD Norwest;

          (vii)  the Transition Services Agreement duly executed by RRD;

          (viii) Real Estate Lease Agreements, substantially in the form of Exhibit O, between RRD, as lessor, and Newco, as lessee, relating to the properties described in Schedule 3.2(A), duly executed by RRD;

          (ix) Real Estate Lease Agreements, substantially in the form of Exhibit P, between Newco, as lessor, and RRD, as lessee, relating to the properties described in Schedule 3.2(B), duly executed by RRD;

          (x)    the Trademark License Agreement, duly executed by RRD;

          (xi)   the Trade Name License Agreement, duly executed by RRD;

          (xii)  the Software License Agreement, duly executed by RRD;

          (xiii) the Patent License Agreement, duly executed by RRD;

          (xiv)  the Crawfordsville Agreement, duly executed by RRD;

          (xv)   the Portland Agreement, duly executed by RRD Norwest; and

          (xvi)  the DRI Agreements, duly executed by RRD and DRI.

          (b)  Subject to fulfillment or waiver of the conditions set forth in
Article IX, at Closing RRD shall deliver or cause to be delivered to Newco all the following:

          (i) the RRD Instrument of Assignment and the RRD Trademark Assignment Agreement, duly executed by RRD, and the RRD Norwest Instrument of Assignment, duly executed by RRD Norwest;

          (ii) certificates of title or origin (or like documents) with respect to any vehicles or other equipment included in the RRD GSS Assets or the RRD Norwest GSS Assets for which a certificate of title or origin is required in order to transfer title;

          (iii) all consents, waivers or approvals obtained by RRD or RRD Norwest with respect to the RRD GSS Assets, the RRD Norwest GSS Assets or the consummation of the transactions contemplated by this Agreement;

          (iv) a special warranty deed with respect to each of the parcels of GSS Owned Real Property included in the RRD GSS Assets or the RRD Norwest GSS Assets, duly executed by RRD or RRD Norwest, as the case may be, and in form and substance reasonably satisfactory to SHI;

          (v) an assignment with respect to each of the leases of real estate described in Schedule 5.11 included in the RRD GSS Assets or the RRD Norwest Assets, duly executed by RRD or RRD Norwest, as the case may be, and in form and substance reasonably satisfactory to SHI; and

          (vi) such other bills of sale, assignments and other instruments of transfer or conveyance as SHI may reasonably request or as may be otherwise necessary to evidence and effect the sale, assignment, transfer, conveyance and delivery of the RRD GSS Assets and the RRD Norwest GSS Assets to Newco.

In addition to the above deliveries, RRD shall take all steps and actions as SHI may reasonably request or as may otherwise be necessary to put Newco in actual possession or control of the RRD GSS Assets and the RRD Norwest GSS Assets.

          3.3. DELIVERIES BY SHI. Subject to fulfillment or waiver of the conditions set forth in Article VIII, at Closing SHI shall deliver to RRD and Newco all the following:

          (a) copy of SHI's Restated Certificate of Incorporation certified as of a recent date by the Secretary of State of the State of Delaware;

          (b) certificate of good standing of SHI issued as of a recent date by the Secretary of State of the State of Delaware;

          (c) certificate of the secretary or an assistant secretary of SHI, dated the Closing Date, in form and substance reasonably satisfactory to RRD, as to (i) no amendments to the Restated Certificate of Incorporation of SHI since a specified date; (ii) the by-laws of SHI; (iii) the resolutions of the Board of Directors of SHI approving this Agreement and the Merger Agreement and authorizing the transactions contemplated hereby and by the Merger Agreement; (iv) the resolutions of the stockholders of SHI approving this Agreement and the Merger Agreement and authorizing the transactions contemplated hereby and by the Merger Agreement; and (v) incumbency and signatures of the officers of SHI executing this Agreement and any SHI Ancillary Agreement;

          (d) opinion of counsel to SHI substantially in the form contained in Exhibit Q;

          (e) the certificates contemplated by Sections 9.1 and 9.2, duly executed by an authorized officer of SHI;

          (f)  the Certificate of Merger, duly executed by SHI; and

          (g) the resignations of such directors of SHI and the SHI Subsidiaries as shall be requested by RRD and of such officers of SHI and the SHI Subsidiaries who are not employees of SHI or any SHI Subsidiary.

          3.4. DELIVERIES BY NEWCO. Subject to fulfillment or waiver of the conditions set forth in Article IX, at Closing Newco shall deliver to RRD and SHI all the following:

          (a) copy of the Newco Restated Certificate of Incorporation, certified as of a recent date by the Secretary of State of the State of Delaware;

          (b) certificate of good standing of Newco issued as of a recent date by the Secretary of State of the State of Delaware;

          (c) certificate of the secretary or an assistant secretary of Newco, dated the Closing Date, in form and substance reasonably satisfactory to SHI, as to (i) no amendments to the Newco Restated Certificate of Incorpora-tion; (ii) the Newco Restated By-laws; (iii) the resolutions of the Board of Directors of Newco approving this Agreement and authorizing the transactions contemplated hereby;

          (d) copy of the Certificate of Incorporation of Newco Sub, certified as of a recent date by the Secretary of State of the State of Delaware;

          (e) certificate of good standing of Newco Sub issued as of a recent date by the Secretary of State of the State of Delaware;

          (f) certificate of the secretary or an assistant secretary of Newco Sub, dated the Closing Date, in form and substance reasonably satisfactory to SHI, as to (i) no amendments to the Certificate of Incorporation of Newco Sub since a specified date; (ii) the by-laws of Newco Sub; (iii) the resolutions of the Board of Directors of Newco approving the Merger Agreement and authorizing the transactions contemplated thereby; (iv) the resolutions of the sole stockholder of Newco approving the Merger Agreement and authorizing the transactions contemplated thereby; and (v) incumbency and signatures of the officers of Newco Sub executing the Merger Agreement;

          (g)  the Newco Registration Rights Agreement, duly executed by Newco;
     and

          (h)  the Transition Services Agreement, duly executed by Newco;

          (i) Real Estate Lease Agreements, substantially in the form of Exhibit O, between RRD, as lessor, and Newco, as lessee, relating to the properties described in Schedule 3.2(A), duly executed by Newco;

          (j) Real Estate Lease Agreements, substantially in the form of Exhibit P, between Newco, as lessor, and RRD, as lessee, relating to the properties described in Schedule 3.2(B), duly executed by Newco;

          (k)  the Trademark License Agreement, duly executed by Newco;

          (l)  the Trade Name License Agreement, duly executed by Newco;

          (m)  the Software License agreement, duly executed by Newco;

          (n)  the Patent License Agreement, duly executed by Newco;

          (o)  the Crawfordsville Agreement, duly executed by Newco;

          (p)  the Portland Agreement, duly executed by Newco; and

          (q)  the DRI Agreements, duly executed by Newco.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                     OF SHI

          As an inducement to RRD to enter into this Agreement and to consummate the transactions contemplated hereby, SHI hereby represents and warrants to RRD and agrees as follows:

          4.1. ORGANIZATION OF SHI; CAPITAL STRUCTURE. (a) SHI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. SHI is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or be in good standing would not have a SHI Material Adverse Effect. SHI has the corporate power and authority to own or lease and to operate and use its assets and to carry on the SHI Business as now conducted. True and complete copies of the certificate of incorporation and all amendments thereto and of the By-laws, as amended to date, of SHI have been delivered to RRD.

          (b) The authorized capital stock of SHI is 20,000,000 shares, consisting of:

          (i) 14,000,000 shares of Class A Common Stock, par value $0.01 per share ("SHI Class A Common");

          (ii) 2,500,000 shares of Class B Common Stock, par value $0.01 per share ("SHI Class B Common");

          (iii) 3,000,000 shares of Class L-A Common Stock, par value $.01 per share ("SHI Class L-A Common"); and

          (iv) 500,000 shares of Class L-B Common Stock, par value $0.01 per share ("SHI Class L-B Common").

          (c)  As of the date of this Agreement:

          (i) 985,069 shares of SHI Class A Common were issued and outstanding, 3,667 shares of SHI Class A Common were held in treasury, 308,000 shares of SHI Class A Common were reserved for issuance upon exercise of options granted under the SHI Rollover Option Plan, 458,490 shares of SHI Class A Common were reserved for issuance upon exercise of options granted under the SHI Option Plan, 300,000 shares of SHI Class A Common were reserved for issuance upon exercise of options granted under the SHI Performance Option Plan, 298,537 shares of SHI Class A Common were reserved for issuance upon conversion of shares of SHI Class B Common, 983,819 shares of SHI Class A Common were reserved for issuance upon conversion of shares of SHI Class L-A Common, 266,667 shares of SHI Class A Common were reserved for issuance upon conversion of shares of SHI Class L-B Common, 224,377 shares of SHI Class A Common were reserved for issuance upon exercise of the SHI Class A Warrants (of which one such warrant, evidencing a right to purchase 11,502 shares of SHI Class A Common, under its terms will be cancelled at the Effective Time, if the Effective Time occurs prior to May 31, 1995) and 10,171,374 shares of Class A Common were not reserved for any purpose;

          (ii) 298,537 shares of SHI Class B Common were issued and outstanding (of which 4,904 shares will, under the terms under which they were issued, be cancelled at the Effective Time, if the Effective Time occurs prior to December 31, 1995), no shares of SHI Class B Common were held in treasury, 266,667 shares of SHI Class B Common were reserved for issuance upon conversion of shares of SHI Class L-B Common, 499,298 shares of SHI Class B Common were reserved for issuance upon exercise of the SHI Class B Warrants (of which warrants evidencing the right to purchase 76,816 shares of SHI Class B Common, under their terms, will be cancelled at the Effective Time, if the Effective Time occurs prior to December 31, 1995) and 1,435,498 shares of Class B Common were not reserved for any purpose;

          (iii) 983,819 shares of SHI Class L-A Common were issued and outstanding, 1,479 shares of SHI Class L-A Common were held in treasury, 266,667 shares of SHI Class L-A Common were reserved for issuance upon conversion of shares of SHI Class L-B Common, 214,827 shares of SHI Class L-A Common were reserved for issuance upon exercise of options granted under the SHI Rollover Option Plan and 1,533,208 shares of Class L-A Common were not reserved for any purpose; and

          (iv) 266,667 shares of SHI Class L-B Common were issued and outstanding, no shares of SHI Class L-B Common were held in treasury and 233,333 shares of SHI Class L-B Common were not reserved for any purpose.

There are no shares of capital stock of SHI outstanding other than the shares of SHI Common Stock.

          (d) All of the outstanding shares of SHI Common Stock are validly issued, fully paid and nonassessable and free of preemptive rights.

          (e)  Schedule 4.1 hereto contains a list of:

          (i) the names and addresses of all holders of SHI Common Stock, including the number of shares of each class of SHI Common Stock held by each such holder; and

          (ii) all outstanding warrants, options, agreements, convertible securities or other commitments pursuant to which SHI is or may become obligated to issue any shares of the capital stock or other securities of SHI, which names all Persons entitled to receive such shares or other securities and the shares of capital stock or other securities required to be issued thereunder and the exercise or conversion price thereof as of the date hereof (if known, or, if not known, the formula used to determine such exercise or conversion price).

All of the outstanding SHI Common Stock and other securities of SHI were issued in material compliance with all applicable federal and state securities laws.

          (f) Except as set forth in Schedule 4.1 and except for this Agreement, there are no agreements, arrangements, options, warrants, calls, rights or commitments of any character to which SHI is bound obligating SHI to issue, deliver, sell, purchase or redeem or cause to be issued, delivered or sold, additional shares of capital stock of SHI or obligating SHI to grant, extend or enter into any such agreement, arrangement, option, warrant, call, right or commitment.

          4.2. SUBSIDIARIES AND INVESTMENTS. Except for the SHI Subsidiaries and except as set forth in Schedule 4.2, SHI does not, directly or indirectly,
(i) own, of record or beneficially, any outstanding voting securities or other equity interests in any corporation, partnership, joint venture or other entity or (ii) control any corporation, partnership, joint venture or other entity.

          Schedule 4.2 sets forth the authorized capital stock of each SHI Subsidiary and indicates the number of issued and outstanding shares of capital stock, the number of issued shares of capital stock held as treasury shares and the number of shares of capital stock unissued and not reserved for any purpose of each SHI Subsidiary. Except as set forth in Schedule 4.2 and except for this Agreement, there are no agreements, arrangements, options, warrants, calls, rights or commitments of any character relating to the issuance, sale, purchase or redemption of any shares of capital stock or other securities of any of the SHI Subsidiaries. All of the outstanding shares of capital stock of each of the SHI Subsidiaries are validly issued, fully paid and nonassessable and free of preemptive rights. All of the outstanding shares of capital stock of each of the SHI Subsidiaries are owned by SHI or an SHI Subsidiary of record and beneficially, free from all Encumbrances, except as set forth in Schedule 4.2.

          Each SHI Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each SHI Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or be in good standing would not have a SHI Material Adverse Effect. True and complete copies of the certificate or articles of incorporation, or similar charter document, and all amendments thereto and of the By-laws, as amended to date, of each of the SHI Subsidiaries have been delivered to RRD.

          4.3. AUTHORITY OF SHI. (a) The Board of Directors of SHI has declared the Merger advisable. SHI has the corporate power and authority to execute, deliver and perform this Agreement and all of the SHI Ancillary Agreements to which it is a party. The execution, delivery and performance of this Agreement and the SHI Ancillary Agreements by SHI have been duly authorized and approved by SHI's Board of Directors and by the holders of at least 90% of each class of SHI Common Stock, and do not require any further authorization or consent of SHI or its stockholders. The SHI Stockholders Letter has been executed and delivered by the holders of at least 90% of each class of SHI Common Stock. This Agreement is the legal, valid and binding obligation of SHI enforceable in accordance with its terms, and each of the SHI Ancillary Agreements to which SHI is a party, upon execution and delivery by SHI, will be a legal, valid and binding obligation of SHI enforceable in accordance with its terms, in each case subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general equity principles.

          (b) Except as set forth in Schedule 4.3, neither the execution and delivery of this Agreement or any of the SHI Ancillary Agreements or the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will:

          (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance upon any of the assets of SHI or any SHI Subsidiary under (1) the Certificate of Incorporation or By-laws of SHI, (2) the charter or By-laws of any SHI Subsidiary, (3) any SHI Agreement, (4) any other material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which SHI or any SHI Subsidiary is a party or any of the assets of SHI or any SHI Subsidiary is subject or by which SHI or any SHI Subsidiary is bound, (5) any Court Order to which SHI or any SHI Subsidiary is a party or any of the assets of SHI or any SHI Subsidiary is subject or by which SHI or any SHI Subsidiary is bound, or (6) any Requirements of Laws affecting SHI or any SHI Subsidiary or the assets of SHI or any SHI Subsidiary which conflict, breach, default, event of default or event, in the case of clauses (3) through (6) would have a SHI Material Adverse Effect; or

          (ii) require the approval, consent, authorization or act of, or the making by SHI or any SHI Subsidiary of any declaration, filing or registration with, any Person, except as provided under the HSR Act and the filing of the Certificate of Merger in accordance with the Merger Agreement.

          4.4. FINANCIAL STATEMENTS. Schedule 4.4 contains (i) the audited consolidated balance sheet of SHI and its subsidiaries as of March 31, 1994 and the related audited statements of operations, stockholders' equity and cash flows for the period then ended, and (ii) the audited consolidated balance sheet of SHI and its subsidiaries as of the SHI Balance Sheet Date (the "SHI Balance Sheet") and the related statements of operations, changes in redeemable stock and stockholders' equity and cash flows for the year then ended. Except as set forth therein or in the notes thereto, such balance sheets and statements of operations, changes in redeemable stock and stockholders' equity and cash flows present fairly, in all material respects, the financial position and results of operations and cash flows of SHI and the SHI Subsidiaries as of dates of such balance sheets and for the periods covered thereby, in conformity with generally accepted accounting principles.

          4.5. OPERATIONS SINCE SHI BALANCE SHEET DATE. (a) Except as set forth in Schedule 4.5(A) and except for any change resulting from general economic, financial or market conditions or circumstances generally affecting the SHI Business, since the SHI Balance Sheet Date, there has been no material adverse change in the assets, business, operations or financial condition of SHI and the SHI Subsidiaries, taken as a whole.

          (b) Except as set forth in Schedule 4.5(B), from the SHI Balance Sheet Date to the date hereof, each of SHI and each

SHI Subsidiary has conducted its business only in the ordinary course and in conformity with past practice. Without limiting the generality of the foregoing, since the SHI Balance Sheet Date, except as set forth in such Schedule, neither SHI nor any SHI Subsidiary has:

          (i) sold, leased (as lessor), transferred or otherwise disposed of (including any transfers to any of the stockholders of SHI or any of their Affiliates), or mortgaged or pledged, or imposed or suffered to be imposed any Encumbrance on, any of the assets reflected on the SHI Balance Sheet or any assets acquired by SHI or any SHI Subsidiary after the SHI Balance Sheet Date, except for inventory and minor amounts of personal property sold or otherwise disposed of in the ordinary course of business consistent with past practice and except for Permitted Encumbrances;

          (ii) except as set forth in Schedule 4.5(C), created, incurred or assumed, or agreed to create, incur or assume, any indebtedness for borrowed money or entered into, as lessee, any capitalized lease obligations (as defined in Statement of Financial Accounting Standards No.
     13);

          (iii) allowed the levels of raw materials, supplies, work-in-process or other materials included in inventory to vary in any material respect from the levels customarily maintained in the SHI Business (giving effect to customary seasonal adjustments); or

          (iv) instituted any material increase in any compensation payable to any employee or in any profit-sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other benefits made available to employees of SHI or any SHI Subsidiary.

          4.6. NO UNDISCLOSED LIABILITIES. Except as set forth in Schedule 4.6 or reflected on the SHI Balance Sheet, to the knowledge of SHI, neither SHI nor any SHI Subsidiary is subject to any liabilities (including, without limitation, unasserted claims, whether known or unknown), whether absolute, contingent, accrued or otherwise, that would be required to be included on a balance sheet prepared in accordance with the Agreed Accounting Principles which in the aggregate would have a SHI Material Adverse Effect, other than liabilities of the same nature as those set forth in the SHI Balance Sheet and the notes thereto and reasonably incurred in the ordinary course of the SHI Business after the SHI Balance Sheet Date.

          4.7. TAXES. (a) Except as set forth in Schedule 4.7, (i) each of SHI and each SHI Subsidiary has filed on or before the date hereof (or will timely file) all material Tax Returns required to be filed on or before the date hereof (or the Closing Date); (ii) all material Taxes (whether or not shown on any Tax Return) owed by SHI or any SHI Subsidiary and required to be paid on or before the Closing Date have been (or will be) timely paid or, in the case of Taxes which SHI or any SHI Subsidiary is presently contesting in good faith, SHI has established an adequate reserve under the Agreed Accounting Principles for such Taxes on the SHI Balance Sheet; (iii) none of SHI or any SHI Subsidiary has signed any written waiver of any statute of limitations in respect of Taxes;
(iv) the Tax Returns referred to in clause (i) have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (v) none of SHI or any SHI Subsidiary has received any written notice of any action, suit, investigation, audit, claim or assessment pending or proposed or threatened with respect to Taxes of SHI or any SHI Subsidiary; (vi) all deficiencies asserted in writing or assessments made as a result of any examination of the Tax Returns referred to in clause (i) have been paid in full or, in the case of Taxes which SHI or any SHI Subsidiary is currently contesting in good faith, SHI has established an adequate reserve under the Agreed Accounting Principles for such Taxes on the SHI Balance Sheet; (vii) all Tax Sharing Arrangements to which SHI or any SHI Subsidiary is a party will terminate prior to the Closing Date and none of SHI or any SHI Subsidiary or Newco or any Newco GSS Subsidiary will have any liability thereunder on or after the Closing Date, whether for a current year, a future year or a past year; (viii) there are no liens for Taxes upon the assets of SHI or any SHI Subsidiary except liens relating to current Taxes not yet due;
(ix) all Taxes which SHI or any SHI Subsidiary are required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid or accrued, reserved against and entered on the books of SHI; and (x) none of SHI or any SHI Subsidiary (or any predecessor thereof) has been a member of any SHI Tax Group other than the SHI Tax Group of which SHI is the common parent and none of SHI or any SHI Subsidiary (or any predecessor thereof) has had any direct or indirect ownership in any corporation, partnership, joint venture or other entity other than the SHI Subsidiaries.

          (b) The contribution of shares of SHI Common Stock pursuant to this Agreement is not subject to withholding under Section 1445 of the Code.

          (c) Except as set forth in Schedule 4.7, none of SHI, any SHI Subsidiary or Newco or any Newco GSS Subsidiary will, as a result of the contribution of shares of SHI Common Stock pursuant to this Agreement, be obligated to make a payment to an individual that would be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

          (d) To the knowledge of SHI after due investigation, neither SHI nor any Affiliate or stockholder of SHI has taken or failed to take any action which action or failure to take action would jeopardize the qualification of the Contribution as a contribution pursuant to which Newco Common Stock issued in the Contribution will be received tax-free by RRD, RRD Norwest and the SHI stockholders under Section 351 of the Code. Without limiting the generality of the foregoing, to the knowledge of SHI after due investigation: (i) no stockholder of SHI has a present plan or intention (and on the Closing Date will have no plan or intention) to sell, exchange or otherwise dispose of any of the shares of Newco Common Stock or any interest in the Newco Incentive Option to be received pursuant to the Merger (other than as may occur pursuant to the Call Right or Put Right or a sale, exchange or disposal of Newco Common Stock to another holder of Newco Common Stock), (ii) no stockholder of SHI is (or on the Closing Date will be) contractually bound pursuant to an option, call or similar arrangement (other than the Call Right or Put Right) to sell, exchange or otherwise dispose of such shares or such interest, and (iii) no SHI stockholder has any present plan or intention (and on the Closing Date no SHI stockholder will have any plan or intention) to be a party to or be bound by any proxy, voting agreement, voting trust or other voting arrangement with respect to the shares of Newco Common Stock received pursuant to the Merger Agreement. Notwithstanding the foregoing, SHI shall not be deemed to be in breach of the representation in this paragraph (d) with respect to any SHI stockholder that has not signed the SHI Stockholders Letter.

          (e) None of the SHI Common Stock contributed to Newco pursuant to the Contribution is "Section 306 stock" within the meaning of section 306 of the Code.

          (f) No SHI stockholder will retain any rights in the SHI Common Stock contributed to Newco pursuant to the Contribution.

          (g) Newco will not assume any liabilities of the SHI stockholders pursuant to the Contribution, or take any SHI Common Stock subject to any liability.

          (h) There is no indebtedness between the SHI stockholders and Newco and there will be no indebtedness created in favor of the SHI stockholders as a result of the Contribution of the SHI Common Stock; and no stock or securities will be issued in the Contribution for indebtedness (including interest) of Newco.

          4.8. AVAILABILITY OF ASSETS. (a) Except as set forth in Schedule 4.8, the tangible personal property of SHI and the SHI Subsidiaries is in good condition (subject to normal wear and tear) and serviceable condition.

          (b) Schedule 4.8 sets forth a description of all material products and services provided to SHI or any SHI Subsidiary by any of the stockholders of SHI or any of their Affiliates (other than SHI or any SHI Subsidiary) and the manner in which the costs of providing such products and services have been charged to SHI or any SHI Subsidiary.

          4.9. SHI GOVERNMENTAL PERMITS. Each of SHI and each SHI Subsidiary owns, holds or possesses all licenses, franchises, permits, privileges, immunities, approvals and other authorizations from a Governmental Body which are necessary to entitle it to own or lease, operate and use its assets and to carry on and conduct the SHI Business substantially as currently conducted (herein collectively called "SHI Governmental Permits"), except for such SHI Governmental Permits as to which the failure to so own, hold or possess would not have a SHI Material Adverse Effect. Schedule 4.9 sets forth a list and brief description of each SHI Governmental Permit as of the date of this Agreement, except for such incidental licenses, permits and other authorizations which would be readily obtainable by any qualified applicant without undue burden in the event of any lapse, termination, cancellation or forfeiture thereof. Complete and correct copies of all of the SHI Governmental Permits listed in Schedule 4.9 have heretofore been delivered to RRD by SHI.

          Except as set forth in Schedule 4.9, (i) each of SHI and each SHI Subsidiary has fulfilled and performed in all material respects its obligations under each of the SHI Governmental Permits owned, held or possessed by it, and to the knowledge of SHI, no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a material breach or default under any such SHI Governmental Permit or which permits or, after notice or lapse of time or both, would permit revocation or termination of any such SHI Governmental Permit; (ii) to the knowledge of SHI, no notice of cancellation, of default or of any material dispute concerning any SHI Governmental Permit, or of any event, condition or state of facts described in the preceding clause, has been received by SHI or any SHI Subsidiary; and (iii) each of the SHI Governmental Permits is valid, subsisting and in full force and effect.

          4.10.  REAL PROPERTY.  Schedule 4.10 contains a brief description of
(i) each parcel of real property owned by SHI or any SHI Subsidiary (the "SHI Owned Real Property") and (ii) each option held by SHI or any SHI Subsidiary to acquire any real property. Complete and correct copies of any title opinions, surveys and appraisals in SHI's or any SHI Subsidiary's possession or any policies of title insurance currently in force and in the possession of SHI or any SHI Subsidiary with respect to each such parcel have heretofore been delivered by SHI to RRD.

          4.11. REAL PROPERTY LEASES. Schedule 4.11 sets forth a list and brief description of each lease or similar agreement under which (i) SHI or any SHI Subsidiary is lessee of, or holds or operates, any real property owned by any third Person or (ii) SHI or any SHI Subsidiary is lessor of any of the SHI Owned Real Property.

          4.12. CONDEMNATION. As of the date of this Agreement, neither the whole nor any part of the SHI Owned Real Property or any real property leased, used or occupied by SHI or any SHI Subsidiary is subject to any pending suit for condemnation or other taking by any public authority, and, to the knowledge of SHI, no such condemnation or other taking is threatened or contemplated.

          4.13. PERSONAL PROPERTY. Schedule 4.13 contains a detailed list as of the date set forth therein of all machinery, equipment, vehicles, furniture and other personal property owned by SHI or any SHI Subsidiary having an original cost of $100,000 or more.

          4.14. PERSONAL PROPERTY LEASES. Schedule 4.14 contains a brief description of each lease or other agreement or right, whether written or oral, under which SHI or any SHI Subsidiary is lessee of, or holds or operates, any machinery, equipment, vehicle or other tangible personal property owned by a third Person, except for any such lease, agreement or right that is terminable by SHI or any SHI Subsidiary without penalty or payment on notice of 30 days or less, or which involves the payment by SHI or any SHI Subsidiary of rentals of less than $500,000 per year.

          4.15. INTELLECTUAL PROPERTY; SOFTWARE. (a) Schedule 4.15 contains as of the date of this Agreement a list of all material Copyrights, Patents and Trademarks owned by, licensed to or used by SHI or any SHI Subsidiary, provided that Schedule 4.15 does not list Copyrights, Patents and Trademarks of third Persons relating to products or materials licensed or sold to customers of SHI or any SHI Subsidiary in the ordinary course of business.

          (b) Schedule 4.15 contains a list of all material Software owned by, licensed to or used by SHI or any SHI Subsidiary, provided that Schedule 4.15 does not list (i)

Software licensed to SHI or any SHI Subsidiary that is available in consumer retail stores and subject to "shrink-wrap" license agreements or (ii) Software of third Persons licensed or sold to customers of SHI or any SHI Subsidiary in the ordinary course of business.

          (c) Schedule 4.15 contains a list of all material agreements, contracts, licenses, sublicenses, assignments and indemnities which relate to
(i) any Copyrights, Patent Rights or Trademarks listed in Schedule 4.15 or (ii) any Software listed in Schedule 4.15.

          (d) Except as disclosed in Schedule 4.15, SHI or an SHI Subsidiary either: (i) owns the entire right, title and interest in and to material Intellectual Property and Software used by SHI or any SHI Subsidiary, free and clear of any Encumbrance; or (ii) has the right to use the same.

          (e) Except as set forth in Schedule 4.15, to the knowledge of SHI, all registrations for Copyrights, Patent Rights and Trademarks identified in
Schedule 4.15 as being owned by SHI or any SHI Subsidiary are valid and in force, and all applications to register any unregistered Copyrights, Patent Rights and Trademarks so identified are pending and in good standing, all without challenge of any kind.

          (f) Except as set forth in Schedule 4.15, to the knowledge of SHI (i) no infringement of any Intellectual Property Right of any other Person has occurred or results in any way from the operations of SHI or any SHI Subsidiary,
(ii) no claim of any infringement of any Intellectual Property Right of any other Person has been made or asserted in respect of the operations of SHI or any SHI Subsidiary and (iii) neither SHI nor any SHI Subsidiary has had notice of, or knowledge of any basis for, a claim against SHI or any SHI Subsidiary that the operations, activities, products, software, equipment, machinery or processes of SHI or any SHI Subsidiary infringe any Intellectual Property Right of any other Person.

          (g)  Except as set forth in Schedule 4.15, to the knowledge of SHI:
(i) material Software used by SHI or any SHI Subsidiary is not subject to any material transfer, assignment, site, equipment, or other operational limitations; and (ii) the Software that is owned by SHI or any SHI Subsidiary does not infringe any Intellectual Property Right of any other Person (it being understood that as used in this Section 4.15(g) Software does not include Software that is sold or licensed by SHI or any SHI Subsidiary to third persons in the ordinary course of its business).

          4.16. ACCOUNTS RECEIVABLE; INVENTORIES. All accounts receivable of SHI or any SHI Subsidiary have arisen from bona fide transactions by SHI or a SHI Subsidiary in the ordinary course of business.

          The inventories of SHI and the SHI Subsidiaries (including raw materials, supplies, work-in-process, finished goods and other materials) are in good condition.

          4.17. TITLE TO PROPERTY. SHI or a SHI Subsidiary owns all SHI Owned Real Property and all buildings, structures and other improvements thereon, in each case free and clear of all Encumbrances, except for Permitted Encumbrances and except as set forth in Schedule 4.17. SHI and each SHI Subsidiary has good and marketable title to all of the other tangible assets purported to be owned by it, free and clear of all Encumbrances, except for Permitted Encumbrances and except as set forth in Schedule 4.17.

          4.18. EMPLOYEES AND RELATED AGREEMENTS; ERISA. (a) Except as described in Schedule 4.18(A), neither SHI nor any SHI Subsidiary is a party to or bound by any oral or written:

          (i) employee collective bargaining agreement, employment agreement (other than employment agreements terminable by SHI or an SHI Subsidiary without premium or penalty on notice of 30 days or less under which the only monetary obligation of SHI or an SHI Subsidiary is to make current wage or salary payments and provide current fringe benefits), consulting, advisory or service agreement, deferred compensation agreement, individually-negotiated confidentiality agreement applicable to any employee or commission salesperson paid in excess of $100,000 or covenant not to compete;

          (ii) contract or agreement with any officer, director or employee (other than employment agreements disclosed in response to clause (i) or excluded from the scope of clause (i)), agent, or attorney-in-fact of SHI or any SHI Subsidiary; or

          (iii) stock option, stock purchase, bonus or other incentive plan or agreement.

Schedule 4.18(A) provides a list of standard forms of confidentiality agreements which SHI or any SHI Subsidiary has entered into with employees and a description of the level of employees who have entered into such forms of agreements.

          (b) Except as described in Schedule 4.18(B), neither SHI nor any SHI Subsidiary maintains, is required to contribute to, or has or may have any liability for premiums or benefits under, any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA) or "welfare benefit plan" (as such term is defined in Section 3(1) of ERISA) on behalf of any employees, former employees or the beneficiaries of such employees or former employees. Except as described in Schedule 4.18(b), each of the plans described in such Schedule ("SHI's ERISA Benefit Plans") which is intended to qualify under
Section 401(a) of the Code does so qualify and has received a favorable determination letter from the IRS, and no event has occurred which would cause any such plan to cease being so qualified which would have a SHI Material Adverse Effect. Each of SHI's ERISA Benefit Plans complies both in form and operation with the requirements of ERISA and, where applicable, the Code, except as set forth in Schedule 4.18(B) and except where failure to comply would not have a SHI Material Adverse Effect. None of SHI's ERISA Benefit Plans is a "multiemployer plan" (as such term is defined in Section 3(37) of ERISA). None of SHI, any SHI Subsidiary or any entity treated as the same employer as SHI or any SHI Subsidiary under ERISA has ever contributed or been required to contribute to any multiemployer plan. Each of SHI and each SHI Subsidiary has complied with the health care continuation requirements of Section 601, et. seq., of ERISA with respect to employees and their spouses, former spouses and dependents, except where failure to comply would not have a SHI Material Adverse Effect. None of SHI, any SHI Subsidiary or any entity treated as the same employer as SHI or any SHI Subsidiary under ERISA is currently liable for any excise taxes under the Code or ERISA with respect to any plans, funds, programs or other arrangements described in this Section 4.18 where such excise taxes would have a SHI Material Adverse Effect.

          (c) Any plan, fund, program or arrangement providing employee benefits to any employees, former employees or the beneficiaries of such employees of any foreign SHI subsidiary complies with all applicable foreign laws and regulations relating to pension and other employee benefit plans, including without limitation, laws and regulations relating to the funding of such plans, except where such noncompliance does not have a SHI Material Adverse Effect.

          (d) SHI has made available to RRD, with respect to each of SHI's ERISA Benefit Plans, correct and complete copies of (i) all plan documents and amendments, trust agreements and insurance contracts, (ii) the most recent IRS determination letter, (iii) the most recent Annual Report (Form 5500 Series) and accompanying schedules, as filed, (iv) the current and, to the extent available, the prior summary plan description, (v) the most recent financial statements,
(vi) the most recent actuarial report and (vii) copies of any notices, letters or other correspondence from the IRS or DOL with respect to the plans.

          (e) None of SHI's ERISA Benefit Plans subject to Title IV of ERISA has terminated since September 2, 1974; no proceeding has been initiated to terminate any such plan; and there has been no "reportable event" (within the meaning of Section 4043(b) of ERISA) since September 2, 1974 which would have a SHI Material Adverse Effect. None of SHI's ERISA Benefit Plans which is a plan subject to (S)412 of the Code or Part 3 of Title 1 of ERISA has incurred any "accumulated funding deficiency" (within the meaning of Section 412 of the Code), whether or not waived which would have a SHI Material Adverse Effect. Assuming that each of SHI's ERISA Benefit Plans which is subject to Title IV of ERISA were terminated as of the Closing Date, neither SHI or any SHI Subsidiary nor Newco or any Newco GSS Subsidiary would have liability under Title IV of ERISA as a result of such termination which would have a SHI Material Adverse Effect. Neither SHI nor any SHI Subsidiary has obligations under any of SHI's ERISA Benefit Plans or otherwise to provide health benefits to former employees of SHI or any SHI Subsidiary except as specifically required by law and except as set forth in
Schedule 4.18(E).

          (f) Neither SHI nor, to the knowledge of SHI, any other "disqualified person" (within the meaning of Section 4975 of the Code) or "party in interest" (within the meaning of Section 3(14) of ERISA) has engaged in any "prohibited transaction" (within the meaning of Section 4975 of the Code or Section 406 of ERISA) with respect to any of SHI's ERISA Benefit Plans which could subject any such Plan (or its related trust) or SHI or any SHI Subsidiary or any officer, director or employee of SHI or any SHI Subsidiary to the penalty or tax under
Section 402(i) or Section 402(l) of ERISA or Section 4975 of the Code which would have a SHI Material Adverse Effect.

          (g) There is no pending or, to the knowledge of SHI, threatened claim or lawsuit, which would have a SHI Material Adverse Effect, which alleges any violation of ERISA or any other law (i) by or on behalf of any of SHI's ERISA Benefit Plans or (ii) by any employee of SHI or any SHI Subsidiary or any plan participant, former participant or beneficiary against any such plan.

          (h) Schedule 4.18(H) contains: (i) a list of all employees or commission salespersons of SHI or any SHI Subsidiary as of December 31, 1994 whose then current annual compensation was in excess of $100,000; (ii) the then current annual compensation of, and a description of the fringe benefits (other than those generally available to employees of SHI or the applicable SHI Subsidiary) provided by SHI or any SHI Subsidiary to any such employees or salespersons; (iii) a list of all present or former employees or commission salespersons of SHI or any SHI Subsidiary paid in excess of $100,000 in calendar year 1994 who have terminated or given notice of their intention to terminate their relationship with SHI or any SHI Subsidiary since December 31, 1994; (iv) a list of any increase, effective after December 31, 1994, in the rate of compensation of any employees or commission salespersons if such increase exceeds

30% of the previous annual salary of such employee or commission salesperson; and (v) a list of all substantial changes in job assignments of, or arrangements with, or promotions or appointments of, any employees or commission salespersons whose compensation as of December 31, 1994 was in excess of $100,000 per annum.

          (i)  Except as set forth in Schedule 4.18(I), to the knowledge of SHI,
(i) neither SHI nor any SHI Subsidiary is involved in any transaction or other situation with any employee, officer, director or Affiliate of SHI or any SHI Subsidiary which may be generally characterized as a "conflict of interest", including, but not limited to, direct or indirect interests in the business of competitors, suppliers or customers of SHI or any SHI Subsidiary, and (ii) there are no situations with respect to SHI or any SHI Subsidiary which involved or involves (A) the use of any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (B) the making of any direct or indirect unlawful payments to government officials or others from corporate funds or the establishment or maintenance of any unlawful or unrecorded funds, (C) the violation of any of the provisions of The Foreign Corrupt Practices Act of 1977, or any rules or regulations promulgated thereunder, (D) the receipt of any illegal discounts or rebates or any other violation of the antitrust laws or (E) any investigation by the Securities and Exchange Commission or any other Governmental Body.

          4.19. EMPLOYEE RELATIONS. Except as set forth in Schedule 4.19, SHI and each SHI Subsidiary has complied with all applicable laws, rules and regulations which relate to prices, wages, hours, discrimination in employment and collective bargaining and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing, except where failure to comply would not have a SHI Material Adverse Effect. SHI believes that relations with the employees of SHI and the SHI Subsidiaries are satisfactory. Schedule 4.19 sets forth a description of any union organizing or election activities involving any non-union employees of SHI or any SHI Subsidiary which have occurred since January 1, 1994 or, to the knowledge of SHI, are threatened as of the date hereof.

          4.20. CONTRACTS. Except as set forth in Schedule 4.20 or any other Schedule hereto, to the knowledge of SHI, neither SHI nor any SHI Subsidiary is a party to or bound by:

          (i)    any contract for the purchase or sale of real property;

          (ii) any contract for the purchase of raw materials which involved the payment of more than $1,000,000 in 1994, which SHI reasonably anticipates will involve the payment of more than $1,000,000 in 1995 or which extends beyond December 31, 1995;

          (iii) any contract for the sale of goods or services which involved the payment of more than $1,000,000 in 1994, which SHI reasonably anticipates will involve the payment of more than $1,000,000 in 1995 or which extends beyond December 31, 1995;

          (iv) any contract for the purchase, licensing or development of material Software to be used by SHI or any SHI Subsidiary in the ordinary course of its business;

          (v) any contract for the purchase or procurement of Software from a third Person for ultimate redistribution, license or sale to customers of SHI or any SHI Subsidiary which involved the payment of more than $1,000,000 in 1994, which SHI reasonably anticipates will involve the payment of more than $1,000,000 in 1995 or which extends beyond December 31, 1995;

          (vi) any consignment, distributor, dealer, manufacturers representative, sales agency, advertising representative or advertising or public relations contract which SHI reasonably anticipates will involve the payment of more than $1,000,000 after the date hereof or which extends beyond December 31, 1995;

          (vii) any guarantee of the obligations of customers, suppliers, officers, directors, employees, Affiliates or others;

          (viii) any agreement which provides for, or relates to, the incurrence of debt for borrowed money (including, without limitation, any interest rate or foreign currency swap, cap, collar, hedge or insurance agreements, or options or forwards on such agreements, or other similar agreements for the purpose of managing the interest rate and/or foreign exchange risk associated with its financing);

          (ix)   any contract not made in the ordinary course; or

          (x) any other contract, agreement, commitment, understanding or instrument which is material to SHI and the SHI Subsidiaries, taken as a whole.

          4.21. STATUS OF CONTRACTS. Except as set forth in Schedule 4.21 or in any other Schedule hereto, each of the leases, contracts and other agreements listed in Schedules 4.11, 4.14, 4.15, 4.18 and 4.20 (collectively, the "SHI Agreements") constitutes a valid and binding obligations of SHI or the applicable SHI Subsidiary and, to the knowledge of SHI, the other parties thereto (subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general equity principles) and is in full force and effect. Neither SHI nor any SHI Subsidiary is in, or, to the knowledge of SHI, alleged to be in, material breach or material default under, any of the SHI Agreements and, to the knowledge of SHI, no other party to any of the SHI Agreements is in material breach or material default thereunder, and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by SHI or any SHI Subsidiary or, to the knowledge of SHI, by any such other party. Complete and correct copies of each of the SHI Agreements have heretofore been delivered to RRD by SHI.

          4.22. NO VIOLATION, LITIGATION OR REGULATORY ACTION. Except as set forth in Schedule 4.22:

          (i) to the knowledge of SHI, the assets of SHI and the SHI Subsidiaries and their uses comply with all applicable Requirements of Laws and Court Orders, except where failure to comply would not have a SHI Material Adverse Effect;

          (ii) to the knowledge of SHI, SHI and each SHI Subsidiary, has complied with all Requirements of Laws and Court Orders which are applicable to the assets of SHI or any SHI Subsidiary or the SHI Business, except where failure to comply would not have a SHI Material Adverse Effect;

          (iii) as of the date hereof, there are no lawsuits, claims, suits, proceedings or investigations pending or, to the knowledge of SHI, threatened against SHI or any SHI Subsidiary which are reasonably expected to have a SHI Material Adverse Effect; and

          (iv) there is no action, suit or proceeding pending or, to the knowledge of SHI, threatened which questions the legality or propriety of the transactions contemplated by this Agreement.

          4.23.  ENVIRONMENTAL MATTERS.  Except as set forth in Schedule 4.23:

          (i) the operations of SHI and the SHI Subsidiaries comply with all applicable Environmental Laws, except where failure to comply would not individually or in the aggregate have a SHI Material Adverse Effect;

          (ii) SHI and the SHI Subsidiaries have obtained all environmental, health and safety SHI Governmental Permits necessary for their operation in the manner now conducted, and all such SHI Governmental Permits are in good standing and SHI and the SHI Subsidiaries are in compliance with all terms and conditions of such permits, except where failure to comply would not have a SHI Material Adverse Effect;

          (iii) to the knowledge of SHI, none of SHI, any SHI Subsidiary, nor any of the present SHI Property or operations of SHI or any SHI Subsidiary, or the past SHI Property or operations of SHI or any SHI Subsidiary, is subject to any on-going investigation by, order from or agreement with any Person (including without limitation any prior owner or operator of SHI Property) respecting (i) any Environmental Law, (ii) any Remedial Action or (iii) any claim of losses or expenses arising from the SHI Release or threatened SHI Release of a Contaminant into the environment;

          (iv) neither SHI nor any SHI Subsidiary is subject to any judicial or administrative proceeding, order, judgment, decree or settlement alleging or addressing a violation of or liability under any Environmental Law;

          (v) neither SHI nor any SHI Subsidiary has received any notice or claim to the effect that it is or may be liable to any Person as a result of the SHI Release or threatened SHI Release of a Contaminant; and

          (vi) to the knowledge of SHI, no Environmental Encumbrance has attached to any SHI Property.

          For purposes of this Section 4.23 (including all subsections hereof) any reference to SHI or any SHI Subsidiary shall be deemed to also refer to any other entity to which SHI or any SHI Subsidiary may be deemed to be a corporate successor pursuant to applicable Environmental Laws; provided that any representation made in this Section 4.23 with respect to any such entity is made to the knowledge of SHI.

          4.24. INSURANCE. Schedule 4.24 sets forth a list and brief description (including nature of coverage, limits, deductibles, premiums and the loss experience for the most recent five years with respect to each type of coverage) of all policies of insurance maintained, owned or held by SHI or any SHI Subsidiary on the date hereof. SHI shall keep or cause such insurance or comparable insurance to be kept in full force and effect through the Closing Date. SHI and each SHI Subsidiary has complied with each of such insurance policies and has not failed to give any notice or present any claim thereunder in a due and timely manner, except where failure to comply, give notice or present a claim in such a manner would not have a SHI Material Adverse Effect.

          4.25. CUSTOMERS AND SUPPLIERS. Set forth in Schedule 4.25 hereto is a list of names of the ten largest customers and the ten largest suppliers (measured by dollar volume of purchases or sales in each case) of SHI and the SHI Subsidiaries and the percentage of the SHI Business which each such customer or supplier represented during the year ended December 31, 1994. Except as set forth in Schedule 4.25, to the knowledge of SHI, there exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship of SHI or any SHI Subsidiary with any customer or group of customers listed in Schedule 4.25, or with any supplier or group of suppliers listed in Schedule 4.25.

          4.26. NO FINDER. Neither SHI, any SHI Subsidiary or any stockholder of SHI nor any Person acting on their behalf has paid or become obligated to pay any fee or commission to any broker, finder, financial advisor, investment banker or intermediary for or on account of the transactions contemplated by this Agreement other than as described in Schedule 4.26, which fees and expenses, to the extent payable, shall be paid in accordance with Section 13.9.


                                   ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF RRD

          As an inducement to SHI to enter into this Agreement and to consummate the transactions contemplated hereby, RRD represents and warrants to SHI and agrees as follows:

          5.1. ORGANIZATION OF RRD, RRD NORWEST, NEWCO AND NEWCO SUB; NEWCO CAPITAL STRUCTURE; NEWCO COMMON STOCK. (a) RRD is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. RRD has the corporate power and authority to own or lease and to operate and use its assets and to carry on its business as now conducted.

          (b) RRD Norwest is a corporation duly organized, validly existing and in good standing under the laws of the State of Oregon. RRD Norwest has the corporate power and authority to own or lease and to operate and use its assets and to carry on its business as now conducted.

          (c) Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Newco is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or be in good standing would not have a GSS Material Adverse Effect. Newco has the corporate power and authority to own or lease and to operate and use its assets and to carry on its business as now conducted. True and complete copies of the certificate of incorporation and all amendments thereto and of the By-laws, as amended to date, of Newco have been delivered to SHI.

          (d) Newco Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Newco Sub is a newly-formed, wholly-owned subsidiary of Newco which has never carried on any business. True and complete copies of the certificate of incorporation and all amendments thereto and of the By-laws, as amended to date, of Newco Sub have been delivered to SHI.

          (e) As of the date of this Agreement, the authorized capital stock of Newco consists of 1,000 shares of Newco Original Common Stock. Upon the filing by Newco of the Newco Restated Certificate of Incorporation with the Delaware Secretary of State, the authorized capital stock of Newco will consist of 17,135,000 shares, consisting of:

          (i) 15,000,000 shares of Class A Common Stock, par value $0.01 per share ("Newco Class A Common");

          (ii) 135,000 shares of Class B-N Common Stock, par value $0.01 per share ("Newco Class B-N Common"); and

          (iii) 2,000,000 shares of Class B-V Common Stock, par value $0.01 per share ("Newco Class B-V Common").

          (f)  As of the date of this Agreement, 1,000 shares of Newco
Original Common Stock have been issued and are outstanding, 815 shares of which are owned of record and beneficially by RRD and 185 shares of which are owned of record and beneficially by RRD International. There are no shares of capital stock of Newco outstanding other than the shares of Newco Original Common Stock owned by RRD and RRD International. Upon the filing by Newco of the Newco Restated Certificate of Incorporation with the Delaware Secretary of State, each share of Newco Original Common Stock will be reclassified into 2,994.638 shares of Newco Class A Common Stock. Except as set forth in Schedule 5.1 and except for this Agreement, there are no agreements, arrangements, options, warrants, calls, rights or commitments of any character to which Newco is bound obligating Newco to issue, deliver, sell, purchase or redeem or cause to be issued, delivered or sold, additional shares of capital stock of Newco or obligating Newco to grant, extend or enter into any such agreement, arrangement, option, warrant, call, right or commitment.

          (g) The Newco Common Stock, when issued pursuant to Article II or the Merger Agreement, will be duly and validly authorized and issued, fully paid and nonassessable, and will not be issued in violation of the preemptive rights of any Person.

          5.2. SUBSIDIARIES AND INVESTMENTS. Except for RRD Norwest, Newco, Newco Sub and the Newco GSS Subsidiaries and except as set forth in Schedule 5.2, RRD does not, directly or indirectly, (i) own, of record or beneficially, any outstanding voting securities or other equity interests in any corporation, partnership, joint venture or other entity which is involved in the GSS Business or (ii) control any corporation, partnership, joint venture or other entity which is involved in the GSS Business.

          Schedule 5.2 sets forth the authorized capital stock of each Newco GSS Subsidiary and indicates the number of issued and outstanding shares of capital stock, the number of issued shares of capital stock held as treasury shares and the number of shares of capital stock unissued and not reserved for any purpose of each Newco GSS Subsidiary. Except as set forth in Schedule 5.2 and except for this Agreement, there are no agreements, arrangements, options, warrants, calls, rights or commitments of any character relating to the issuance, sale, purchase or redemption of any shares of capital stock or other securities of any of the Newco GSS Subsidiaries. All of the outstanding shares of capital stock of each of the Newco GSS Subsidiaries are validly issued, fully paid and nonassessable and free of preemptive rights. All of the outstanding shares of capital stock of each of the Newco GSS Subsidiaries are owned by Newco or a Newco GSS Subsidiary of record and beneficially, free from all Encumbrances, except as set forth in Schedule 5.2.

          Each Newco GSS Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Newco GSS Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or be in good standing would not have a GSS Material Adverse Effect. True and complete copies of the certificate or articles of incorporation, or similar charter document, and all amendments thereto and of the By-laws, as amended to date, of each of the Newco GSS Subsidiaries have been delivered to SHI.

          5.3. AUTHORITY OF RRD, RRD NORWEST, NEWCO AND NEWCO SUB. (a) RRD has the corporate power and authority to execute, deliver and perform this Agreement and all of the RRD Ancillary Agreements to which it is a party. The execution, delivery and performance of this Agreement and such RRD Ancillary Agreements by RRD have been duly authorized and approved by RRD's board of directors and do not require any further authorization or consent of RRD or its stockholders. This Agreement is the legal, valid and binding obligation of RRD enforceable in accordance with its terms, and upon execution and delivery by RRD, each of the RRD Ancillary Agreements to which RRD is a party will be a legal, valid and binding obligation of RRD enforceable in accordance with its terms, in each case subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general equity principles.

          (b) RRD Norwest has the corporate power and authority to execute, deliver and perform all of the RRD Ancillary Agreements to which it is a party. The execution, delivery and performance of such RRD Ancillary Agreements by RRD Norwest have been duly authorized and approved by RRD Norwest's board of directors and do not require any further authorization or consent of RRD Norwest or its stockholders. Upon execution and delivery by RRD Norwest, each of the RRD Ancillary Agreements to which RRD Norwest is a party will be a legal, valid and binding obligation of RRD Norwest enforceable in accordance with its terms, in each case subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general equity principles.

          (c) The Board of Directors of Newco has declared the Merger advisable. Newco has the corporate power and authority to execute, deliver and perform this Agreement and all of the RRD Ancillary Agreements to which it is a party. The execution, delivery and performance of this Agreement and such RRD Ancillary Agreements by Newco have been duly authorized and approved by Newco's Board of Directors and stockholders and do not require any further authorization or consent of Newco or its stockholders. This Agreement is the legal, valid and binding obligation of Newco enforceable in accordance with its terms, and upon execution and delivery by Newco, each of the RRD Ancillary Agreements to which Newco is a party will be a legal, valid and binding obligation of Newco enforceable in accordance with its terms, in each case subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general equity principles.
The approval of the Merger and the adoption of the Merger Agreement by the stockholders of Newco have complied in all material respects with the requirements of Delaware Law.

          (d) Newco Sub has the corporate power and authority to execute, deliver and perform the Merger Agreement. The execution, delivery and performance of the Merger Agreement by Newco Sub have been duly authorized and approved by Newco Sub's Board of Directors and, except for adoption of the Merger

Agreement by the sole stockholder of Newco Sub, do not require any further authorization or consent of Newco Sub or its stockholder. The Merger Agreement has been duly authorized, executed and delivered by Newco Sub and is the legal, valid and binding obligation of Newco Sub enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general equity principles.

          (e) Except as set forth in Schedule 5.3, neither the execution and delivery of this Agreement or any of the RRD Ancillary Agreements or the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will:

          (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance upon any of the assets of RRD, RRD Norwest, Newco or any Newco GSS Subsidiary, under (1) the Certificate of Incorporation or By-laws of RRD or
     (2) the charter or By-laws of RRD Norwest, Newco or any Newco GSS Subsidiary, (3) any GSS Agreement, (4) any other material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which RRD, RRD Norwest, Newco or any Newco GSS Subsidiary is a party or any of the assets of RRD, RRD Norwest, Newco or any Newco GSS Subsidiary is subject or by which RRD, RRD Norwest, Newco or any Newco GSS Subsidiary is bound, (5) any Court Order to which RRD, RRD Norwest, Newco or any Newco GSS Subsidiary is a party or any of the assets of RRD, RRD Norwest, Newco or any Newco GSS Subsidiary is subject or by which RRD, RRD Norwest, Newco or any Newco GSS Subsidiary is bound, or (6) any Requirements of Laws affecting RRD, RRD Norwest, Newco or any Newco GSS Subsidiary or the assets of RRD, RRD Norwest, Newco or any Newco GSS Subsidiary, which conflict, breach, default, event of default or event, in the case of clauses (3) through (6) would have a GSS Material Adverse Effect; or

          (ii) require the approval, consent, authorization or act of, or the making by RRD, RRD Norwest, Newco or any Newco GSS Subsidiary of any declaration, filing or registration with, any Person, except as provided under the HSR Act and the filing of the Certificate of Merger in accordance with the Merger Agreement.

          5.4. FINANCIAL STATEMENTS. Schedule 5.4 contains the audited consolidated balance sheet of the GSS Business as of the

GSS Balance Sheet Date (the "GSS Balance Sheet") and the related statements of income, equity and cash flows for the year then ended. Except as set forth in
Schedule 5.4, the GSS Balance Sheet and related statements of income, equity and cash flows present fairly, in all material respects, the financial position and results of operations and cash flows of the GSS Business as of the GSS Balance Sheet Date and for the year then ended, in conformity with generally accepted accounting principles. Schedule 5.4 also contains the GSS Balance Sheet, as adjusted to reflect the exclusion of certain assets and liabilities and the other adjustments described therein (the GSS Balance Sheet as so adjusted being referred to herein as the "GSS Pro Forma Balance Sheet").

          5.5. OPERATIONS SINCE GSS BALANCE SHEET DATE. (a) Except as set forth in Schedule 5.5(A) and except for any change resulting from general economic, financial or market conditions or circumstances generally affecting the GSS Business, from the GSS Balance Sheet Date to the date hereof, there has been no material adverse change in the assets, business, operations or financial condition of the GSS Business, taken as a whole.

          (b) Except as set forth in Schedule 5.5(B), since the GSS Balance Sheet Date, RRD, RRD Norwest, RRD International, Newco and the Newco GSS Subsidiaries have conducted the GSS Business only in the ordinary course and in conformity with past practice. Without limiting the generality of the foregoing, since the GSS Balance Sheet Date, except as set forth in such Schedule, none of RRD, RRD Norwest or RRD International, in respect of the GSS Business, or Newco or any Newco GSS Subsidiary has:

          (i) sold, leased (as lessor), transferred or otherwise disposed of (including any transfers from Newco to RRD or any of its Affiliates other than the Newco GSS Subsidiaries), or mortgaged or pledged, or imposed or suffered to be imposed any Encumbrance on, any of the assets reflected on the GSS Balance Sheet or any assets acquired by the GSS Business after the GSS Balance Sheet Date, except for inventory and minor amounts of personal property sold or otherwise disposed of in the ordinary course of the GSS Business consistent with past practice and except for Permitted Encumbrances;

          (ii) created, incurred or assumed, or agreed to create, incur or assume, any indebtedness for borrowed money in respect of the GSS Business (other than money borrowed or advances from RRD or any of its Affiliates in the ordinary course of the GSS Business consistent with past practice) or entered into, as lessee, any capitalized lease obligations (as defined in Statement of Financial Accounting Standards No. 13);

          (iii) allowed the levels of raw materials, supplies, work-in-process or other materials included in the inventory of the GSS Business to vary in any material respect from the levels customarily maintained in the GSS Business (giving effect to customary seasonal adjustments); or

          (iv) instituted any material increase in any compensation payable to any employee of the GSS Business or in any profit-sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other benefits made available to employees of the GSS Business.

          5.6. NO UNDISCLOSED LIABILITIES. Except as set forth in Schedule 5.6 or reflected on the GSS Balance Sheet and except for any RRD Excluded GSS Liabilities or RRD Norwest Excluded GSS Liabilities, to the knowledge of RRD, neither RRD or RRD Norwest, with respect to the GSS Business, nor Newco or any Newco GSS Subsidiary is subject to any liabilities (including, without limitation, unasserted claims, whether known or unknown), whether absolute, contingent, accrued or otherwise, that would be required to be included on a balance sheet prepared in accordance with the Agreed Accounting Principles which in the aggregate would have a GSS Material Adverse Effect, other than liabilities of the same nature as those set forth in the GSS Balance Sheet and the notes thereto and reasonably incurred in the ordinary course of the GSS Business after the GSS Balance Sheet Date.

          5.7. TAXES. (a) Except as set forth in Schedule 5.7, (i) each of Newco and each Newco GSS Subsidiary has filed on or before the date hereof (or will timely file) all material Tax Returns required to be filed on or before the date hereof (or the Closing Date); (ii) all material Taxes (whether or not shown on any Tax Return) owed by Newco or any Newco GSS Subsidiary and required to be paid on or before the Closing Date have been (or will be) timely paid or, in the case of Taxes which Newco or any Newco GSS Subsidiary is presently contesting in good faith, RRD has established an adequate reserve under the Agreed Accounting Principles for such Taxes on the GSS Balance Sheet; (iii) none of Newco or any Newco GSS Subsidiary has signed any written waiver of any statute of limitations in respect of Taxes; (iv) the Tax Returns referred to in clause (i) have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (v) neither Newco nor any Newco GSS Subsidiary has received written notice of any action, suit, investigation, audit, claim or assessment pending or proposed or threatened with respect to Taxes of Newco or any Newco GSS Subsidiary; (vi) all deficiencies asserted in writing or assessments made as a result of any examination of the Tax

Returns referred to in clause (i) have been paid in full or, in the case of Taxes which Newco or any Newco Subsidiary is currently contesting in good faith, RRD has established an adequate reserve under the Agreed Accounting Principles for such Taxes on the GSS Balance Sheet; (vii) all Tax Sharing Arrangements of which Newco or any Newco GSS Subsidiary is a party (other than this Agreement) will terminate prior to the Closing Date and none of Newco or any Newco GSS Subsidiary will have any liability thereunder on or after the Closing Date, whether for a current year, a future year or a past year; (viii) there are no liens for Taxes upon the assets of Newco or any Newco GSS Subsidiary except liens relating to current Taxes not yet due; (ix) all Taxes which Newco or any Newco GSS Subsidiary is required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid or accrued, reserved against and entered on the books of Newco; and (x) none of Newco or any Newco GSS Subsidiary (or any predecessor thereof) has been a member of any Newco Tax Group other than the Newco Tax Group of which RRD is the common parent and none of Newco or any Newco GSS Subsidiary (or any predecessor thereof) has had any direct or indirect ownership in any corporation, partnership, joint venture or other entity other than the Newco GSS Subsidiaries.

          (b) Except as set forth in Schedule 5.7, RRD (or RRD Norwest) has, in respect of the RRD GSS Assets and the RRD Norwest GSS Assets, filed all material Tax Returns which are required to be filed and has paid all Taxes shown to be due on such Tax Returns, and all monies required to be withheld by RRD or RRD Norwest from employees of the GSS Business for income Taxes and social security and other payroll Taxes have been collected or withheld, and either paid to the respective taxing authorities, set aside in accounts for such purpose, or accrued, reserved against and entered upon the books of the GSS Business (and, as of the Valuation Date, all such moneys will be either paid to the respective taxing authorities, set aside in accounts for such purpose or accrued, reserved against and entered upon the Valuation Date GSS Balance Sheet).

          (c) The contribution of the RRD GSS Assets and the RRD Norwest GSS Assets pursuant to this Agreement is not subject to withholding under Section 1445 of the Code.

          (d) None of Newco or any Newco GSS Subsidiary will, as a result of the contribution of the RRD GSS Assets and the RRD GSS Norwest Assets pursuant to this Agreement, be obligated to make a payment to an individual that would be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

          (e) To the knowledge of RRD after due investigation, neither RRD nor Newco has taken or failed to take any action which action or failure to take action would jeopardize the qualification of the Contribution as a contribution pursuant to which Newco Common Stock issued in the Contribution will be received tax-free by RRD, RRD Norwest and the SHI Stockholders under Section 351 of the Code. Without limiting the generality of the foregoing, none of RRD, RRD Norwest or RRD International has (or on the Closing Date will have) a plan or intention to sell, exchange or otherwise dispose of any of the shares of Newco Common Stock held prior to the Closing Date or to be received in the Contribution and none of RRD, RRD Norwest or RRD International is (or, on the Closing Date will be) contractually bound pursuant to an option, call or similar arrangement to sell, exchange or otherwise dispose of such shares.

          (f) None of the RRD GSS Assets or the RRD Norwest GSS Assets is a partner's interest in a partnership, other than Label Express LLC.

          (g) None of the stock included in the RRD GSS Assets or RRD Norwest Assets is "Section 306 stock" within the meaning of section 306 of the Code.

          (h) Neither RRD nor RRD Norwest will retain any rights in the property transferred to Newco except as set forth in this Agreement.

          (i) The adjusted basis and the fair market value of the RRD GSS Assets or the RRD Norwest GSS Assets will, in each instance, be equal to or exceed the sum of the RRD Assumed GSS Liabilities or the RRD Norwest Assumed GSS Liabilities plus (without duplication) any liabilities to which such assets are subject.

          (j) The RRD Assumed GSS Liabilities and the RRD Norwest Assumed GSS Liabilities were incurred in the ordinary course of business and are associated with the RRD GSS Assets and the RRD Norwest GSS Assets.

          (k) Except as set forth in Schedule 5.7, there is no indebtedness between RRD and Newco or between RRD Norwest and Newco and there will be no indebtedness created in favor of RRD or RRD Norwest as a result of the Contribution of the RRD GSS Assets or of the RRD Norwest GSS Assets and no stock or securities will be issued in the Contribution for indebtedness (including interest) of Newco.

          (l) There is no plan or intention to cause Newco to redeem or otherwise reacquire any stock or indebtedness to be issued in connection with the Contribution (other than as may occur pursuant to this Agreement or the Newco Restated Certificate of Incorporation).

          (m) There is no plan or intention to cause Newco not to remain in existence or not to retain and use (directly or indirectly through one or more direct or indirect subsidiaries) the RRD GSS Assets and the RRD Norwest GSS Assets in a trade or business; there is no plan or intention to cause Newco to liquidate SHI or itself or to cause SHI to merge with and into another corporation.

          (n) There is no plan or intention to cause Newco to dispose of the RRD GSS Assets or the RRD Norwest Assets other than in the normal course of business operations and other than to one or more direct or indirect subsidiaries.

          5.8. AVAILABILITY OF ASSETS. (a) Except for the RRD Excluded GSS Assets or RRD Norwest Excluded Assets and except as set forth in Schedule 5.8, the RRD GSS Assets, the RRD Norwest GSS Assets and the assets of Newco and the Newco GSS Subsidiaries constitute (i) substantially all the assets of RRD and its subsidiaries used primarily in the GSS Business and (ii) substantially all the assets necessary to conduct the GSS Business substantially as currently conducted, including all assets that are reflected in the GSS Balance Sheet or used in generating the results reflected in the statements of income and cash flow included in Schedule 5.4, other than inventory and other assets sold or otherwise disposed of in the ordinary course of the GSS Business, and other than leases, contracts and other agreements which have expired due to passage of time or completion of work or which have been terminated in accordance with their terms. The tangible personal property included in the RRD GSS Assets and the RRD Norwest GSS Assets and of Newco and the Newco GSS Subsidiaries is in good condition (subject to normal wear and tear) and serviceable condition.

          (b) Schedule 5.8 sets forth a description of all material products and services provided to Newco and the Newco GSS Subsidiaries by RRD or any Affiliate of RRD (other than Newco or any Newco GSS Subsidiary) and the manner in which the costs of providing such products and services have been charged to Newco or any Newco GSS Subsidiary.

          5.9. GSS GOVERNMENTAL PERMITS. Each of RRD, RRD Norwest, Newco and each Newco GSS Subsidiary owns, holds or possesses all licenses, franchises, permits, privileges, immunities, approvals and other authorizations from a Governmental Body which are necessary to entitle it to own or lease, operate and use the RRD GSS Assets, the RRD Norwest GSS Assets, and the assets of Newco and the Newco GSS Subsidiaries, respectively, and to carry on and conduct the GSS Business substantially as currently conducted by it (herein collectively called "GSS Governmental Permits"), except for such GSS Governmental Permits as to which the failure to so own, hold or possess would not have a GSS Material Adverse Effect. Schedule 5.9 sets forth a list and brief description of each GSS Governmental Permit as of the date of this Agreement, except for such incidental licenses, permits and other authorizations which would be readily obtainable by any qualified applicant without undue burden in the event of any lapse, termination, cancellation or forfeiture thereof. Complete and correct copies of all of the GSS Governmental Permits listed in Schedule 5.9 have heretofore been delivered to SHI by RRD.

          Except as set forth in Schedule 5.9, (i) each of RRD, RRD Norwest, Newco and each Newco GSS Subsidiary has fulfilled and performed in all material respects its obligations under each of the GSS Governmental Permits owned, held or possessed by it, and to the knowledge of RRD, no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a material breach or default under any such GSS Governmental Permit or which permits or, after notice or lapse of time or both, would permit revocation or termination of any such GSS Governmental Permit; (ii) to the knowledge of RRD, no notice of cancellation, of default or of any material dispute concerning any GSS Governmental Permit, or of any event, condition or state of facts described in the preceding clause, has been received by RRD, RRD Norwest, Newco or any Newco GSS Subsidiary; and (iii) each of the GSS Governmental Permits is valid, subsisting and in full force and effect.

          5.10.  REAL PROPERTY.  Schedule 5.10 contains a brief description of
(i) each parcel of real property owned by RRD or RRD Norwest which is used primarily in the GSS Business or by Newco or any Newco GSS Subsidiary (the "GSS Owned Real Property") and (ii) each option held by RRD or RRD Norwest to acquire real property for use primarily in the GSS Business or held by Newco or a Newco GSS Subsidiary to acquire any real property. Complete and correct copies of any title opinions, surveys and appraisals in RRD's, RRD Norwest's, Newco's or any Newco GSS Subsidiary's possession or any policies of title insurance currently in force and in the possession of RRD, RRD Norwest, Newco or any Newco GSS Subsidiary with respect to each such parcel have heretofore been delivered by RRD to SHI.

          5.11. REAL PROPERTY LEASES. Schedule 5.11 sets forth a list and brief description of each lease or similar agreement under which (i) RRD or RRD Norwest is lessee of, or holds or operates, any real property owned by any third Person and used primarily in the GSS Business or Newco or any Newco GSS Subsidiary is lessee of, or holds or operates, any real property owned by any third Person or (ii) RRD, RRD Norwest, Newco or any Newco GSS Subsidiary is lessor of any of the GSS Owned Real Property.

          5.12. CONDEMNATION. As of the date of this Agreement, neither the whole nor any part of the GSS Owned Real Property or any real property leased, used or occupied by RRD or RRD Norwest, primarily in connection with the GSS Business, or by Newco or any Newco GSS Subsidiary is subject to any pending suit for condemnation or other taking by any public authority, and, to the knowledge of RRD, no such condemnation or other taking is threatened or contemplated.

          5.13. PERSONAL PROPERTY. Schedule 5.13 contains a detailed list as of the date set forth therein of all machinery, equipment, vehicles, furniture and other personal property owned by RRD or RRD Norwest, and used primarily in the GSS Business, or owned by Newco or any Newco GSS Subsidiary, in each case having an original cost of $100,000 or more.

          5.14. PERSONAL PROPERTY LEASES. Schedule 5.14 contains a brief description of each lease or other agreement or right, whether written or oral, under which RRD or RRD Norwest, Newco or any Newco GSS Subsidiary is lessee of, or holds or operates, any machinery, equipment, vehicle or other tangible personal property owned by a third Person and which, in the case of RRD or RRD Norwest, is used primarily in the GSS Business, except for any such lease, agreement or right that is terminable by RRD, RRD Norwest, Newco or any Newco GSS Subsidiary without penalty or payment on notice of 30 days or less, or which involves the payment by RRD, RRD Norwest, Newco or any Newco GSS Subsidiary of rentals of less than $500,000 per year.

          5.15. INTELLECTUAL PROPERTY; SOFTWARE. (a) Schedule 5.15 contains as of the date of this Agreement a list of all material Copyrights, Patents and Trademarks owned by, licensed to or used by RRD or RRD Norwest, primarily in connection with the GSS Business, or Newco or any Newco GSS Subsidiary, provided that Schedule 5.15 does not list Copyrights, Patents and Trademarks of third Persons relating to products or materials licensed or sold to customers of RRD, RRD Norwest, Newco or any Newco GSS Subsidiary in the ordinary course of business.

          (b) Schedule 5.15 contains a list of all material Software owned by, licensed to or used by RRD or RRD Norwest, primarily in connection with the GSS Business, or Newco or any Newco GSS Subsidiary, provided that Schedule 5.15 does not list (i) Software licensed to RRD, RRD Norwest, Newco or any Newco GSS Subsidiary that is available in consumer retail stores and subject to "shrink-wrap" license agreements or (ii) Software of third Persons licensed or sold to customers of RRD, RRD Norwest, Newco or any Newco GSS Subsidiary in the ordinary course of business.

          (c) Schedule 5.15 contains a list of all material agreements, contracts, licenses, sublicenses, assignments and indemnities which relate to
(i) any Copyrights, Patent Rights or Trademarks listed in Schedule 5.15 or (ii) any Software listed in Schedule 5.15.

          (d) Except as disclosed in Schedule 5.15, RRD, RRD Norwest, Newco or a Newco GSS Subsidiary either: (i) owns the entire right, title and interest in and to material Intellectual Property and Software used by RRD or RRD Norwest, primarily in connection with the GSS Business, or Newco or any Newco GSS Subsidiary, free and clear of any Encumbrance; or (ii) has the right to use the same.

          (e) Except as set forth in Schedule 5.15, to the knowledge of RRD, all registrations for Copyrights, Patent Rights and Trademarks identified in
Schedule 5.15 as being owned by RRD, RRD Norwest, Newco or any Newco GSS Subsidiary are valid and in force, and all applications to register any unregistered Copyrights, Patent Rights and Trademarks so identified are pending and in good standing, all without challenge of any kind.

          (f) Except as set forth in Schedule 5.15, to the knowledge of RRD (i) no infringement of any Intellectual Property Right of any other Person has occurred or results in any way from the operations of the GSS Business, (ii) no claim of any infringement of any Intellectual Property Right of any other Person has been made or asserted in respect of the operations of the GSS Business and none of RRD, RRD Norwest, Newco or any Newco GSS Subsidiary has had notice of, or knowledge of any basis for, a claim against RRD, RRD Norwest, Newco or any Newco GSS Subsidiary that the operations, activities, products, software, equipment, machinery or processes of the GSS Business infringe any Intellectual Property Right of any other Person.

          (g)  Except as set forth in Schedule 5.15, to the knowledge of RRD:
(i) material Software used by RRD or RRD Norwest, primarily in connection with the GSS Business, or Newco or any Newco GSS Subsidiary is not subject to any material transfer, assignment, site, equipment, or other operational limitations; and (ii) the Software that is owned by RRD or RRD Norwest, primarily in connection with the GSS Business, or Newco or any Newco GSS Subsidiary does not infringe any Intellectual Property Right of any other Person.

          5.16. ACCOUNTS RECEIVABLE; INVENTORIES. All accounts receivable of Newco and the Newco GSS Subsidiaries have arisen from bona fide transactions by Newco or a Newco GSS Subsidiary in the ordinary course of the GSS Business.

          The inventories of the GSS Business (including raw materials, supplies, work-in-process, finished goods and other materials) are in good condition.

          5.17. TITLE TO PROPERTY. RRD, RRD Norwest, Newco or a Newco GSS Subsidiary owns all GSS Owned Real Property and all buildings, structures and other improvements thereon, in each case free and clear of all Encumbrances, except for Permitted

Encumbrances and except as set forth in Schedule 5.17. Each of RRD, RRD Norwest, Newco and each Newco GSS Subsidiary has good and marketable title to all of the other tangible assets purported to be owned by it, free and clear of all Encumbrances, except for Permitted Encumbrances and except as set forth in
Schedule 5.17.

          5.18. EMPLOYEES AND RELATED AGREEMENTS; ERISA. (a) Except as described in Schedule 5.18(A), neither RRD nor RRD Norwest, with respect to employees of the GSS Business, nor Newco nor any Newco GSS Subsidiary is a party to or bound by any oral or written:

          (i) employee collective bargaining agreement, employment agreement (other than employment agreements terminable by RRD, RRD Norwest, Newco or a Newco GSS Subsidiary without premium or penalty on notice of 30 days or less under which the only monetary obligation of RRD, RRD Norwest, Newco or a Newco GSS Subsidiary is to make current wage or salary payments and provide current fringe benefits), consulting, advisory or service agreement, deferred compensation agreement, individually-negotiated confidentiality agreement applicable to any employee or commission salesperson paid in excess of $100,000 or covenant not to compete;

          (ii) contract or agreement with any officer, director or employee (other than employment agreements disclosed in response to clause (i) or excluded from the scope of clause (i)), agent, or attorney-in-fact of RRD, RRD Norwest, Newco or any Newco GSS Subsidiary; or

          (iii) stock option, stock purchase, bonus or other incentive plan or agreement.

Schedule 5.18(A) provides a list of standard forms of confidentiality agreements which RRD or RRD Norwest has entered into with employees and a description of the level of employees who have entered into such forms of agreements.

          (b) Except as described in Schedule 5.18(B), neither RRD nor RRD Norwest, with respect to employees of the GSS Business, nor Newco nor any Newco GSS Subsidiary maintains, or is required to contribute to, or has or may have any liability for premiums or benefits under, any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA) or any "welfare benefit plan" (as such term is defined in Section 3(1) of ERISA) ("Welfare Plan"), where such Welfare Plan could result in any liability to Newco, on behalf of employees of the GSS Business, former employees or the beneficiaries of such employees or former employees. Each of the plans described in such Schedule ("GSS's ERISA Benefit Plans") which is intended to qualify under Section 401(a) of the Code does so qualify and has received a favorable determination letter from the IRS, and no event has occurred which would cause any such plan to cease being so qualified which would have a GSS Material Adverse Effect. The Donnelley Deferred Compensation and Voluntary Savings Plan and each of the Welfare Plans comply both in form and operation with the requirements of ERISA and, where applicable, the Code, except as set forth in Schedule 5.18(B) or where failure to comply would not have a GSS Material Adverse Effect. Except as disclosed on Schedule 5.18(B), none of GSS's ERISA Benefit Plans is a "multiemployer plan" (as such term is defined in Section 3(37) of ERISA) (a "Multiemployer Plan"). Neither RRD or RRD Norwest has incurred any liability on account of a "partial withdrawal" or a "complete withdrawal" (within the meaning of Sections 4205 and 4203, respectively, of ERISA) from any Multiemployer Plan. RRD, RRD Norwest, Newco and each Newco GSS Subsidiary has complied with the health care continuation requirements of
Section 601, et. seq., of ERISA with respect to employees of the GSS Business and their spouses, former spouses and dependents, except where failure to comply would not have a GSS Material Adverse Effect. None of RRD or RRD Norwest, with respect to employees of the GSS Business, Newco, any Newco GSS Subsidiary or any entity treated as the same employer as Newco or any Newco GSS Subsidiary under ERISA is currently liable for any excise taxes under the Code or ERISA with respect to any plans, funds, programs or other arrangements described herein where such excise taxes would have a GSS Material Adverse Effect.

          (c) Any plan, fund, program or arrangement providing employee benefits to any employees, former employees or the beneficiaries of such employees of any foreign subsidiary of RRD, Newco or any Newco GSS Subsidiary complies with all applicable foreign laws and regulations relating to pension and other employee benefit plans, including without limitation, laws and regulations relating to the funding of such plans, except where such noncompliance does not have a GSS Material Adverse Effect.

          (d) With respect to GSS's ERISA Benefit Plans subject to Title IV of ERISA there has been no "reportable event" (within the meaning of Section 4043(b) of ERISA) since September 2, 1974 which would have a GSS Material Adverse Effect. There is no liability currently outstanding with respect to the termination of a GSS ERISA Benefit Plan subject to Title IV of ERISA. None of GSS's ERISA Benefit Plans which is a plan subject to (S)412 of the Code or Part 3 of Title 1 of ERISA has incurred any "accumulated funding deficiency" (within the meaning of Section 412 of the Code), whether or not waived which would have a GSS Material Adverse Effect. Assuming that each of GSS's ERISA Benefit Plans which is subject to Title IV of ERISA were terminated as of the Closing Date, none of RRD, RRD Norwest, Newco or any Newco GSS Subsidiary would have liability under Title IV of ERISA as a result of such termination which would have a GSS Material Adverse Effect. None of RRD, RRD Norwest, Newco or any Newco GSS Subsidiary has obligations under any of GSS's ERISA Benefit Plans or otherwise to provide health or any other welfare benefits to former employees of the GSS Business, except as specifically required by law and except as set forth in Schedule 5.18(D).

          (e) Neither RRD nor, to the knowledge of RRD, any other "disqualified person" (within the meaning of Section 4975 of the Code) or "party in interest" (within the meaning of Section 3(14) of ERISA) has engaged in any "prohibited transaction" (within the meaning of Section 4975 of the Code or Section 406 of ERISA) with respect to any of GSS's ERISA Benefit Plans which could subject any such Plan (or its related trust) or RRD, RRD Norwest, Newco or any Newco GSS Subsidiary or any officer, director or employee of the GSS Business to the penalty or tax under Section 402(i) or Section 402(l) of ERISA or Section 4975 of the Code which would have a GSS Material Adverse Effect.

          (f) There is no pending or, to the knowledge of RRD, threatened claim or lawsuit, which would have a GSS Material Adverse Effect, which alleges any violation of ERISA or any other law (i) by or on behalf of any of GSS's ERISA Benefit Plans or (ii) by any employee of the GSS Business or any plan participant, former participant or beneficiary against any such plan.

          (g) Schedule 5.18(G) contains: (i) a list of all employees or commission salespersons of the GSS Business as of December 31, 1994 whose then current annual compensation was in excess of $100,000; (ii) the then current annual compensation of, and a description of the fringe benefits (other than those generally available to employees of Newco) provided by RRD, RRD Norwest, Newco or any Newco GSS Subsidiary to any such employees or salespersons; (iii) a list of all present or former employees or commission salespersons of the GSS Business paid in excess of $100,000 in calendar year 1994 who have terminated or given notice of their intention to terminate their relationship with RRD, RRD Norwest, Newco or any Newco GSS Subsidiary since December 31, 1994 (other than a person whose employment is being terminated with RRD or RRD Norwest and who will become employed by Newco on or after the Closing Date in connection with the transaction contemplated in this Agreement); (iv) a list of any increase, effective after December 31, 1994, in the rate of compensation of any employees or commission salespersons of the GSS Business if such increase exceeds 30% of the previous annual salary of such employee or commission salesperson; (v) a list of all substantial changes in job assignments of, or arrangements with, or promotions or appointments of, any employees or commission salespersons of the GSS Business whose compensation as of December 31, 1994 was in excess of $100,000 per annum; and

(vi) a list of all employees or commission salespersons of the GSS Business as of the dates set forth in such Schedule.

          (h)  Except as set forth in Schedule 5.18(H), to the knowledge of RRD,
(i) the GSS Business is not involved in any transaction or other situation with any employee, officer, director or Affiliate of RRD which may be generally characterized as a "conflict of interest", including, but not limited to, direct or indirect interests in the business of competitors, suppliers or customers of the GSS Business, and (ii) there are no situations with respect to the GSS Business which involved or involves (A) the use of any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (B) the making of any direct or indirect unlawful payments to government officials or others from corporate funds or the establishment or maintenance of any unlawful or unrecorded funds, (C) the violation of any of the provisions of The Foreign Corrupt Practices Act of 1977, or any rules or regulations promulgated thereunder, (D) the receipt of any illegal discounts or rebates or any other violation of the antitrust laws or (E) any investigation by the Securities and Exchange Commission or any other Governmental Body.

          5.19. EMPLOYEE RELATIONS. Except as set forth in Schedule 5.19, each of RRD and RRD Norwest, with respect to the GSS Business, and Newco and each Newco GSS Subsidiary has complied with all applicable laws, rules and regulations which relate to prices, wages, hours, discrimination in employment and collective bargaining and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing, except where failure to comply would not have a GSS Material Adverse Effect. RRD believes that relations with the employees of the GSS Business are satisfactory.
Schedule 5.19 sets forth a description of any union organizing or election activities involving any non-union employees of the GSS Business which have occurred since January 1, 1994 or, to the knowledge of RRD, are threatened as of the date hereof.

          5.20. CONTRACTS. (a) Except as set forth in Schedule 5.20(A) or any other Schedule hereto, to the knowledge of RRD, neither RRD or RRD Norwest, with respect to the GSS Business, nor Newco or any Newco GSS Subsidiary is a party to or bound by:

          (i)    any contract for the purchase or sale of real property;

          (ii) any contract for the purchase of raw materials which involved the payment of more than $1,000,000 in 1994, which RRD reasonably anticipates will involve the payment of more than $1,000,000 in 1995 or which extends beyond December 31, 1995;

          (iii) any contract for the sale of goods or services which involved the payment of more than $1,000,000 in 1994, which RRD reasonably anticipates will involve the payment of more than $1,000,000 in 1995 or which extends beyond December 31, 1995;

          (iv) any contract for the purchase, licensing or development of material Software to be used by RRD or RRD Norwest, primarily in connection with the GSS Business, or by Newco or any Newco GSS Subsidiary in the ordinary course of its business;

          (v) any contract for the purchase or procurement of Software from a third Person for ultimate redistribution, license or sale to customers of RRD or RRD Norwest, primarily in connection with the GSS Business, or Newco or any Newco GSS Subsidiary which involved the payment of more than $1,000,000 in 1994, which RRD reasonably anticipates will involve the payment of more than $1,000,000 in 1995 or which extends beyond December 31, 1995;

          (vi) any consignment, distributor, dealer, manufacturers representative, sales agency, advertising representative or advertising or public relations contract which RRD reasonably anticipates will involve the payment of more than $1,000,000 after the date hereof or which extends beyond December 31, 1995;

          (vii) any guarantee of the obligations of customers, suppliers, officers, directors, employees, Affiliates or others;

          (viii) any agreement which provides for, or relates to, the incurrence by Newco or any Newco GSS Subsidiary of debt for borrowed money (including, without limitation, any interest rate or foreign currency swap, cap, collar, hedge or insurance agreements, or options or forwards on such agreements, or other similar agreements for the purpose of managing the interest rate and/or foreign exchange risk associated with its financing);

          (ix)   any contract not made in the ordinary course; or

          (x) any other contract, agreement, commitment, understanding or instrument which is material to Newco and the Newco GSS Subsidiaries, taken as a whole.

          (b) Except as set forth in Schedule 5.20(B) or any Schedule hereto and except for the RRD Ancillary Agreements, neither RRD nor RRD Norwest is a party to or bound by any agreement with Newco.

          5.21. STATUS OF CONTRACTS. Except as set forth in Schedule 5.21 or in any other Schedule hereto, each of the leases, contracts and other agreements listed in Schedules 5.11, 5.14, 5.15, 5.18, 5.20(A) and 5.20(B) (collectively, the "GSS Agreements") constitutes a valid and binding obligation of RRD, RRD Norwest, Newco or the applicable Newco GSS Subsidiary and, to the knowledge of RRD, the other parties thereto (subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general equity principles) and is in full force and effect. None of RRD, RRD Norwest, Newco or any Newco GSS Subsidiary is in, or, to the knowledge of RRD, alleged to be in, material breach or material default under, any of the GSS Agreements and, to the knowledge of RRD, no other party to any of the GSS Agreements is in material breach or material default thereunder, and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by RRD, RRD Norwest, Newco or any Newco GSS Subsidiary or, to the knowledge of RRD, by any such other party. Complete and correct copies of each of the GSS Agreements have heretofore been delivered to SHI by RRD.

          5.22. NO VIOLATION, LITIGATION OR REGULATORY ACTION. Except as set forth in Schedule 5.22:

          (i) to the knowledge of RRD, the RRD GSS Assets, the RRD Norwest GSS Assets and the assets of Newco and the Newco GSS Subsidiaries and their uses comply with applicable Requirements of Laws and Court Orders, except where failure to comply would not have a GSS Material Adverse Effect;

          (ii) to the knowledge of RRD, RRD, RRD Norwest, Newco and each Newco GSS Subsidiary has complied with all Requirements of Laws and Court Orders which are applicable to the RRD GSS Assets, the RRD Norwest GSS Assets and the assets of Newco and the Newco GSS Subsidiaries or the GSS Business, except where failure to comply would not have a GSS Material Adverse Effect;

          (iii) as of the date hereof, there are no lawsuits, claims, suits, proceedings or investigations pending or, to the knowledge of RRD, threatened against RRD, RRD Norwest, Newco or any Newco GSS Subsidiary which are reasonably expected to have a GSS Material Adverse Effect; and

          (iv) there is no action, suit or proceeding pending or, to the knowledge of RRD, threatened which questions the legality or propriety of the transactions contemplated by this Agreement.

          5.23.  ENVIRONMENTAL MATTERS.  Except as set forth in Schedule 5.23:

          (i) the operations of the GSS Business comply with all applicable Environmental Laws, except where failure to comply would not individually or in the aggregate have a GSS Material Adverse Effect;

          (ii) RRD and RRD Norwest, with respect to the GSS Business, and Newco and the Newco GSS Subsidiaries have obtained all environmental, health and safety GSS Governmental Permits necessary for their operation in the manner now conducted, and all such GSS Governmental Permits are in good standing and RRD, RRD Norwest, Newco and the Newco GSS Subsidiaries are in compliance with all terms and conditions of such permits, except where failure to comply would not have a GSS Material Adverse Effect;

          (iii) to the knowledge of RRD, none of RRD or RRD Norwest, with respect to the GSS Business, or Newco or any Newco GSS Subsidiary nor any of the present GSS Property or operations, or the past GSS Property or operations, is subject to any on-going investigation by, order from or agreement with any Person (including without limitation any prior owner or operator of GSS Property) respecting (i) any Environmental Law, (ii) any Remedial Action or
(iii) any claim of losses or expenses arising from the GSS Release or threatened GSS Release of a Contaminant into the environment;

          (iv) neither RRD or RRD Norwest, with respect to the GSS Business, nor Newco or any Newco GSS Subsidiary is subject to any judicial or administrative proceeding, order, judgment, decree or settlement alleging or addressing a violation of or liability under any Environmental Law;

          (v) neither RRD or RRD Norwest, with respect to the GSS Business, nor Newco or any Newco GSS Subsidiary has received any notice or claim to the effect that it is or may be liable to any Person as a result of the GSS Release or threatened GSS Release of a Contaminant; and

          (vi) to the knowledge of RRD, no Environmental Encumbrance has attached to any GSS Property.

          For purposes of this Section 5.23 (including all subsections hereof) any reference to Newco or any Newco GSS Subsidiary shall be deemed to also refer to any other entity to which Newco or any Newco GSS Subsidiary may be deemed to be a corporate successor pursuant to applicable Environmental Laws; provided that any representation made in this Section 5.23 with respect to any such entity is made to the knowledge of RRD.

          5.24. INSURANCE. Schedule 5.24 sets forth a list and brief description (including nature of coverage, limits, deductibles, premiums and the loss experience for the most recent five years with respect to each type of coverage) of all policies of insurance maintained, owned or held by RRD or RRD Norwest, with respect to the GSS Business, or Newco or any Newco GSS Subsidiary on the date hereof. RRD shall keep or cause such insurance or comparable insurance to be kept in full force and effect through the Closing Date. RRD, RRD Norwest, Newco and each Newco GSS Subsidiary has complied with each of such insurance policies and has not failed to give any notice or present any claim thereunder in a due and timely manner, except where failure to comply, give notice or present a claim in such a manner would not have a GSS Material Adverse Effect.

          5.25. CUSTOMERS AND SUPPLIERS. Set forth in Schedule 5.25 hereto is a list of names of the ten largest customers and the ten largest suppliers (measured by dollar volume of purchases or sales in each case) of the GSS Business and the percentage of the GSS Business which each such customer or supplier represented during the year ended December 31, 1994. Except as set forth in Schedule 5.25, to the knowledge of RRD, there exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship of the GSS Business with any customer or group of customers listed in Schedule 5.25, or with any supplier or group of suppliers listed in Schedule 5.25.

          5.26. NO FINDER. Neither RRD, RRD Norwest, Newco or any Newco GSS Subsidiary nor any Person acting on their behalf has paid or become obligated to pay any fee or commission to any broker, finder, financial advisor, investment banker or intermediary for or on account of the transactions contemplated by this Agreement other than to Lehman Brothers, whose fees and expenses, to the extent payable, shall be paid by RRD.


                                   ARTICLE VI

                        ACTION PRIOR TO THE CLOSING DATE

          The respective parties hereto covenant and agree to take the following actions between the date hereof and the Closing Date:

          6.1. INVESTIGATIONS. (a) RRD shall, and shall cause RRD Norwest, Newco and the Newco GSS Subsidiaries to, afford to the officers, employees and authorized representatives of SHI (including, without limitation, independent public accountants and attorneys) reasonable access during normal business hours upon reasonable advance notice to the offices, properties, employees and business and financial records (including computer files, retrieval programs and similar documentation and such access and information that may be necessary in connection with an environmental audit) of the GSS Business to the extent SHI shall reasonably deem necessary or desirable and shall furnish to SHI or their authorized representatives such additional information concerning the assets, business and operations of the GSS Business as shall be reasonably requested, including all such information as shall be necessary to enable SHI or its representatives to verify the accuracy of the representations and warranties of RRD contained in this Agreement, to verify that the covenants of RRD contained in this Agreement have been complied with and to determine whether the conditions set forth in Article VIII have been satisfied; provided, however, that none of RRD, RRD Norwest, Newco or any Newco GSS Subsidiary shall be required to violate any obligation of confidentiality to which it is subject in discharging its obligations pursuant to this Section 6.1. SHI agrees that such investigation shall be conducted in such a manner as not to interfere unreasonably with the operations of RRD, RRD Norwest, Newco or the Newco GSS Subsidiaries.

          (b) SHI shall afford and cause the SHI Subsidiaries to afford to the officers, employees and authorized representatives of RRD (including, without limitation, independent public accountants and attorneys) reasonable access during normal business hours upon reasonable advance notice to the offices, properties, employees and business and financial records (including computer files, retrieval programs and similar documentation and such access and information that may be necessary in connection with an environmental audit) of SHI or any SHI Subsidiary to the extent RRD shall reasonably deem necessary or desirable and shall furnish to RRD or its authorized representatives such additional information concerning the assets, business and operations of SHI and the SHI Subsidiaries as shall be reasonably requested, including all such information as shall be necessary to enable RRD or its representatives to verify the accuracy of the representations and warranties of SHI contained in this Agreement, to verify that the covenants of SHI contained in this Agreement have been complied with and to determine whether the conditions set forth in Article IX have been satisfied; provided, however, that neither SHI nor any SHI Subsidiary shall be required to violate any obligation of confidentiality to which it is subject in discharging its obligations pursuant to this Section 6.1. RRD agrees that such investigation shall be conducted in such a manner as not to interfere unreasonably with the operations of SHI or any SHI Subsidiary.

          6.2. PRESERVE ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each of the parties hereto shall refrain from taking any action which would render any representation or warranty contained in Article IV or V of this Agreement inaccurate as of the Closing Date. Each party shall promptly notify the other of any action, suit or proceeding that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement. SHI shall promptly notify RRD of any lawsuit, claim, proceeding or investigation that may be threatened, brought, asserted or commenced against SHI or any SHI Subsidiary which would have been listed in Schedule 4.22 if such lawsuit, claim, proceeding or investigation had arisen prior to the date hereof. RRD shall promptly notify SHI of any lawsuit, claim, proceeding or investigation that may be threatened, brought, asserted or commenced against RRD, RRD Norwest, Newco or any Newco GSS Subsidiary which would have been listed in Schedule 5.22 if such lawsuit, claim, proceeding or investigation had arisen prior to the date hereof.

          6.3. CONSENTS OF THIRD PARTIES; GOVERNMENTAL APPROVALS. (a) The parties hereto will act diligently and reasonably to secure, before the Closing Date, the consent, approval or waiver, in form and substance reasonably satisfactory to the parties hereto, from any party to any GSS Agreement or SHI Agreement required to be obtained to satisfy the conditions set forth in Sections 8.5 and 9.5; provided that no party hereto shall have any obligation to offer or pay any consideration in order to obtain any such consents or approvals; and provided, further, that no party shall make any agreement or understanding affecting the assets of RRD, RRD Norwest, Newco and the Newco GSS Subsidiaries, the GSS Business, the assets of SHI and the SHI Subsidiaries or the SHI Business as a condition for obtaining any such consents or waivers except with the prior written consent of the other parties hereto.

          (b) During the period prior to the Closing Date, the parties hereto shall act diligently and reasonably, and shall cooperate with each other, to secure any consents and approvals of any Governmental Body required to be obtained by them in order to permit transactions contemplated by this Agreement, or to otherwise satisfy the conditions set forth in Sections 8.4 and 9.4; provided that no party shall make any agreement or understanding affecting the assets of RRD, RRD Norwest, Newco and the Newco GSS Subsidiaries, the GSS Business, the assets of SHI and the SHI Subsidiaries or the SHI Business as a condition for obtaining any such consents or approvals except with the prior written consent of the other parties hereto.

          6.4. OPERATIONS PRIOR TO THE CLOSING DATE. (a) RRD shall, and shall cause RRD Norwest, Newco and the Newco GSS Subsidiaries to, operate and carry on the GSS Business only in the ordinary course and substantially as presently operated. Consistent with the foregoing, RRD shall, and shall cause RRD Norwest, Newco and the Newco GSS Subsidiaries to, keep and maintain the material assets of the GSS Business in good operating condition and repair and shall use reasonable efforts consistent with good business practice to maintain the business organization of GSS Business intact and to preserve the goodwill of the suppliers, contractors, licensors, employees, customers, distributors and others having business relations with the GSS Business.

          (b) Notwithstanding Section 6.4(a), except as expressly contemplated by this Agreement or except with the express written approval of SHI, RRD shall not, and shall cause RRD Norwest, Newco and each Newco GSS Subsidiary to not:

          (i) make any material change in the GSS Business or the operations of RRD and RRD Norwest, with respect to the GSS Business, and Newco and the Newco GSS Subsidiaries;

          (ii) make any capital expenditure with respect to the GSS Business or enter into any contract or commitment therefor in excess of $250,000;

          (iii) enter into any contract, agreement, undertaking or commitment which would have been required to be set forth in Schedule 5.20 if in effect on the date hereof;

          (iv) enter into any contract for the purchase of real property to be used by the GSS Business or for the sale of any GSS Owned Real Property or exercise any option to purchase real property listed in Schedule 5.10 or any option to extend a lease listed in Schedule 5.11;

          (v) sell, lease (as lessor), transfer or otherwise dispose of (including any transfers to RRD or any of its Affiliates other than Newco or the Newco GSS Subsidiaries and other than any payment or distribution permitted under Section 6.4(b)(vii)), or mortgage or pledge, or impose or suffer to be imposed any Encumbrance on, any of the RRD GSS Assets, the RRD Norwest GSS Assets, or the assets of Newco or any Newco GSS Subsidiary, other than inventory and minor amounts of personal property sold or otherwise disposed of in the ordinary course of the GSS Business consistent with past practice and other than Permitted Encumbrances;

          (vi) create, incur or assume, or agree to create, incur or assume, on behalf of Newco or any Newco Subsidiary, any indebtedness for borrowed money (other than as contemplated by Sections 6.10 and 6.11 and money borrowed or advances from RRD or any of its Affiliates in the ordinary course of the GSS Business) or enter into, on behalf of Newco or any Newco Subsidiary, as lessee, any capitalized lease obligations (as defined in Statement of Financial Accounting Standards No. 13);

          (vii) make, or agree to make, any payment of cash or distribution of assets of Newco or any Newco GSS Subsidiary to RRD or any of its Affiliates (other than cash realized upon collection of receivables generated in the ordinary course of the GSS Business and other than payments in the ordinary course for services rendered or products sold);

          (viii) institute any material increase in any profit-sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other employee benefit plan with respect to employees of the GSS Business;

          (ix) make any material change in the compensation of the employees of the GSS Business, other than changes made in accordance with normal compensation practices and consistent with past compensation practices; or

          (x) make any material change in the accounting policies applied in the preparation of the financial statements contained in Schedule 5.4.

          (c) SHI shall, and shall cause each of the SHI Subsidiaries to, operate and carry on its business only in the ordinary course and substantially as presently operated. Consistent with the foregoing, SHI shall, and shall cause the SHI Subsidiaries to, keep and maintain the assets of SHI and the SHI Subsidiaries in good operating condition and repair and shall use reasonable efforts consistent with good business practice to maintain the business organization of SHI and the SHI Subsidiaries intact and to preserve the goodwill of the suppliers, contractors, licensors, employees, customers, distributors and others having business relations with SHI and the SHI Subsidiaries.

          (d) Notwithstanding Section 6.4(c), except as expressly contemplated by this Agreement or except with the express written approval of RRD, SHI shall not, and shall cause each SHI Subsidiary to not:

          (i) make any material change in the SHI Business or the operations of SHI and the SHI Subsidiaries;

          (ii) make any capital expenditure or enter into any contract or commitment therefor in excess of $250,000;

          (iii) enter into any contract, agreement, undertaking or commitment which would have been required to be set forth in Schedule 4.20 if in effect on the date hereof;

          (iv) enter into any contract for the purchase of real property or for the sale of any SHI Owned Real Property or exercise any option to purchase real property listed in Schedule 4.10 or any option to extend a lease listed in Schedule 4.11;

          (v) sell, lease (as lessor), transfer or otherwise dispose of (including any transfers to the stockholders of SHI or any of their Affiliates other than SHI or the SHI Subsidiaries), or mortgage or pledge, or impose or suffer to be imposed any Encumbrance on, any of its assets, other than inventory and minor amounts of personal property sold or otherwise disposed of in the ordinary course of the SHI Business consistent with past practice and other than Permitted Encumbrances;

          (vi) create, incur or assume, or agree to create, incur or assume, any indebtedness for borrowed money (except as provided in Schedule 6.4(d)) or enter into, as lessee, any capitalized lease obligations (as defined in Statement of Financial Accounting Standards No. 13);

          (vii) make, or agree to make, any payment of cash or distribution of assets to the stockholders of SHI or any of their Affiliates, except that SHI may declare and pay a distribution of up to $9,770,000 to the holders of SHI L-A Common and SHI L-B Common and the holders of SHI Rollover Options who timely exercise such options at the Effective Time;

          (viii) institute any material increase in any profit-sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other employee benefit plan;

          (ix) make any material change in the compensation of the employees, other than changes made in accordance with normal compensation practices and consistent with past compensation practices and other than the payment of special bonuses to certain employees of SHI or a SHI Subsidiary of up to $240,000; or

          (x) make any material change in the accounting policies applied in the preparation of the financial statements contained in Schedule 4.4.

          6.5. NOTIFICATION OF CERTAIN MATTERS. (a) During the period prior to the Closing Date, RRD will promptly advise SHI in writing of (i) any material adverse change in the condition of the RRD GSS Assets, the RRD Norwest GSS Assets, or the assets of Newco and the Newco GSS Subsidiaries or the GSS Business, (ii) any notice or other communication from any third Person alleging that the consent of such third Person is or may be required in connection with the transactions contemplated by this Agreement, and (iii) any material default under any GSS Agreement or event which, with notice or lapse of time or both, would become such a material default on or prior to the Closing Date and of which RRD has knowledge.

          (b) During the period prior to the Closing Date, SHI will promptly advise RRD in writing of (i) any material adverse change in the condition of the assets or operations of SHI and the SHI Subsidiaries or the SHI Business, (ii) any notice or other communication from any third Person alleging that the consent of such third Person is or may be required in connection with the transactions contemplated by this Agreement, and (iii) any material default under any SHI Agreement or event which, with notice or lapse of time or both, would become such a material default on or prior to the Closing Date and of which SHI has knowledge.

          6.6. ANTITRUST LAW COMPLIANCE. RRD and SHI have caused to be filed with the Federal Trade Commission and the Antitrust Division of the Department of Justice the notifications and other information required to be filed under the HSR Act, or any rules and regulations promulgated thereunder, with respect to the transactions contemplated hereby. Each party warrants that all such filings by it are, as of the date filed, true and accurate and in accordance with the requirements of the HSR Act and any such rules and regulations. Each of SHI and RRD agrees to make available to the other such information as each of them may reasonably request relative to its business, assets and property as may be required of each of them to file any additional information requested by such agencies under the HSR Act and any such rules and regulations.

          6.7. CERTAIN AMENDMENTS. The number of shares of Newco Class A Common into which the currently outstanding shares of Newco Original Common Stock are to be reclassified pursuant to Section F of Article FOURTH of the Newco Restated Certificate of Incorporation, the number of shares of Newco Class A Common to be issued to RRD pursuant to Section 2.1(b), the number of shares of Newco Class A Common to be issued to RRD Norwest pursuant to Section 2.2(b), the conversion specified in Section 2.3 of the Merger Agreement and the number specified in

Paragraph 1 of Section E of Article FOURTH of the Newco Restated Certificate of Incorporation have been agreed upon by the parties hereto on the assumption that the number of issued and outstanding shares of each class of SHI Common Stock and the number of shares of SHI Common Stock issuable upon exercise of the outstanding SHI Management Options and the SHI Rollover Options, are as set forth in Section 4.1 and in Schedule 4.1. In the event that immediately prior to the Effective Time the number of issued and outstanding shares of each class of SHI Common Stock and the number of shares of SHI Common Stock issuable upon exercise of the outstanding SHI Management Options and the SHI Rollover Options are not as set forth in Section 4.1 and in Schedule 4.1, the parties agree to amend this Agreement and the Merger Agreement, and to change the form of the Newco Restated Certificate of Incorporation to be filed with the Delaware Secretary of State, in such a manner as will reflect such changes.

          6.8. NO SOLICITATION. (a) SHI shall not, nor shall it authorize or permit any officer, director, employee, investment banker, attorney or other adviser or representative of SHI or any of its Affiliates to, (i) solicit, initiate, or encourage the submission of, any Acquisition Proposal with respect to SHI or any SHI Subsidiary, (ii) enter into any agreement with respect to any Acquisition Proposal with respect to SHI or any SHI Subsidiary or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information for the purpose of facilitating the making of, or take any other action to facilitate any inquiries or the making of, any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal with respect to SHI or any SHI Subsidiary. Without limiting the foregoing, it is understood that any violation, of which SHI or any of its Affiliates had knowledge at the time of such violation, of the restrictions set forth in the immediately preceding sentence by any officer, director, employee, investment banker, attorney, employee, or other adviser or representative of SHI or any of its Affiliates, whether or not such Person is purporting to act on behalf of SHI, any stockholder of SHI or any of their Affiliates or otherwise, shall be deemed to be a breach of this Section 6.8(a) by SHI. SHI promptly shall advise RRD of any Acquisition Proposal with respect to SHI or any SHI Subsidiary and any inquiries with respect to any Acquisition Proposal with respect to SHI or any SHI Subsidiary.

          (b) RRD shall not, nor shall it authorize or permit any officer, director, employee, investment banker, attorney or other adviser or representative of RRD or any of its Affiliates to, (i) solicit, initiate, or encourage the submission of, any Acquisition Proposal with respect to Newco or any Newco GSS Subsidiary or the GSS Business, (ii) enter into any agreement with respect to any Acquisition Proposal with respect to Newco or any Newco GSS Subsidiary or the GSS Business or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information for the purpose of facilitating the making of, or take any other action to facilitate any inquiries or the making of, any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal with respect to Newco or any Newco GSS Subsidiary or the GSS Business. Without limiting the foregoing, it is understood that any violation, of which RRD or any of its Affiliates had knowledge at the time of such violation, of the restrictions set forth in the immediately preceding sentence by any officer, director, employee, investment banker, attorney, employee, or other adviser or representative of RRD or any of its Affiliates, whether or not such Person is purporting to act on behalf of RRD or any of its Affiliates or otherwise, shall be deemed to be a breach of this Section 6.8(b) by RRD. RRD promptly shall advise SHI of any Acquisition Proposal with respect to Newco or any Newco GSS Subsidiary or the GSS Business and any inquiries with respect to any Acquisition Proposal with respect to Newco or any Newco GSS Subsidiary or the GSS Business.

          6.9. TREATMENT OF SHI MANAGEMENT OPTIONS. At the Effective Time, each SHI Management Option which is outstanding immediately prior to the Effective Time shall be cancelled and, except to the extent otherwise agreed to by the holder thereof, replaced by:

          (i) a Newco Management Replacement Option representing the right to purchase the number of shares of Newco Class B-V Common (rounded up or down to the nearest full share) that would have been distributable pursuant to the Merger in respect of the maximum number of shares of SHI Class A Common issuable upon exercise of such SHI Management Option (assuming that any vesting requirements applicable thereto had been waived prior to such exercise) at an exercise price equal to the number obtained by multiplying
     (x) the exercise price per share of SHI Class A Common under the terms of such SHI Management Option in effect at the date hereof by (y) a fraction, the numerator of which is the number of shares of Newco Class B-V Common issuable upon exercise of such Newco Management Replacement Option and the denominator of which is the number of shares of SHI Class A Common Stock issuable upon exercise of such SHI Management Option (assuming that any vesting requirements applicable thereto had been waived prior to such exercise); and

          (ii) an interest in the Incentive Option (contingent to the extent of any vesting requirements applicable to the Newco Management Replacement Option).

Except to the extent (if any) otherwise agreed to in writing by Newco, each Newco Management Replacement Option will become exercisable at the time(s) and subject to the same vesting requirements as apply to the SHI Management Option which it replaces, subject to acceleration of vesting on the terms and subject to the conditions of the Newco Management Replacement Option Plan.

          6.10. REFINANCING OF SHI DEBT. Newco has entered into a Credit Agreement with The First National Bank of Chicago, as Administrative Agent, and the banks named therein, providing for a credit facility of up to $200 million. In the event such credit facility is available on the Closing Date, Newco shall, at the Effective Time, borrow such funds thereunder as shall be necessary to, and shall use such funds to (i) repay all amounts due under the credit arrangements of SHI and the SHI Subsidiaries listed in Schedule 6.10, including without limitation, the unpaid principal and accrued and unpaid interest owing thereunder as of the Closing Date and all expenses owing thereunder in connection with such repayment, (the "SHI Debt"), and (ii) pay the redemption price of the SHI Intermediate Preferred Stock provided in Article IV(c)(2) of the Certificate of Incorporation of SHI Intermediate. In the event such credit facility (or another credit facility having terms substantially similar thereto) is not available on the Closing Date (x) RRD and Newco shall, immediately prior to the Effective Time, enter into a credit agreement having terms and conditions reasonably satisfactory to RRD, Newco and SHI providing for the loan from RRD to Newco of up to $200 million, payable no later than two years following the Effective Time and bearing interest at a rate per annum equal to the corporate base rate of interest announced by The First National Bank of Chicago from time to time, and (y) Newco shall at the Effective Time, borrow such funds thereunder as shall be necessary to, and shall use such funds to, make the payments contemplated by the preceding sentence.

          6.11. REDEMPTION OF SHI INTERMEDIATE PREFERRED STOCK. SHI shall take all action necessary to cause all shares of SHI Intermediate Preferred Stock to be redeemed at the Effective Time pursuant to Article IV(c)(2) of the Certificate of Incorporation of SHI Intermediate. The funds necessary to pay the redemption price for such shares will be provided in the manner described in
Section 6.10.

          6.12. EXERCISE OF SHI CLASS A WARRANTS AND SHI CLASS B WARRANTS. SHI shall promptly notify the holders of the Class A Warrants and the Class B Warrants of the execution of this Agreement. SHI shall use reasonable efforts to cause the holders of the Class A Warrants and the Class B Warrants to exercise such warrants prior to the Effective Time.

          6.13. CONTRIBUTION TO NEWCO SUB. At or prior to the Effective Time, Newco shall contribute to Newco Sub (i) the number of shares of Newco Class B-V Common and Newco Class B-N Common issuable pursuant to Sections 2.3 and 2.4 of the Merger Agreement, (ii) $17,000,000 in cash (being the maximum amount of cash deliverable pursuant to Section 2.3 of the Merger Agreement) and (iii) the Newco Incentive Options to be issued pursuant to Sections 2.3 and 2.4 of the Merger Agreement.


                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

          7.1. NOTICE OF SHI STOCKHOLDER APPROVAL; NOTICE OF POSSIBLE APPRAISAL RIGHTS. SHI shall, as contemplated by Section 228(d) of the Delaware Law, give prompt notice of the approval of this Agreement and the SHI Ancillary Agreements by less than unanimous written consent of the SHI stockholders to all SHI stockholders who have not so consented in writing. Promptly following the Effective Time, SHI shall distribute to each holder of SHI Common Stock immediately prior to the Effective Time who did not so consent in writing an information statement and notification of possible appraisal rights pursuant to
Section 262 of the Delaware Law. RRD and Newco shall use all reasonable efforts to provide such information and assistance as SHI may request in connection with the preparation and delivery of such information statement.

          7.2. EMPLOYEES AND EMPLOYEE BENEFIT PLANS. (a) Offers of Employment to Certain Persons. RRD or RRD Norwest shall terminate each person (other than any person who is an employee of RRD and who performs services for Newco or any of its direct or indirect subsidiaries pursuant to the terms of a leasing arrangement between RRD and Newco or any of Newco's direct or indirect subsidiaries (a "RRD Leased Employee")) employed in a facility included in the RRD GSS Assets or RRD Norwest GSS Assets on and as of the Closing Date. Newco (or any of its direct or indirect subsidiaries) shall hire on the Closing Date, effective as of the close of business on the Closing Date, on an "at will" basis, each of those persons who are terminated by RRD or RRD Norwest on the Closing Date pursuant to the preceding sentence. Subject to the penultimate sentence of this Section 7.2(a), nothing contained in this Section 7.2(a) is intended or shall be deemed to (i) require Newco to employ such persons for any fixed or pre-determined time after the Closing Date, or (ii) confer upon any employee of RRD or RRD Norwest, past, present, or future, any rights of employment of any nature, it being understood and agreed that the provisions of this Section 7.2(a) are intended to set forth an agreement among RRD and Newco and are not intended to benefit any persons not party to this agreement, including such employees. Notwithstanding anything herein to the contrary,

Newco (or its direct or indirect subsidiaries) shall continue to employ after the Closing Date such number of those persons employed with RRD or RRD Norwest prior to the Closing Date who accepted Newco's (or its direct or indirect subsidiary's) offer of employment, for such period of time as is necessary to ensure compliance, by each of RRD, RRD Norwest, Newco and, if applicable, any of its direct or indirect subsidiaries, under the Worker Adjustment Retraining Notification Act (the "WARN Act") in connection with the transactions contemplated hereby. For purposes of section 2.1 of the R.R. Donnelley & Sons Company Separation Pay Plan, the transaction contemplated by this agreement, including the termination of employment of employees by RRD or RRD Norwest and their subsequent reemployment by Newco, shall be deemed to constitute a transfer of the ownership of part of the assets of an employer to another party and therefore shall be deemed not to constitute, result in or involve involuntary separation from employment by an employer.

          (b)  Employee Benefits Provided to Eligible RRD Newco Employees.

          (1)  Welfare Plans.

          (A) Post-Closing Eligibility for RRD Welfare Plans. For the period beginning on the Closing Date and ending December 31, 1995 (unless agreed otherwise in writing by an officer at the level of Vice-President or above of RRD and Newco (or, if applicable, any of Newco's direct or indirect subsidiaries)), each Eligible RRD Newco Employee (as defined in Section 7.2(b)(6) below) shall be eligible to participate in the following RRD benefit plans (subject to such Eligible RRD Newco Employee's satisfaction of each plan's eligibility requirements and the terms and conditions of each such plan): Donnelley Comprehensive Medical Plan; Donnelley Dental Benefit Plan; Donnelley Basic Survivor, Optional Life, AD&D Plan; Travel and Workplace Accident Insurance Plan; Donnelley Dependent Life, AD&D Plan; Donnelley Long-Term Disability Income Plan; Donnelley Sick Benefit Plan; Donnelley Health Care Flexible Spending Plan; Donnelley Dependent Care Assistance Plan and Donnelley Educational Assistance Plan. No employee of Newco shall be eligible for any retiree welfare benefits from Newco under any of the plans listed in the previous sentence, and RRD shall amend the plans as necessary to reflect the terms of this Section 7.2. Each Eligible RRD Newco Employee who is eligible to participate in the RRD Welfare Plans shall be credited with (I) deductibles and co-payments paid by such employee during 1995 prior to such person's employment with Newco, and (II) periods of service with RRD or RRD Norwest for all purposes under such plans.

          Any Eligible RRD Newco Employee who is covered under the Donnelley Comprehensive Medical Plan and/or the Donnelley Dental Benefit Plan immediately prior to the date on which Newco ceases to be a participating employer in such plans shall not have any condition excluded from coverage under any medical and/or dental plans which Newco establishes to replace such Donnelley plans (the "Newco Medical Plans") due to a preexisting condition limitation under such plans to the extent such Eligible RRD Newco Employee was not precluded from receiving coverage for such condition under the Donnelley Comprehensive Medical Plan and/or the Donnelley Dental Plan. RRD shall reimburse Newco for the difference between (A) the estimated cost to provide coverage for twelve months from the Closing Date under the Newco Medical Plans if such plans contained an exclusion from coverage for preexisting catastrophic conditions (including, but not limited to, cancer, AIDS and birth defects) involving catastrophic expenses and (B) the actual cost to provide the coverage described in the preceding sentence for the same twelve-month period. With respect to the estimated cost described in subclause (A) of the preceding sentence, Newco shall obtain at least three estimates which are reasonable and competitive, the lowest of which shall be used. If it is not possible or administratively reasonable to obtain the estimated cost described in subclause (A) of the second preceding sentence, the parties may agree in writing, by officers at the level of Vice-President or above of RRD and Newco (or, if applicable, any of Newco's direct or indirect subsidiaries), to an alternative method of allocating costs of the coverage described in the first sentence of this paragraph.

          (B)  Additional Benefits for Certain Employees.

               (I) Persons Who Have Attained Age 55 and 10 Years of Service. Each Eligible RRD Newco Employee who, determined as of the Closing Date, has attained age 55 and who has at least 10 years of continuous service with RRD shall be eligible to receive benefits from RRD under the following RRD plans (subject to such Eligible RRD Newco Employee's satisfaction of each plan's eligibility requirements and the terms and conditions of such plans) in addition to the plans listed in Section 7.2(a)(1) above: Retiree Medical Plan and Retiree Group Life Insurance Plan (provided that the amount of coverage shall be based on the employee's compensation rate in effect as of the Closing Date, and step down rates shall apply to such compensation rate on the first day following such person's termination of employment). Such benefit coverage shall not commence until after termination of employment with Newco (and, if applicable, any of its direct or indirect subsidiaries, or if such person is transferred to RRD, termination of employment with RRD).

               (II) Employees Who Have Attained Age 52 and 7 Years of Service. Notwithstanding the eligibility provisions of the RRD Retiree Medical and Retiree Group Life Insurance Plans to the contrary, each Eligible RRD Newco Employee who, determined as of the Closing Date, has attained age 52 and who has at least 7 years of continuous service with RRD shall be credited with continuous service for the period employed up to 3 years from the Closing Date with Newco or any of its direct or indirect subsidiaries for purposes of determining whether such employee is eligible to receive benefits under the RRD Retiree Medical and Retiree Group Life Insurance Plans (provided that the amount of coverage shall be based on the employee's compensation rate in effect as of the Closing Date, and step down rates shall apply to such compensation rate on the first day following such person's termination of employment). Such benefit coverage shall not commence until after termination of employment with Newco (and, if applicable, any of its direct or indirect subsidiaries, or if such person is transferred to RRD, termination of employment with RRD).

               (III)  Definition of Continuous Service.  For purposes of this
          Section 7.2(b)(1)(B), "continuous service with RRD" shall not be interpreted to include service with any entity prior to RRD's acquisition thereof or assets relating thereto.

          (C)  Welfare Plan Expenses.

               (I) Newco to Pay Costs of Benefits Other Than Retiree Welfare Benefits. With respect to each Eligible RRD Newco Employee who satisfies the applicable eligibility requirements of the RRD plans described in Section 7.2(b)(1)(A), Newco (or, if applicable, any of its direct or indirect subsidiaries) shall pay RRD a fee which is determined by RRD using the same methodology which RRD uses to determine the assessments applicable to RRD's other subsidiaries and divisions. Notwithstanding the foregoing, Newco shall not pay RRD a corporate assessment with respect to the RRD Sick Benefit Plan and Educational Assistance Plan but instead shall pay directly the cost to provide such benefits.

               (II) RRD to Pay Costs of Retiree Welfare Benefits. RRD shall pay all costs associated with the provision of the benefits described in Section 7.2(b)(1)(B) to each Eligible RRD Newco Employee who is entitled to receive such benefits and shall be responsible for the provision of the benefits to Eligible RRD Newco Employees pursuant to the provisions of the applicable plans and this Section 7.2. Nothing in this Section 7.2 shall obligate Newco or any of its direct or indirect subsidiaries to assist any Eligible RRD Newco Employee to enforce any rights such employee may have with respect to any of the employee benefits described in this
          Section 7.2. Nothing in this Section 7.2 shall obligate RRD to undertake any additional administrative responsibilities with respect to the provision of benefits to Eligible RRD Newco Employees other than the administrative responsibilities which it routinely performs for any of its other subsidiaries which have adopted its benefit plans or which it provided prior to the Closing Date with respect to the Eligible RRD Newco Employees.

          (2)  Tax Qualified Plans.

          (A) RRD Savings Plan. During the period beginning on the Closing Date and ending no later than June 30, 1995 (unless agreed otherwise in writing by an officer at the level of Vice-President or above of RRD and Newco (or, if applicable, any of Newco's direct or indirect subsidiaries)), each Eligible RRD Newco Employee who is employed by RRD or one of its Affiliates or by Newco (or any of its direct or indirect subsidiaries) as of the Closing Date shall be eligible to participate in the Donnelley Deferred Compensation and Voluntary Savings Plan (the "RRD Savings Plan"). Effective as of the Closing Date, Newco (or, if applicable, any of its direct or indirect subsidiaries) shall take any action necessary to become an "Employer" as such term is defined in the RRD Savings Plan. Subject to applicable law and the provisions of the RRD Savings Plan, effective as of the first day of the calendar month following the calendar month in which Newco (or, if applicable, any of its direct or indirect subsidiaries) establishes a defined contribution plan (or effective as of any other date as agreed to in writing by the plan administrator for the RRD Savings Plan and the plan administrator for the Newco defined contribution plan), the account balances of Eligible RRD Newco Employees shall be spun off from the RRD Savings Plan and merged into Newco's defined contribution plan.

          (B) RRD Pension Plan. No employee (other than a RRD Leased Employee) of Newco or any of its direct or indirect subsidiaries shall be eligible to participate in the Retirement Benefit Plan of R.R. Donnelley & Sons Company

     (the "RRD Pension Plan") following the Closing Date. Subject to applicable law, RRD shall amend the RRD Pension Plan to provide each Eligible RRD Newco Employee who has five years of continuous service with RRD and who has attained age 40 as of the Closing Date with an additional benefit equal to three times 1.75% of their 1994 covered wages under the RRD Pension Plan. Notwithstanding the preceding sentence, to the extent necessary to comply with applicable requirements of the Internal Revenue Code and/or ERISA, the additional benefit described in the preceding sentence may be paid to certain Eligible RRD Newco Employees from the R.R. Donnelley & Sons Company Unfunded Supplemental Benefit Plan or out of RRD's general corporate assets. For purposes of this Section 7.2(b)(2)(B), "continuous service with RRD" shall not be interpreted to include service with any entity prior to RRD's acquisition thereof or assets relating thereto.

          (C) Termination of Employment for Plan Purposes. Subject to approval by the Internal Revenue Service, each Eligible RRD Newco Employee shall be treated as having terminated employment with an "Employer" as defined in the RRD Pension Plan and the Donnelley Tax Credit Stock Ownership Plan as of the Closing Date. No Eligible RRD Newco Employee who as of the Closing Date accepts an offer of employment from Newco (or any of its direct or indirect subsidiaries) shall be treated as having terminated employment with an "Employer" as defined in the RRD Savings Plan as of the Closing Date.

          (3) Information to Be Provided to RRD. Newco (or, if applicable, any of its direct or indirect subsidiaries) shall provide any information which RRD may reasonably require, including but not limited to information relating to dates of termination of employment, in order to provide benefits to an Eligible RRD Newco Employee under the terms and conditions described herein and under the applicable RRD plans. Any information relating to an employee's termination of employment shall be provided by Newco (or, if applicable, any of its direct or indirect subsidiaries) to RRD as soon as available to Newco or any of Newco's direct or indirect subsidiaries.

          (4) Donnelley Shares Program. Each Eligible RRD Newco Employee who has options to acquire common stock of RRD outstanding under the Donnelley Shares program on the Closing Date, which options terminate upon such Eligible RRD Newco Employee's termination of employment with RRD or RRD Norwest, shall receive from RRD cash equal to the difference between the exercise price of each such option and the Fair Market Value (as hereinafter defined) of RRD shares in cancellation of such outstanding options. For purposes of the preceding sentence, Fair Market Value shall be greater of (1) the average of the high and low transaction prices (as reported in the New York

Stock Exchange-Composite Transactions) in trading of Company Stock on the Closing Date, or if the Closing Date is not a trading day, the trading day next following the Closing Date, and (2) the average of the high and low transaction prices (as reported in the New York Stock Exchange-Composite Transactions) in trading of Company Stock during the 30-day period ending on the Closing Date.

          (5) Stock Purchase Plan. Any Eligible RRD Newco Employee who, as of the Closing Date, is eligible to participate in the 1993 Stock Purchase Plan for Selected Managers and Key Staff Employees shall be eligible to continue to participate in such plan for the period between the Closing Date and December 31, 1995.

          (6)  Definition of Eligible RRD Newco Employee.  For purposes of this
Section 7.2, "Eligible RRD Newco Employee" shall mean any person employed in a facility included in the RRD GSS Assets or RRD Norwest GSS Assets, other than any RRD Leased Employee. Notwithstanding the foregoing, (A) any Eligible RRD Newco Employee who as of the Closing Date is eligible to receive welfare benefits under any of the plans described in Section 7.2(b)(1)(A) and/or to participate in the RRD Savings Plan pursuant to Section 7.2(b)(2)(A) shall not cease to be an Eligible RRD Newco Employee on account of such employee's transfer to the SHI portion of Newco (or, if applicable, any of its direct or indirect subsidiaries), and (B) RRD and Newco (or, if applicable, any of Newco's direct or indirect subsidiaries) may agree to modify the definition of Eligible RRD Newco Employee.

          (7) Right to Terminate Participation. Except to the extent limited by law, nothing contained in this Section 7.2 shall prevent (A) Newco (or, if applicable, any of its direct or indirect subsidiaries) from electing to withdraw from participation in all (but not any individual) RRD employee welfare benefit plan at any time (provided, however, that Newco may elect to withdraw from participation in the Donnelley Sick Benefit Plan and/or the Donnelley Educational Assistance Plan at any time even if it continues its participation in the other R&D employee welfare benefit plans), or (B) RRD and Newco (or, if applicable, any of Newco's direct or indirect subsidiaries) from agreeing to modify the terms of such participation at any time.

          (8) RRD's Right to Amend Plans. Except to the extent limited by law, nothing contained in this Section 7.2 shall preclude RRD from amending any of its employee benefit plans; provided, however, that no amendment shall preclude participation by Newco or any of its direct or indirect subsidiaries in such RRD employee benefit plans, or otherwise substantially change the rights or benefits of Eligible RRD Newco Employees under such plans (unless the rights of RRD employees under such plans are similarly altered), unless agreed otherwise in writing by an officer at the level of Vice-

President or above of RRD and Newco (or, if applicable, any of Newco's direct or indirect subsidiaries). RRD shall provide notice to Newco (or, if applicable, to any of Newco's direct or indirect subsidiaries) within a reasonable time following the date on which RRD adopts any material amendment to any employee benefit plan which Newco (or, if applicable, any of Newco's direct or indirect subsidiaries) has adopted.

          (9) Assignment of Salary Reduction Agreements From RRD to Newco. On the Closing Date (or any date thereafter on which any employee is transferred from RRD to Newco or any of its direct or indirect subsidiaries), RRD shall assign to Newco, and Newco shall assume, (A) all salary reduction agreements pursuant to which Eligible RRD Newco Employees have elected to make contributions to the RRD Savings Plan, Flexible Spending Arrangement, Dependent Care & Assistance Plan or any other RRD welfare plans adopted by Newco on or after the Closing Date and all other RRD Savings Plan elections, and (B) any elections made by Eligible RRD Newco Employees under any of the RRD welfare plans adopted by Newco on or after the Closing Date and all such elections shall be deemed to continue in form or substance with respect to compensation earned from Newco (or any its direct or indirect subsidiaries). Newco shall withhold such contributions as described in such reduction agreements and elections and shall remit such contributions to RRD in a timely manner.

          (10) Foreign RRD Employee Benefit Plans. With the consent of RRD, Newco (or, if applicable, any of its direct or indirect subsidiaries) may become a participating employer in any foreign employee benefit plan or program maintained by RRD or any RRD subsidiary with respect to foreign employees on whatever terms to which the parties agree, subject to any action required to be taken by either Newco, any of its direct or indirect subsidiaries, RRD or any Newco GSS Subsidiary as a condition for such participation. No foreign employee benefit plan or program assets or liabilities shall be transferred to Newco as a result of the participation by Newco (or any of its direct of indirect subsidiaries) in such foreign employee benefit plan or program.

          (c)  Employee Benefits Provided to Eligible SHI NEWCO Employees.

          (1) ERISA Benefits. From and after the Closing Date, Eligible SHI Newco Employees shall continue participation (or become eligible for participation) in the employee benefit plans, as defined in Section 3(3) of ERISA and whether or not listed on Schedule 4.18(B), which were provided for employees of SHI and/or SHI's direct or indirect subsidiaries prior to the Closing Date. The continuation of such plans shall be subject to such modification or termination as Newco may determine from time to time. All such plans shall be amended to provide that there shall be no participation by Eligible RRD Newco employees in such benefits unless and until specific action is taken to permit such participation. The term "Eligible SHI Newco Employee" shall mean any person employed by SHI or any of its direct or indirect subsidiaries on the Closing Date and any person initially employed in a facility included in the SHI Property after the Closing Date. Nothing in this Section 7.2(c) shall obligate RRD or any of its direct or indirect subsidiaries other than Newco to assist any Eligible SHI Newco Employee to enforce any rights such employee may have with respect to any of the employee benefits described in this Section 7.2.

          (2) Stock Related Benefits. At the Effective Time of the Merger, the SHI Option Plan shall be terminated, and each SHI Management Option which is outstanding immediately prior to the Effective Time will be treated as provided in Section 6.9.

          7.3. TAX COVENANTS. From the date of this Agreement, unless the other parties shall otherwise agree in writing, none of Newco, RRD or SHI shall knowingly take or fail to take any action which action or failure to act would jeopardize the qualification of the Contribution as a contribution pursuant to which Newco Common Stock issued in the contribution will be received tax-free by RRD, RRD Norwest and each SHI stockholder under Section 351 of the Code. Newco shall not liquidate SHI or itself or cause SHI to merge with or into Newco or into another corporation within the two-year period commencing as of the Effective Time unless the SHI Representative agrees to such liquidation or merger in writing.

          7.4. NON-SOLICITATION OF NEWCO EMPLOYEES. (a) For a period of two years following the Closing Date, neither RRD nor any of its Affiliates will, without the prior written approval of Newco, directly or indirectly solicit, induce or attempt to persuade any person who is an employee of Newco or any of its subsidiaries on the date hereof or at any time hereafter to terminate his or her employment with Newco or such subsidiary of Newco, except RRD or any of its Affiliates may hire employees who respond to general advertisements or who otherwise make the initial contact with them. Without limiting the rights of Newco to pursue all other legal and equitable rights available for a violation of this Section 7.4 by RRD or its Affiliates, it is agreed that other remedies cannot fully compensate Newco for such a violation and that Newco shall be entitled to injunctive relief to prevent a violation or continuing violation hereof.

          (b) It is the intent and understanding of each party hereto that if, in any action before any court or agency legally empowered to enforce this
Section 7.4, any term, restriction, covenant or promise in this Section 7.4 is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency.

          7.5. COVENANT NOT TO COMPETE. In furtherance of the Contribution and more effectively to protect the value and goodwill of the GSS Business, RRD covenants and agrees that, for a period ending on the third anniversary of the Closing Date, neither RRD nor any of its Affiliates (other than Newco and its subsidiaries) will engage, directly or indirectly, anywhere in the world, in the Restricted Business (it being understood by the parties hereto that the GSS Business is not limited to any particular region of the world and that such business may be engaged in effectively from any location in the world); provided, however, that nothing set forth in this Section 7.5 shall prohibit RRD or its Affiliates from:

          (a) owning not in excess of 5% in the aggregate of any class of capital stock or other equity interest of any Person;

          (b) owning an interest acquired as a creditor in bankruptcy or otherwise than by a voluntary investment decision;

          (c) acquiring the assets or capital stock or other equity interests (in excess of interests allowed under clause (a) of this Section 7.5) of any Person engaged in the Restricted Business if less than 10% of the assets or sales of such Person as reflected in its most recently published financial statements related to the Restricted Business;

          (d) engaging in any activity or business described in item 4 listed in Schedule 7.5(A);

          (e) engaging in any activity or business described in item 3 listed in Schedule 7.5A (the "TestDrive Activities"), provided that net sales of RRD and its Affiliates (other than Newco and its subsidiaries) during any calendar year arising from such activities do not exceed $25,000,000; or

          (f) engaging in any aspect of the Restricted Business (including the activities and businesses described in items 1, 2 and 5 listed in Schedule 7.5(A) and the TestDrive Activities, but excluding the activity or business described in item 4), provided that net sales of RRD and its Affiliates (other than Newco and its subsidiaries) during any calendar year from all such activities and business and the activities permitted under Section 7.5(e) do not exceed $150,000,000 in the aggregate.

Without limiting the right of Newco to pursue all other legal and equitable rights available to it for violation of this Section 7.5 by RRD or its Affiliates, it is agreed that other remedies cannot fully compensate Newco for such a violation and that Newco shall be entitled to injunctive relief to prevent violation or continuing violation thereof. It is the intent and understanding of each party hereto that if, in any action before any court or agency legally empowered to enforce this Section 7.5, any term, restriction, covenant or promise in this Section 7.5 is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency.

          With respect to the TestDrive Activities, if RRD desires to exceed the limitation set forth in Section 7.5(e), RRD may offer to sell to Newco all, but not less than all, of its interest in TestDrive Corporation for cash equal to the Fair Value (as such term is defined in the Newco Restated Certificate of Incorporation) of such interest. Within 10 days after the receipt of such offer, Newco shall notify RRD if it is interested in pursuing a purchase of such interest. If it is so interested, the parties shall engage a nationally recognized investment banking firm mutually agreed upon by RRD and Newco to determine the Fair Value of such interest (unless RRD and Newco otherwise agree on such Fair Value). The fees and expenses of any such firm so engaged shall be paid 50% by RRD and 50% by Newco. Newco shall have 60 days following receipt of such firm's determination of Fair Value (or the agreement of RRD and Newco as to Fair Value) to accept such offer within such period. Newco and RRD shall consummate the sale of such interest as soon as reasonably practicable thereafter. If Newco does not accept such offer within such period, the provisions of Section 7.5(e) shall no longer be in effect and the TestDrive Activities shall no longer be included in the computation set forth in Section 7.5(f). RRD shall make available to Newco such information and access to information as Newco shall reasonably request to enable it to respond to such offer.

          7.6. FURTHER ASSURANCES. From time to time following the Closing, RRD shall execute and deliver, or cause to be executed and delivered, to Newco such other instruments of conveyance and transfer as Newco may reasonably request or as may be otherwise necessary to more effectively convey and transfer to, and vest in, Newco and put Newco in possession of, any part of the RRD GSS Assets and the RRD GSS Norwest Assets. In the case of licenses, certificates, approvals, authorizations, agreements, contracts, leases, easements and other commitments included in the RRD GSS Assets or the RRD Norwest GSS Assets (a) which cannot be transferred or assigned effectively without the consent of third parties which consent has not been obtained prior to the Closing, RRD shall cooperate with Newco at its request in endeavoring to obtain such consent promptly, and if any such consent is unobtainable, shall use its best efforts to secure to Newco the benefits thereof in some other manner, or (b) which are otherwise not transferable or assignable, RRD shall use its best efforts jointly with Newco to secure to Newco the benefits thereof in some other manner (including the exercise of the rights of RRD thereunder).

          7.7. INSURANCE. (a) Under the terms of the insurance policies of RRD listed in Schedule 5.24, at the Effective Time SHI and each of the SHI Subsidiaries will become named insureds under such policies. RRD will keep or cause such insurance or comparable insurance to be kept in full force and effect through December 31, 1995, subject to reimbursement from Newco for the added cost of having Newco and its subsidiaries as named insureds thereunder for the period commencing at the Effective Time and ending December 31, 1995. From and after the Closing, RRD and Newco shall cause SHI and its subsidiaries to maintain the policies of directors' and officers' liability insurance and perform the other obligations required to be maintained and performed by Section
6.7 of the Agreement and Plan of Merger dated as of October 18, 1993 between Corporate Software Incorporated and SHI.

          7.8. EXERCISE OF PUT RIGHT. RRD agrees that if, at the time Newco is required to pay the purchase price for any First Refusal Shares or Put Shares (as such terms are defined in the Newco Restated Certificate of Incorporation) or for any shares being purchased pursuant to the first offer rights set forth in Section B of Article FIFTH of the Newco Restated Certificate of Incorporation, Newco does not have on hand or readily available under existing credit facilities sufficient cash to permit it to pay such purchase price, RRD shall, at its option, either contribute or lend to Newco, on terms reasonably satisfactory to RRD and Newco, such amount of cash which, when added to cash on hand or readily available under existing credit facilities, shall permit Newco to pay such purchase price.

          7.9. CERTAIN ACTIONS. (a) From the Effective Time until such time as the provisions of Article SIXTH of the Newco Restated Certificate of Incorporation terminate as provided therein, Newco agrees that it will not take, and shall not cause or permit any subsidiary of Newco to take, any of the following actions, in a single transaction or a series of related transactions:

          (i)    voluntarily dissolve or liquidate;

          (ii) declare or pay any cash or other dividend or make any other distribution of any kind (including any Distribution, as defined in Section C of Article FOURTH of the Newco Restated Certificate of Incorporation) on, or purchase or set aside any sums for the purchase or payment of, its capital stock;

          (iii) purchase, lease, exchange or otherwise acquire any equity securities or assets of any other Person, except for acquisitions in the ordinary course of business consistent with past practice;

          (iv) incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any indebtedness (including capitalized leases) or for the deferred purchase price for the acquisition of property, other than (x) accounts payable incurred in the ordinary course of business or (y) indebtedness for borrowed money not to exceed in the aggregate at any one time 110% of the amount of indebtedness for money borrowed contemplated in any applicable operating plan that has been approved by the Board of Directors of Newco (including a majority of the Class A Directors and a majority of the Class B Directors, as such terms are defined in the Newco Restated Certificate of Incorporation); or

          (v) sell, lease, exchange, transfer or otherwise dispose of (by merger, consolidation or otherwise), any assets (including the capital stock of subsidiaries), having a Fair Value (as defined in the Newco Restated Certificate of Incorporation) in excess of 10% of the consolidated net assets of Newco and its subsidiaries, other than in the ordinary course of business, provided that this limitation shall not apply to transfers to Newco or any of its wholly-owned subsidiaries.

          (b) Notwithstanding the provisions of Section 7.9(a)(iii) and (iv), if Newco desires to consummate a purchase or acquisition of the equity securities or assets of any other Person for a price (including assumed liabilities) in excess of $5,000,000, which acquisition is not in the ordinary course of business consistent with past practice (a "Proposed Acquisition"), and the provisions of Section 7.9(a)(iii) have not been waived with respect to such acquisition, Newco shall be permitted to do so (and may incur any indebtedness for borrowed money necessary or advisable in connection therewith) if, effective with the consummation of the Proposed Acquisition, RRD makes an offer (a "Purchase Offer") to the holders of Newco Class B Common, which offer shall be subject to the condition that it be accepted by holders who own at least 7.5% of the then issued and outstanding shares of Newco Common Stock, to purchase all, but not less than all, of the shares of Newco Common Stock owned by all such holders. Any Purchase Offer shall be set forth in a notice sent to each holder of Newco Class B Common (a "Purchase Offer Notice").

          (c) The Purchase Offer may be accepted by the requisite holders' giving written notice (the "Acceptance Notice") to RRD during the period (a "Purchase Offer Acceptance Period") commencing with the effective date of the Proposed Acquisition and ending on the last day of the third full calendar month following the month in which such effective date occurred. If Acceptance Notices have been received by RRD during the Purchase Offer Acceptance Period from the holders of shares of Newco Class B Common representing at least 7.5% of the then issued and outstanding shares of Newco Common Stock (the holders of Newco Class B Common who so accept the Purchase Offer being referred to herein as the "Accepting Holders"), RRD shall purchase from each Accepting Holder all, but not less than all, of the shares of Newco Common Stock owned by each such Accepting Holder.

          (d) The per share price (the "Purchase Offer Price") for the shares of Newco Common Stock to be purchased from Accepting Holders (the "Purchase Offer Shares") shall be the same as the Put Price that would be payable under the Newco Restated Certificate of Incorporation if a Put Right were exercised during an Expansion Put Period (as defined in the Newco Restated Certificate of Incorporation) that commenced on the effective date of the Proposed Acquisition, except that all effects of the Proposed Acquisition (including the incurrence of any indebtedness to finance the Proposed Acquisition) shall be excluded from the determination of the Purchase Offer Price.

          (e) The closing of all purchases of Purchase Offer Shares shall take place at the principal executive office of Newco at 10 a.m. local time on the later of (a) the 45th day after the last day of the Purchase Offer Acceptance Period (or if such day is not a business day, the next succeeding business day) or (b) the fifth business day following the expiration or termination of all waiting periods under HSR applicable to such purchases, or at such other time and/or place as the parties to such purchases may agree. At such closing, (i) each Accepting Holder shall transfer to RRD good and marketable title to the Purchase Offer Shares being sold by such Accepting Holder, free and clear of any lien, claim or encumbrance, by delivery of the certificates representing the Purchase Offer Shares to be transferred, duly endorsed in blank, with any required stock transfer tax stamps attached, together with such stock powers, certificates, legal opinions and other instruments of transfer as RRD shall reasonably request; and (ii) RRD shall pay to each Accepting Holder the purchase price for the Purchase Offer Shares being sold by such Accepting Holder (calculated as provided in Section 7.9(d)) in cash, by delivery of a certified or bank check or by wire transfer of immediately available funds to such account as each such Accepting Holder shall direct by written notice delivered to RRD not later than two business days before such closing.

          7.10. POST-CLOSING ENVIRONMENTAL DILIGENCE. After the Effective Time, Newco, at its sole cost and expense, will retain the services of a qualified environmental consulting firm reasonably acceptable to Newco and RRD to conduct Phase I environmental assessments of the following GSS Business facilities: Fremont, CA; Tigard, OR; Eastbay Provo, UT; Singapore; Dublin, Ireland; Thorpe Arch, U.K. and Cumbernauld, UK. Newco and RRD shall consult as to a reasonable and appropriate scope of work for such Phase I assessments prior to their commencement, which scope of work shall conform to reasonable standards in use in the jurisdiction where each facility is located. Newco shall use its best efforts to have such Phase I assessments completed within six months of the Effective Time. RRD agrees that to the extent such Phase I assessments are completed within six months of the Effective Time, any recognized environmental conditions or areas of suspected contamination identified in such Phase I assessments shall be presumed to have existed on or before the Effective Time for purposes of any indemnification claims asserted under Article XI unless it can be demonstrated by a preponderance of the evidence that such condition or contamination relates principally to events occurring after the Effective Time.

          7.11. ELECTION OF CLASS I DIRECTORS. RRD agrees that with respect to the election of the Class I Directors (as defined in the Newco Restated Certificate of Incorporation) to vote all shares of Newco Class A Common held by it, and to cause RRD Norwest and RRD International to vote all shares of Newco Class A Common held by them, to elect two of the persons named in Schedule 7.11 as Class I Directors, if any of such persons are willing to serve as Class I Directors. RRD shall approach the persons named in such Schedule in the order listed and shall cause the election of the first two persons who indicate a willingness to so serve. If none of the persons so listed are willing to serve as Class I Directors, RRD will consult with the SHI Representative concerning other potential Class I Directors.

          7.12. LABEL EXPRESS. With respect to RRD's 25% membership interest in Label Express, L.L.C., a Utah limited liability company ("Label Express"), RRD has requested, but has not yet obtained, the consent and waiver of the other member of Label Express in connection with the assignment of such interest to Newco that was effected under the Contribution Agreement dated February 28, 1995 among RRD, RRD International and Newco. Under the terms of the Operating Agreement for Label Express dated August 3, 1993, the other member of Label Express have the right to purchase such 25% membership interest as provided in such Operating Agreement. RRD agrees that if such membership interest is purchased, it will deliver the proceeds thereof (net of Taxes) to Newco promptly after the receipt thereof.

          7.13. SALE OF SASATOKU. RRD agrees that as soon as practicable following the receipt of any necessary consents, it will cause the shares of RRD Sasatoku beneficially owned by it to be sold to Newco or a subsidiary of Newco in exchange for $80,000.

          7.14. TARSAP REPLACEMENT ARRANGEMENTS. On the Closing Date, Newco shall execute and deliver to the SHI Representative the TARSAP Replacement Plan and SHI shall pay to the Escrow Agent (as defined in the TARSAP Replacement
Plan) $1,349.99. As soon as practicable after the Effective Time, Newco shall sell to the Escrow Agent 134,999 shares of Newco Class B-V Common for cash at a price of $.01 per share, such shares to be held by the Escrow Agent pursuant to the terms of the said Escrow Agreement. The SHI Representative shall make the calculations and instruct the Escrow Agent and Newco as provided in the TARSAP Replacement Plan in order to determine and effect the payment of any excess Return Sharing Payments (as defined in the TARSAP Replacement Plan) that may become due under the TARSAP Replacement Plan.

          7.15. NEWCO ACCOUNTING POLICIES AND PROCEDURES. Exhibit U sets forth the accounting policies and procedures which Newco intends to adopt subsequent to the Effective Time. Changes to the accounting policies and procedures of Newco will be subject to approval of the Board of Directors of Newco.


                                  ARTICLE VIII

                      CONDITIONS PRECEDENT TO OBLIGATIONS
                                     OF SHI

          The obligations of SHI under this Agreement shall, at the option of SHI, be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

          8.1. NO MISREPRESENTATION OR BREACH OF COVENANTS AND WARRANTIES. There shall have been no material breach by RRD in the performance of any of its covenants and agreements herein; each of the representations and warranties of RRD contained or referred to herein shall be true and correct on the Closing Date as though made on the Closing Date, except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by SHI or any transaction permitted by Section 6.4; and there shall have been delivered to SHI a certificate to such effect, dated the Closing Date, signed on behalf of RRD by the Chairman or any Vice President of RRD.

          8.2. NO CHANGES OR DESTRUCTION OF PROPERTY. Between the date hereof and the Closing Date, there shall have been (a) no material adverse change in the assets, business, operations or financial condition of the GSS Business, taken as a whole; and (b) no material damage to the RRD GSS Assets, the RRD Norwest GSS Assets or the assets of Newco and the Newco GSS Subsidiaries by fire, flood, casualty, act of God or the public enemy or other cause, regardless of insurance coverage for such damage; and there shall have been delivered to SHI a certificate to such effect, dated the Closing Date and signed on behalf of RRD by the Chairman or any Vice President of RRD.

          8.3. NO RESTRAINT OR LITIGATION. The waiting period under the HSR Act shall have expired or been terminated, and no action, suit, investigation or proceeding shall have been instituted or threatened to restrain or prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

          8.4. NECESSARY GOVERNMENTAL APPROVALS. The parties shall have received all approvals and actions of or by all Governmental Bodies which are necessary to consummate the transactions contemplated hereby, which are specified in Schedule 8.4 or which are otherwise required to be obtained prior to the Closing by applicable Requirements of Laws to prevent a material adverse effect on the assets, business, operations or financial condition of the GSS Business, SHI and the SHI Subsidiaries, taken as a whole.

          8.5. NECESSARY CONSENTS. Each of RRD, RRD Norwest, Newco, the Newco GSS Subsidiaries, SHI and the SHI Subsidiaries shall have received consents, in form and substance reasonably satisfactory to SHI, to the transactions contemplated hereby from the other parties to all GSS Agreements and SHI Agreements and which are specified in Schedule 8.5 or are otherwise necessary to prevent a material adverse change in the assets, business, operations or financial condition of the GSS Business, SHI and the SHI Subsidiaries, taken as a whole.

          8.6. REPAYMENT OF SHI DEBT AND REDEMPTION OF THE SHI INTERMEDIATE PREFERRED STOCK. The SHI Debt shall have been paid and the SHI Intermediate Preferred Stock shall have been redeemed, all as contemplated by Sections 6.10 and 6.11.


                                   ARTICLE IX

              CONDITIONS PRECEDENT TO OBLIGATIONS OF RRD AND NEWCO

          The obligations of RRD and Newco under this Agreement shall, at the option of RRD, be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

          9.1. NO MISREPRESENTATION OR BREACH OF COVENANTS AND WARRANTIES. There shall have been no material breach by SHI in the performance of any of its covenants and agreements herein; each of the representations and warranties of SHI contained or referred to herein shall be true and correct on the Closing Date as though made on the Closing Date, except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by RRD or any transaction permitted by Section 6.4; and there shall have been delivered to RRD a certificate to such effect, dated the Closing Date and signed on behalf of SHI by the President or any Vice President of SHI.

          9.2. NO CHANGES OR DESTRUCTION OF PROPERTY. Between the date hereof and the Closing Date, there shall have been (a) no material adverse change in the assets, business, operations or financial condition of SHI and the SHI Subsidiaries, taken as a whole; and (b) no material damage to the assets of SHI and the SHI Subsidiaries by fire, flood, casualty, act of God or the public enemy or other cause, regardless of insurance coverage for such damage; and there shall have been delivered to RRD a certificate to such effect, dated the Closing Date and signed on behalf of SHI by the President or any Vice President of SHI.

          9.3. NO RESTRAINT OR LITIGATION. The waiting period under the HSR Act shall have expired or been terminated, and no action, suit, investigation or proceeding shall have been instituted or threatened to restrain, prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

          9.4. NECESSARY GOVERNMENTAL APPROVALS. The parties shall have received all approvals and actions of or by all Governmental Bodies necessary to consummate the transactions contemplated hereby, which are specified in Schedule
9.4 or which are otherwise required to be obtained prior to the Closing by applicable Requirements of Laws to prevent a material adverse change in the assets, business, operations or financial condition of the GSS Business, SHI and the SHI Subsidiaries, taken as a whole.

          9.5. NECESSARY CONSENTS. Each of RRD, RRD Norwest, Newco, the Newco GSS Subsidiaries, SHI and the SHI Subsidiaries shall have received consents, in form and substance reasonably satisfactory to RRD, to the transactions contemplated hereby from the other parties to all GSS Agreements and SHI Agreements and which are specified in Schedule 9.5 or are otherwise necessary to prevent a material adverse change in the assets, business, operations or financial condition of the GSS Business, SHI and the SHI Subsidiaries, taken as a whole.

          9.6. NO CONVERSION OF SHI CLASS L-B COMMON. The number of shares of SHI Class L-B Common (i) with respect to which dissenter's rights of appraisal are exercised or (ii) that were converted on or after the date hereof and prior to the Closing do not, in the aggregate, exceed 50% of the shares of SHI Class L-B Common issued and outstanding on the date hereof.

          9.7. CERTAIN AMENDMENTS. Either the number of issued and outstanding shares of each class of SHI Common Stock and the number of shares of SHI Common Stock issuable upon exercise of the SHI Management Options and the SHI Rollover Options immediately prior to the Effective Time are as set forth in Section 4.1 and Schedule 4.1 or the parties shall have entered into an amendment to this Agreement and the Merger Agreement and to the form of the Newco Restated Certificate of Incorporation as contemplated by Section 6.7.

          9.8. EXERCISE OF SHI CLASS A WARRANTS AND SHI CLASS B WARRANTS. The SHI Class A Warrants and the SHI Class B Warrants shall have been duly exercised in accordance with their respective terms, and SHI shall have delivered to the holders of such warrants the shares of SHI Common Stock issuable upon such exercise.

          9.9. TERMINATION OF SHI PERFORMANCE OPTION PLAN. The SHI Performance Option Plan shall have been terminated by the Board of Directors of SHI, and the holders of all options granted under such Plan shall have (i) consented to such termination, (ii) surrendered all rights under the option agreements evidencing such options, without having exercised any such options, and (iii) agreed that such options are of no further force or effect, and RRD shall have received evidence reasonably satisfactory to it of the satisfaction of this condition.

          9.10. TERMINATION OF SHI ACQUISITION BONUS PLAN. The SHI Acquisition Bonus Plan shall have been terminated by the Board of Directors of SHI, and the holders of all units granted under such Plan shall have (i) consented to such termination, (ii) surrendered all rights under such Plan and units, without having exercised such rights, and (iii) agreed that such units are of no further force or effect, and RRD shall have received evidence reasonably satisfactory to it of the satisfaction of this condition.

          9.11. TERMINATION OF SHI ROLLOVER OPTION PLAN. Prior to the Effective Time, each SHI Rollover Option shall have been declared exercisable (whether or not vested) in accordance with Section 6(j) of the SHI Rollover Option Plan; at the Effective Time, each SHI Rollover Option outstanding immediately prior to the Effective Time which shall have been timely exercised shall be converted in the manner provided in the Merger Agreement; and the SHI Rollover Option Plan shall have been terminated by the Board of Directors of SHI.

          9.12. TERMINATION OF SHI STOCKHOLDERS AGREEMENT. Prior to the Effective Time, the SHI Stockholders Agreement shall have been terminated in accordance with its terms.

          9.13. GECC PREPAYMENT FEE. There shall not be any prepayment penalty payable with respect to the prepayment of the SHI Debt owing to General Electric Capital Corporation or its affiliates.

          9.14. MANAGEMENT SERVICES AGREEMENT. At or prior to the Effective Time, the Management Service Agreement between SHI and Bain Capital, Inc. dated August 25, 1994 shall have been terminated, and Bain Capital, Inc. shall have entered into a Management Services Agreement with Newco in the form of Exhibit S.


                                   ARTICLE X

                                  TERMINATION

          10.1. TERMINATION. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing Date:

          (a)  by the mutual consent of SHI and RRD;

          (b) by SHI or RRD if the Closing shall not have occurred on or before June 30, 1995 (or such later date as may be mutually agreed to by SHI and RRD);

          (c) by SHI in the event of any material breach by RRD of any of RRD's agreements, representations or warranties contained herein and the failure of RRD to cure such breach within 10 days after receipt of notice from SHI requesting such breach to be cured; or

          (d) by RRD in the event of any material breach by SHI of any of SHI's agreements, representations or warranties contained herein and the failure of SHI to cure such breach within 10 days after receipt of notice from RRD requesting such breach to be cured.

          10.2. NOTICE OF TERMINATION. Any party desiring to terminate this Agreement pursuant to Section 10.1 shall give notice of such termination to the other party to this Agreement.

          10.3. NON-SOLICITATION. (a) If this Agreement is terminated, neither RRD nor any of its Affiliates will, for a period of two years thereafter, without the prior written approval of SHI, directly or indirectly solicit, induce or attempt to persuade any person who is an employee of SHI or any SHI Subsidiary on the date hereof or at any time hereafter that precedes such termination, to terminate his or her employment with SHI or such SHI Subsidiary, except RRD or any of its Affiliates may hire employees who respond to general advertisements or who otherwise make the initial contact with them. Without limiting the rights of SHI to pursue all other legal and equitable rights available for a violation of this Section 10.3 by RRD or its Affiliates, it is agreed that other remedies cannot fully compensate SHI for such a violation and that SHI shall be entitled to injunctive relief to prevent a violation or continuing violation hereof.

          (b) If this Agreement is terminated, neither SHI nor any of its Affiliates will, for a period of two years thereafter, without the prior written approval of RRD, directly or indirectly solicit, induce or attempt to persuade any person who is an employee of RRD, RRD Norwest, Newco or any Newco GSS Subsidiary on the date hereof or at any time hereafter that precedes such termination, to terminate his or her employment with RRD, RRD Norwest, Newco or such Newco GSS Subsidiary, except SHI or any of its Affiliates may hire employees who respond to general advertisements or who otherwise make the initial contact with them. Without limiting the rights of RRD to pursue all other legal and equitable rights available for a violation of this Section 10.3 by SHI or any of its Affiliates, it is agreed that other remedies cannot fully compensate RRD for such a violation and that RRD shall be entitled to injunctive relief to prevent a violation or continuing violation hereof.

          (c) It is the intent and understanding of each party hereto that if, in any action before any court or agency legally empowered to enforce this
Section 10.3, any term, restriction, covenant or promise in this Section 10.3 is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency.

          10.4. EFFECT OF TERMINATION. In the event that this Agreement shall be terminated pursuant to this Article X, all further obligations of the parties under this Agreement (other than Sections 10.3, 13.2, 13.3 and 13.9) shall be terminated without further liability of any party to the others, provided that nothing herein shall relieve any party from liability for its willful breach of this Agreement.

                                ARTICLE XI

                   INDEMNIFICATION BY RRD FOR CERTAIN MATTERS

          11.1. INDEMNIFICATION BY RRD. (a) RRD agrees to indemnify and hold harmless Newco and any of its direct or indirect subsidiaries from and against any and all Losses and Expense incurred by Newco or any of such subsidiaries in connection with or arising from:

          (i) any employee benefit plan, program, arrangement or agreement (whether or not disclosed in Schedule 5.18(A) or (B) and including, but not limited to, employee benefit plans within the meaning of Section 3(3) of ERISA) sponsored by RRD or RRD Norwest and adopted by Newco or any of Newco's direct or indirect subsidiaries;

          (ii) any employee benefit plan, program, arrangement or agreement (whether or not disclosed in Schedule 5.18(A) or (B) and including, but not limited to, employee benefit plans within the meaning of Section 3(3) of ERISA) sponsored by RRD or RRD Norwest and not adopted by Newco;

          (iii) any liability relating to an employee benefit plan imposed as a result of Newco or any of its direct or indirect subsidiaries being part of a controlled group of trades or businesses (whether or not incorporated) within the meaning of Section 414 of the Code;

          (iv)   any third party or governmental action or claim with respect to
     (x) any Environmental Matter arising from the operations of the GSS Business, including the disposal of any Contaminant generated by the GSS Business, or any predecessors thereof (including, without limitation, any entity for which RRD or RRD Norwest would reasonably be considered to be a corporate successor under applicable Environmental Laws), prior to their acquisition by or operation by RRD or RRD Norwest and all prior to the Effective Time; (y) the presence, release or threatened release in, on or under any past or present GSS Property prior to the Effective Time of any Contaminant not attributable to RRD's, RRD Norwest's, Newco's or any Newco GSS Subsidiary's operations of the GSS Business; or (z) any Environmental Matter resulting from RRD's, RRD Norwest's, Newco's or any Newco GSS Subsidiary's operations prior to the Effective Time of the GSS Business on any property not included within the GSS Property (including the disposal of any Contaminants generated by such GSS Business), including any Environmental Matters covered by this Section 11.1(a)(iv) that are disclosed in Schedule 5.23;

          (v) any liability for Environmental Matters resulting from RRD's, RRD Norwest's, Newco's or any Newco GSS Sub-sidiary's operations of the GSS Business on the GSS Property before the Effective Time, including, without limitation (x) any noncompliance with Environmental Laws or (y) any liability relating to the presence, release or threatened release of a Contaminant on such property or the transportation to or disposal at any third party property of any Contaminant generated by RRD's, RRD Norwest's, Newco's or any Newco GSS Subsidiary's operations of the GSS Business on the GSS Property before the Effective Time, including any Environmental Matters covered by this Section 11.1(a)(v) that are disclosed in Schedule 5.23;

          (vi) any third party or governmental action or claim asserted against Newco or any subsidiary of Newco for Environmental Matters resulting from any past or present non-GSS operations of RRD or RRD Norwest (including, without limitation, any non-GSS operations at the Crawfordsville, Indiana and Portland, Oregon facilities that constitute RRD Excluded GSS Assets and RRD Norwest Excluded GSS Assets, respectively), including any Environmental Matters covered by this Section 11.1(a)(vi) that are disclosed in Schedule 5.23;

          (vii) any breach of the warranty or inaccuracy of the representation contained in Section 5.5(b);

          (viii) any breach of the warranty or inaccuracy of the representation contained in Section 5.6 (including, without limitation, any Schedules referred to therein), as such warranty or representation would read if all qualifications as to materiality (including, without limitation, references to GSS Material Adverse Effect) or knowledge of RRD were deleted therefrom;

          (ix) any breach of the warranty or inaccuracy of the representation contained in the first sentence of Section 5.8 (including, without limitation, any Schedules referred to therein), as such warranty or representation would read if all qualifications as to materiality (including, without limitation, references to GSS Material Adverse Effect) or knowledge of RRD were deleted therefrom; or

          (x) any breach of the warranty or inaccuracy of the representation contained in Section 5.17 (including, without limitation, any Schedules referred to therein), as such warranty or representation would read if all qualifications as to materiality (including, without limitation, references to GSS Material Adverse Effect) or knowledge of RRD were deleted therefrom;

provided, however, that the obligations of RRD under this sentence shall be subject to the following:

          (A)  RRD shall be required to indemnify and hold harmless under clause
     (i), (ii) or (iii) of this sentence only to the extent that the aggregate amount of Losses and Expenses incurred by Newco and its subsidiaries thereunder exceeds $2,000,000;

          (B)  RRD shall be required to indemnify and hold harmless under clause
     (iv), (v) or (vi) of this sentence only to the extent that the aggregate amount of Losses and Expenses incurred by Newco and its subsidiaries thereunder exceeds $2,000,000;

          (C)  RRD shall be required to indemnify and hold harmless under clause
     (vii) of this sentence only to the extent that the aggregate amount of Losses and Expense incurred by Newco and its subsidiaries thereunder exceeds $2,000,000;

          (D)  RRD shall be required to indemnify and hold harmless under clause
     (viii) of this sentence only to the extent that the aggregate amount of Losses and Expenses incurred by Newco and its subsidiaries thereunder exceeds $4,000,000;

          (E)  RRD shall be required to indemnify and hold harmless under clause
     (ix) of this sentence only to the extent that the aggregate amount of Losses and Expenses incurred by Newco and its subsidiaries thereunder exceeds $2,000,000;

          (F)  RRD shall be required to indemnify and hold harmless under clause
     (x) of this sentence only to the extent that the aggregate amount of Losses and Expenses incurred by Newco and its subsidiaries thereunder exceeds $2,000,000; and

          (G) the aggregate amount of Losses and Expenses required to be paid by RRD pursuant to this Section 11.1(a) and Article XII (other than Section 12.1(a)(ii)) shall not exceed $50,000,000.

          (b) The indemnification provided for in Section 11.1(a) shall terminate (and no claims shall be made by Newco under this Section 11.1 thereafter);

          (i) in the case of clauses (i) through (vi) of Section 11.1(a), upon the earliest to occur of (x) the fourth anniversary of the Closing Date,
     (y) the date of payment for and delivery of shares of Newco Common Stock to underwriters in the Initial Public Offering or (z) the closing of a purchase pursuant to the exercise of the Put Right or the Call Right;

          (ii) in the case of clause (vii) of Section 11.1(a), 90 days after the Closing Date; and

          (iii) in the case of clauses (viii), (ix) and (x) of Section 11.1(a), upon the earliest to occur of (x) the date of payment for and delivery of shares of Newco Common Stock to underwriters in the Initial Public Offering, (y) the closing of a purchase pursuant to the exercise of the Put Right or (z) the 60th day following completion and delivery to the SHI Representative of the audited consolidated financial statements of Newco and its subsidiaries for the year ending December 31, 1995;

provided, that the indemnification by RRD shall continue as to any Losses or Expense of which Newco has notified RRD in accordance with the requirements of
Section 11.2 on or prior to the date such indemnification would otherwise terminate in accordance with this Section 11.1, as to which the obligation of RRD shall continue until the liability of RRD shall have been determined pursuant to this Article XI, and RRD shall have reimbursed Newco for the full amount of such Loss and Expense in accordance with this Article XI.

          11.2. NOTICE OF CLAIMS. (a) Newco, when seeking indemnification under this Article XI, shall give to RRD a notice (a "Claim Notice") describing in reasonable detail the facts giving rise to any claim for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim; provided, that no Claim Notice shall be provided hereunder if the total amount of the underlying indemnification claim is less than $30,000; provided further, that a Claim Notice in respect of any action at law or suit in equity by or against a third Person as to which indemnification will be sought shall be given promptly after the action or suit is commenced; provided further, that with respect to any claim for indemnification under this Article XI with respect to Environmental Matters (an "Environmental Claim"), such Claim Notice shall be given promptly after Newco's discovery of the facts underlying such Claim Notice; and provided further, that no failure to give prompt notice shall relieve RRD from any obligation hereunder except where and then only to the extent that RRD has been materially prejudiced thereby. Upon RRD's written acknowledgement that, based upon the preliminary facts, RRD has an obligation to provide Newco with indemnification with respect to an Environmental Claim, RRD may elect to take control of such Environmental Claim, including determining any necessary Remedial Action in reasonable consultation with Newco, in the manner provided by
Section 11.3(c) regarding third Person claims.

          (b) After the giving of any Claim Notice pursuant hereto, the amount of indemnification to which Newco shall be entitled under this Article XI shall be determined: (i) by the written agreement between Newco and RRD; (ii) by a final judgment or decree of any court of competent jurisdiction; or (iii) by any other means to which Newco and RRD shall agree. The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined. Newco shall have the burden of proof in establishing the amount of Loss and Expense suffered by it.

          (c) The amount of any Losses and Expenses for which indemnification is provided under Article XI (unless such indemnity payment is treated as an adjustment to the amount contributed to Newco for tax purposes) shall be (i) increased to take account of any actual Tax cost incurred (grossed up for such increase) by Newco arising from the receipt of the indemnity payments hereunder and (ii) reduced to take account of any actual Tax benefit realized by Newco arising from the incurrence or payment of any such Losses and Expense. In computing the amount of any such Tax cost or Tax benefit, Newco shall be deemed to use all other items of income, gain, loss, deduction or credit before using any item arising from the incurrence or payment of any indemnified Losses and Expense or of any indemnity payment pursuant to this Article XI. Any indemnity payment made pursuant to this Article XI will be treated as an adjustment to the amount contributed to Newco for Tax purposes, unless a determination (as defined in Section 1313 of the Code) with respect to Newco causes any such payment to not constitute an adjustment to the amount contributed to Newco for Federal income tax purposes.

          11.3. THIRD PERSON CLAIMS. (a) Subject to Sections 11.3(b) and (c), Newco shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any third Person claim, action or suit against Newco as to which indemnification will be sought by Newco from RRD hereunder, and in any such case RRD shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by Newco in connection therewith; provided, that RRD may participate, through counsel chosen by it and at its own expense, in the defense of any such claim, action or suit as to which Newco has so elected to conduct and control the defense thereof; and provided, further, that Newco shall not, without the written consent of RRD (which written consent shall not be unreasonably withheld), pay, compromise or settle any such claim, action or suit, except that no such consent shall be required if, following a written request from Newco, RRD shall fail, within 14 days after the making of such request, to acknowledge and agree in writing that, if such claim, action or suit shall be adversely determined, RRD has an obligation to provide indemnification hereunder to Newco. Notwithstanding the foregoing, Newco shall have the right to pay, settle or compromise any such claim, action or suit without RRD's consent, provided that in such event Newco shall waive any right to indemnity therefor hereunder.

          (b) If any third Person claim, action or suit against Newco is solely for money damages or will have no continuing effect in any material impact on the business of Newco and its subsidiaries, then RRD shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any such third Person claim, action or suit against Newco as to which indemnification will be sought by Newco from RRD hereunder if RRD has acknowledged and agreed in writing that, if the same is adversely determined, RRD has an obligation to provide indemnification to Newco in respect thereof, and in any such case Newco shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by RRD in connection therewith; provided, that Newco may participate, through counsel chosen by it and at its own expense, in the defense of any such claim, action or suit as to which RRD has so elected to conduct and control the defense thereof. Notwithstanding the foregoing, Newco shall have the right to pay, settle or compromise any such claim, action or suit without RRD's consent, provided that in such event Newco shall waive any right to indemnity therefor hereunder.

          (c) If any third Person claim, action or suit against Newco constitutes an Environmental Claim for which RRD has acknowledged and agreed in writing that, based upon the preliminary facts, that if the same is adversely determined, RRD has an obligation to provide Newco with indemnification in respect thereof, RRD shall have the right and responsibility of defending, remedying, compromising and settling, through counsel, consultant or contractor of its choosing (which shall be reasonably satisfactory to Newco), such Environmental Claim, and in any such case Newco shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by RRD in connection therewith. RRD shall have full control over any actions (including without limitation any remedial action, negotiation or litigation) in connection with any such Environmental Claim; provided that: (i) if a remedial or other action proposed to be taken by RRD in settlement of the Environmental Claim would materially and adversely affect the operations of Newco or its subsidiaries, such action shall not be taken without the prior written consent of Newco (which consent shall not be unreasonably withheld); (ii) RRD shall not compromise or settle any Environmental Claim without the consent of Newco (which consent shall not be unreasonably withheld); and (iii) in the event Newco shall refuse to consent to the taking of any remedial or other action in respect of, or the compromise or settlement of, any Environmental Claim, Newco may elect to take over the defense of such Environmental Claim, and in any such case the liability of RRD for indemnification in respect of such Environmental Claim shall not exceed the amount for which the Environmental Claim could have been settled plus the amount of Expense incurred by Newco prior to the time of the proposed settlement to which it is entitled to indemnification; provided further, that in the event that later discovered facts suggest that any Environmental Claim tendered to and accepted by RRD as provided above is not an RRD indemnified claim, RRD shall provide notice to Newco of such later discovered facts. Upon receipt of such notice, Newco shall assume the right and responsibility of defending, remedying, compromising or settling such Environmental Claim; provided that Newco, in assuming such right and responsibility, reserves its right of indemnification under Section 11.1 (subject to an equitable reimbursement to RRD for its Expenses in defending such Environmental Claim prior to the retender to Newco to the extent a final allocation of liability would warrant such reimbursement) to the extent some part of the Environmental Claim is finally determined to be an RRD indemnified matter.

          11.4. NO CONSEQUENTIAL DAMAGES. The obligations of RRD in respect of a claim for indemnification under this Article XI shall be limited to the performance of the payment obligations provided hereunder and the taking of such reasonable actions as are necessary under the circumstances giving rise to such claim, and RRD (i) shall, with respect to Environmental Matters, in no event be required to take more extensive actions than would be required under Environmental Laws in effect, applicable and enforceable as of the Closing Date; and (ii) shall not be liable for special, exemplary or consequential damages, including without limitation loss of profit or revenue, interference with operations, or loss of tenants, lenders, investors or buyers or inability to use any of its assets.

          11.5. EXCLUSIVE REMEDY. The parties agree, for themselves and any successors or assigns, that the indemnities set forth in this Article XI shall be the exclusive remedy of Newco and its subsidiaries for any liability of the nature described in Section 11.1. Each party hereby releases the others and agrees to waive any and all rights or causes of action under any Requirements of Law, including Environmental Law, and common law regarding Environmental Matters.

                                ARTICLE XII

                                  TAX MATTERS

          12.1. LIABILITY FOR TAXES. (a) Without regard to any deferred tax assets or deferred tax liabilities reflected on the Valuation Date GSS Balance Sheet, RRD shall be liable for and shall indemnify Newco for:

          (i) all Taxes imposed on Newco or any Newco GSS Subsidiary, all Taxes imposed on RRD or RRD Norwest in respect of the GSS Business or attributable to the RRD GSS Assets and the RRD Norwest GSS Assets, and all Taxes for which Newco or any Newco GSS Subsidiary may otherwise be liable, in each case for any taxable year or period that ends on or before the Tax Cut-Off Date and, with respect to any Straddle Period, the portion of such Straddle Period ending on and including the Tax Cut-Off Date, provided, however, that RRD shall not be liable for and shall not indemnify Newco for
     (x) any Taxes shown as a liability or reserve on the Valuation Date GSS Balance Sheet, or (y) any Taxes imposed on Newco as owner of SHI or the SHI Subsidiaries (including, without limitation, Taxes imposed as a result of the Merger) (the Taxes described in this proviso being called the "Excluded Taxes");

         (ii) any Taxes for which Newco or any Newco GSS Subsidiary is liable solely by reason of having been a member of the Newco Tax Group pursuant to Treasury Regulation 1.1502-6 or any similar state or local income tax law; and

          (iii) except as provided in Section 12.1(f), Taxes imposed as a result of the transfer of the RRD GSS Assets and RRD Norwest GSS Assets pursuant to this Agreement;

provided, however, that the obligations of RRD under this sentence shall be subject to the following:

          (A)  RRD shall be required to indemnify and hold harmless under clause
     (i) of this sentence only to the extent that the aggregate amount of Losses and Expenses incurred by Newco and its subsidiaries thereunder exceeds $2,000,000, as adjusted from time to time pursuant to Section 12.1(e); and

          (B) the aggregate amount of Losses and Expenses required to be paid by RRD pursuant to Section 11.1(a) and Article XII (other than Section 12.1(a)(ii) and Section 12.1(a)(iii)) shall not exceed $50,000,000.

Except to the extent such refund is reflected as an asset on the Valuation Date GSS Balance Sheet, and except to the extent such refund relates to Taxes paid directly by Newco or reimbursed by Newco pursuant to Section 12.1(b)(iii), RRD shall be entitled to any refund of Taxes imposed on Newco or any Newco GSS Subsidiary, Taxes imposed on RRD or RRD Norwest in respect of the GSS Business or Taxes attributable to the RRD GSS Assets and the RRD Norwest GSS Assets, or Taxes for which Newco or any Newco GSS Subsidiary may otherwise be liable, in each case for any taxable year or period that ends on or before the Tax Cut-Off Date and, with respect to any Straddle period, the portion of such Straddle Period ending on and including the Tax Cut-Off Date, and RRD shall be entitled to any refund of Taxes described in Section 12.1(a)(ii).

          (b) Without regard to any deferred tax assets or deferred tax liabilities reflected on the Valuation Date GSS Balance Sheet, Newco shall be liable for and shall indemnify RRD for (i) Taxes imposed on Newco or any Newco GSS Subsidiary, Taxes imposed on RRD or RRD Norwest in respect of the GSS Business or attributable to the RRD GSS Assets and the RRD Norwest GSS Assets (excluding, however, except as provided in Section 12.1(f), Taxes imposed as a result of the tranfer of the RRD GSS Assets and RRD Norwest GSS Assets pursuant to this Agreement), and Taxes for which Newco or any Newco GSS Subsidiary may otherwise be liable, in each case for any taxable year or period that begins after the Tax Cut-Off Date and, with respect to any Straddle Period, the portion of such Straddle Period beginning after the Tax Cut-Off Date, (ii) Excluded Taxes, and (iii) Taxes described in Section 12.1(a)(i) paid by RRD or RRD Norwest after the Closing Date (net of any related refunds or other tax benefits received or realized by RRD or RRD Norwest, determined using the assumptions in
Section 12.1(e)) as a result of an action, suit, investigation, audit, claim, assessment or amended Tax Return required to be filed by any Taxing authority to the extent Newco would not have been entitled to indemnification payments from RRD under Section 12.1(a) solely by reason of clause (A) or (B) thereof if such Taxes were imposed directly on Newco; provided, however, that this clause
(iii) shall not apply to any such Taxes that are imposed as a result of fraud on the part of RRD or RRD Norwest or as a result of the failure of RRD or RRD Norwest to file any Tax Return required to be filed, other than a failure attributable to a good faith belief that such Tax Return was not required to be filed.

          (c) For purposes of Sections 12.1(a) and (b), whenever it is necessary to determine the liability for Taxes of Newco or a Newco GSS Subsidiary or liability for Taxes imposed on RRD or RRD Norwest in respect of the GSS Business or attributable to the RRD GSS Assets or RRD Norwest GSS Assets, in each case for a Straddle Period, the determination of the Taxes for the portion of the Straddle Period ending on and including, and the portion of the Straddle Period beginning after, the Tax Cut-Off Date shall be determined by assuming that the Straddle

Period consisted of two taxable years or periods, one which ended at the close of business on the Tax Cut-Off Date and the other which began at the beginning of the day following the Tax Cut-Off Date, and items of income, gain, deduction, loss or credit for the Straddle Period shall be allocated between such two taxable years or periods on a "closing of the books basis" by assuming that the books were closed at the close of the Tax Cut-Off Date, provided, however, that
(i) exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned between such two taxable years or periods on a daily basis, (iii) ad valorem Taxes (including, without limitation, real and personal property Taxes) shall be accrued on a monthly basis over the period for which such Taxes are levied, or if it cannot be determined over what period the Taxes are being levied, over the fiscal period of the relevant taxing authority, in each case irrespective of the lien or assessment date of such Taxes, and (v) franchise and other privilege Taxes not measured by income shall be accrued on a monthly basis over the period to which the privilege related.

          (d) For purposes of Section 12.1(a) and (b), whenever it is necessary to determine Taxes imposed on Newco or any Newco GSS Subsidiary, Taxes imposed on RRD or RRD Norwest in respect of the GSS Business or attributable to the RRD GSS Assets or the RRD Norwest GSS Assets, or Taxes for which Newco or any Newco GSS Subsidiary may otherwise be liable, in each case for any taxable year or period (i) that begins after the Tax Cut-Off Date or, with respect to any Straddle Period, the portion of such Straddle Period beginning after the Tax Cut-Off Date and (ii) with respect to which Taxes are computed as part of, or on a combined, consolidated, or unitary basis with, RRD or any of its Affiliates, then the following rules shall apply:

          (1) the portion of such Taxes attributable to Newco, such Newco GSS Subsidiary, the GSS Business, the RRD GSS Assets or the RRD Norwest GSS Assets, as the case may be, shall be determined in a manner consistent with the method used in preparing the audited GSS Balance Sheet and related statements of income, equity and cash flows referred to in Section 5.4;

          (2) the portion of such Taxes to be reported for the period ending on and including the Closing Date, on one hand, and for the period beginning after the Closing Date, on the other hand, shall be determined under rules similar to those set forth in Section 12.1(c) (substituting the Closing Date for the Tax Cut-Off Date) except that, in addition, items of income, gain, deduction, loss or credit for the month in which the Closing Date occurs shall be allocated between such periods by allocating an equal amount of such items to each calendar day in such a month, except that extraordinary items of a type described in Treas. Reg. (S) 1.1502-76(b)(2)(ii)(C) shall be allocated to the day that they are taken into account; and

          (3) RRD and its Affiliates shall be assumed to be subject to an effective United States federal, state and local income tax rate of 40%.

          (e) If, as a result of any action, suit, investigation, audit, claim, assessment or amended Tax Return, there is any change after the Closing Date in an item of income, gain, loss, deduction, credit or amount of Tax that results in an increase in a Tax liability for which RRD is liable pursuant to Section 12.1(a) (without regard to clause (A) or (B) thereof), and such change results in a decrease in the Tax liability of Newco, any Newco GSS Subsidiary, SHI, any SHI Subsidiary or any Affiliate or successor of any thereof for any taxable year or period beginning after the Tax Cut-Off Date or for the portion of any Straddle Period beginning after the Tax Cut-Off Date, the dollar amount set forth in clause (A) of Section 12.1(a) shall be increased by the amount of such decrease in Tax liability. If, as a result of any action, suit, investigation, audit, claim, assessment or amended Tax Return, there is any change after the Closing Date in an item of income, gain, loss, deduction, credit or amount of Tax that results in an increase in a Tax liability of Newco, any Newco GSS Subsidiary, SHI, any SHI Subsidiary or any Affiliate or successor of any thereof for any taxable year or period beginning after the Tax Cut-Off Date or for the portion of any Straddle Period beginning after the Tax Cut-Off Date and for which RRD would not otherwise be liable pursuant to Section 12.1(a) (without regard to clause (A) or (B) thereof), and such change results in a decrease in the Tax liability of RRD for any taxable year or period ending on or before the Tax Cut-Off Date or for the portion of any Straddle Period ending on and including the Tax Cut-Off Date, the dollar amount set forth in Clause (A) of
Section 12.1(a) shall be decreased by the amount of such increase in Tax liability. The amount of such decrease or increase in Tax liability shall be determined by (i) taking into account the time value of money using a discount rate equal to the underpayment rate established under Section 6621(a)(2) of the Code as of the time of determination, (ii) assuming the party realizing such decrease or increase is subject to an effective United States federal, state and local income tax rate of 40%, and (iii) assuming the party to which such decrease or increase applies will enjoy the full benefit of any such potential decrease or suffer the full detriment of any such potential increase, as the case may be. Any increase or decrease in the dollar amount set forth in clause
(A) of Section 12.1(a) shall be made prior to any determination of the extent to which Newco is or would be entitled to indemnification from RRD under Section 12.1(a).

          (f) Newco shall pay, and shall indemnify RRD against, any real property transfer or gains Tax, sales Tax, use Tax, stamp Tax, stock transfer Tax, or other similar Tax imposed on the transactions contemplated by this Agreement (including such Taxes as are attributable to the contribution to Newco of the GSS Subsidiaries) and any related transactions provided, however, that the aggregate amount paid by Newco pursuant to this Section 12.1(f) shall not exceed $120,000, and RRD shall pay, and shall indemnify Newco against, any such Taxes to the extent the aggregate amount of such Taxes exceeds $120,000.

          (g) The indemnification provided for in Section 12.1(a) and (b) shall terminate (and no claims shall be made by Newco or RRD under this Section 12.1 thereafter) upon the earliest to occur of (i) the fourth anniversary of the Closing Date, (ii) the Initial Public Offering or (iii) the closing of a purchase pursuant to the exercise of the Put Right or the Call Right, except that the indemnification by RRD and Newco shall continue as to any Tax of which Newco or RRD has notified the other party in accordance with the requirements of
Section 12.3 on or prior to the date such indemnification would otherwise terminate in accordance with this Section 12.1, as to which the obligation of RRD and Newco shall continue until the liability of RRD or RRD shall have been determined pursuant to this Article XII, and RRD or Newco shall have reimbursed the other party for the full amount of such Tax in accordance with this Article XII.

          (h) The amount of any Losses and Expenses for which indemnification is provided under Article XII (unless such indemnity payment is treated as an adjustment to the amount contributed to Newco for tax purposes) shall be (i) increased to take account of any actual Tax cost incurred (grossed up for such increase) by the indemnified party arising from the receipt of the indemnity payments hereunder and (ii) reduced to take account of any actual Tax benefit realized by the indemnified party arising from the incurrence or payment of any such Losses and Expense. In computing the amount of any such Tax cost or Tax benefit, the indemnified party shall be deemed to use all other items of income, gain, loss, deduction or credit before using any item arising from the incurrence or payment of any indemnified Losses and Expense or of any indemnity payment pursuant to this Article XII. Any indemnity payment made pursuant to this Article XII will be treated as an adjustment to the amount contributed to Newco for Tax purposes, unless a determination (as defined in Section 1313 of the Code) with respect to the indemnified party causes any such payment to not constitute an adjustment to the amount contributed to Newco for Federal income tax purposes.

          12.2. TAX RETURNS. (a) RRD shall timely file or cause to be timely filed when due (taking into account all extensions properly obtained) (i) all Tax Returns that are required to be filed by or with respect to Newco and each Newco GSS Subsidiary on or prior to the Closing Date and (ii) all Tax Returns attributable to Newco or any Newco GSS Subsidiary organized in the United States being a member of the Newco Tax Group and RRD shall remit or cause to be remitted any Taxes due in respect of such Tax Returns. Except with respect to Tax Returns attributable to Newco or any Newco GSS Subsidiary organized in the United States being a member of the Newco Tax Group, Newco shall timely file or cause to be timely filed when due (taking into account all extensions properly obtained) all Tax Returns that are required to be filed by or with respect to Newco and each Newco GSS Subsidiary after the Closing Date and Newco shall remit or cause to be remitted any Taxes due in respect of such Tax Returns. RRD shall, in all cases, file or cause to be filed all Tax Returns required to be filed by or with respect to RRD or RRD Norwest. Newco and RRD shall pay the other party for the Taxes for which Newco or RRD, respectively, is liable pursuant to Section 12.1 but which are payable with any Tax Return to be filed by the other party pursuant to this
Section 12.2 upon the written request of the party entitled to payment, setting forth in detail the computation of the amount owed by Newco or RRD, as the case may be, but in no event earlier than 10 days prior to the due date for the filing of such Tax Return.

          (b) None of Newco or any Affiliate of Newco shall (or shall cause or permit any Newco GSS Subsidiary to) amend, refile or otherwise modify any Tax Return relating in whole or in part to Newco any Newco GSS Subsidiary the RRD GSS Assets or the RRD Norwest GSS Assets with respect to any taxable year or period (or portion thereof) ending on or before the Closing Date without the prior written consent of RRD, which consent may be withheld in the sole discretion of RRD.

          12.3. CONTEST PROVISIONS. Newco shall promptly notify RRD in writing upon receipt by Newco, any of its Affiliates or any Newco GSS Subsidiary of notice of any pending or threatened federal, state, local or foreign Tax audits, examinations or assessments which might affect the Tax liabilities for which RRD may be liable pursuant to Section 12.1.

          RRD shall have the sole right to represent the interests of Newco and each Newco GSS Subsidiary (or any successor thereof) in any Tax audit or administrative or court proceeding relating to taxable periods ending on or before the Closing Date, and to employ counsel of its choice at its expense. In the case of a taxable year or period beginning before and ending after the Closing Date, RRD shall be entitled to participate at its expense in any Tax audit or administrative or court proceeding relating (in whole or in part) to Taxes attributable to the portion of such taxable year or period ending on and including the Closing Date and, with the written consent of

Newco, and at RRD's sole expense, may assume the entire control of such audit or proceeding. None of Newco, SHI, any Affiliate thereof, any Newco GSS Subsidiary or any SHI Subsidiary may settle any Tax claim for any taxable year or period ending on or before the Closing Date (or for the portion of any taxable year or period ending on and including the Closing Date) which may be the subject of indemnification by RRD under Section 12.1 without the prior written consent of RRD, which consent may be withheld in the sole discretion of RRD. RRD shall have the sole right to respect the interests of RRD or RRD Norwest in any Tax audit or administrative or court proceeding relating to any taxable period.

          12.4. ASSISTANCE AND COOPERATION. After the Closing Date each of Newco and RRD shall (and cause their respective Affiliates to):

          (a) assist the other party in preparing any Tax Returns which such other party is responsible for preparing and filing in accordance with
     Section 12.2;

          (b) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns of Newco and any Newco GSS Subsidiary;

          (c) make available to the other and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes of Newco and each Newco GSS Subsidiary;

          (d) provide timely notice to the other in writing of any pending or threatened Tax audits or assessments of Newco or and each Newco GSS Subsidiary for taxable periods for which the other may have a liability under this Article XII;

          (e) furnish the other with copies of all correspondence received from any taxing authority in connection with any Tax audit or information request with respect to any such taxable period; and

          (f) timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns or other reports with respect to, Taxes described in Section 12.1(f).

                                ARTICLE XIV

                               GENERAL PROVISIONS

          13.1. NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Except as provided in Article XI, none of the representations and warranties in this Agreement or in the certificates delivered pursuant to Sections 8.1 8.2, 9.1 and
9.2 delivered pursuant to this Agreement shall survive the Closing Date and no claim shall be made for the breach of any such representation or warranty after the Closing Date.

          13.2. CONFIDENTIAL NATURE OF INFORMATION. Each party agrees that it will treat in confidence all documents, materials and other information which it shall have obtained regarding the other party and its Affiliates during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), the investigation provided for herein and the preparation of this Agreement and other related documents, and, in the event the transactions contemplated hereby shall not be consummated, each party will return to the other party all copies of nonpublic documents and materials which have been furnished in connection therewith. Such documents, materials and information shall not be communicated to any third Person (other than, in the case of SHI, to its counsel, accountants, financial advisors or lenders, and in the case of RRD, to its counsel, accountants or financial advisors or lenders). No other party shall use any confidential information in any manner whatsoever except solely for the purpose of evaluating the proposed transactions contemplated hereby. The obligation of each party to treat such documents, materials and other information in confidence shall not apply to any information which (i) is or becomes available to such party from a source other than such party, (ii) is or becomes available to the public other than as a result of disclosure by such party or its agents, (iii) is required to be disclosed under applicable law or judicial process, but only to the extent it must be disclosed, or (iv) such party reasonably deems necessary to disclose to obtain any of the consents or approvals contemplated hereby.

          13.3. NO PUBLIC ANNOUNCEMENT. Neither RRD or SHI nor or the Affiliates of either of them shall, without the approval of the other, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by law or the rules of any stock exchange, in which case the other party shall be advised and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued; provided that the foregoing shall not preclude communications or disclosures necessary to implement the provisions of this Agreement or to comply with the accounting and Securities and Exchange Commission disclosure obligations.

          13.4. NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered when delivered personally or when sent by registered or certified mail or by private courier addressed as follows:

          If to RRD, or to Newco prior to the Closing Date, to:

                                R.R. Donnelley & Sons Company
                                77 West Wacker Drive
                                Chicago, IL  60601-1696
                                Attention:  Vice President
                                             - Corporate Development

          with a copy to:

                                R.R. Donnelley & Sons Company
                                77 West Wacker Drive
                                Chicago, IL  60601-1696
                                Attention:  Senior Vice President and
                                             General Counsel

          If to Newco after the Closing Date, to:

                                Stream International Inc.
                                2 Edgewater Drive
                                Norwood, MA  02062-4637
                                Attention:  Chairman

          with a copy to:

                                R.R. Donnelley & Sons Company
                                77 West Wacker Drive
                                Chicago, IL  60601-1696
                                Attention:  Senior Vice President and
                                             General Counsel

          If to SHI prior to the Closing Date or the SHI Representative, to:

                                Software Holdings, Inc./
                                Corporate Software Incorporated
                                2 Edgewater Drive
                                Norwood, MA  02062-4637
                                Attention:  Mr. Morton H. Rosenthal

          with a copy to:

                                Bain Capital, Inc.
                                Two Copley Place

                                Boston, MA  02116
                                Attention:  Mark E. Nunnelly

          and a copy to:

                                Ropes & Gray
                                One International Place
                                Boston, MA  02110-2624
                                Attention:  Peter H. Dodson

or to such other address as such party may indicate by a notice delivered to the other party hereto.

          13.5. SUCCESSORS AND ASSIGNS. (a) The rights of each party under this Agreement shall not be assignable by such party hereto without the written consent of the others.

          (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the parties and successors and assigns permitted by this Section 13.5 any right, remedy or claim under or by reason of this Agreement provided that Sections 7.4, 7.5, 7.6, 7.8, 7.9 and 7.14 may be enforced after the Closing Date by the holders of a majority of the Newco Class B Common then issued and outstanding.

          13.6. ENTIRE AGREEMENT; AMENDMENTS. (a) This Agreement and the Exhibits and Schedules referred to herein and the documents delivered pursuant hereto contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements, understandings or letters of intent between or among any of the parties hereto, including without limitation the Confidentiality Agreement.

          (b) This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

          13.7. INTERPRETATION. Article titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. Disclosure of any fact or item in any Schedule hereto referenced by a particular section in this Agreement shall be deemed to have been disclosed with respect to every other section in this Agreement. The specification of any dollar amount in the representations or warranties contained in this Agreement or the inclusion of any specific item in any

Schedules hereto is not intended to imply that such amounts, or higher or lower amounts, or the items so included or other items, are or are not material, and neither party shall use the fact of the setting of such amounts or the inclusion of any such item in any dispute or controversy between the parties as to whether any obligation, item or matter not described herein or included in a Schedule is or is not material for purposes of this Agreement.

          13.8. WAIVERS. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party (it being agreed that any waiver of Sections 7.8 or 7.9(a) shall be validly and sufficiently authorized if signed by holders of a majority of the Newco Class B Common then issued and outstanding). The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

          13.9. EXPENSES. Except as otherwise provided in this Agreement, each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel and accountants. If the Closing occurs, (i) on the Closing Date, Newco shall cause SHI to pay to Bain Capital, Inc., advisor to SHI by wire transfer of immediately available funds to such accounts specified in writing to SHI, the fee described in the letter dated April 11, 1995 from SHI and Corporate Software Incorporated to Bain Capital, Inc., and (ii) within ten business days following receipt of proper documentation, Newco shall reimburse RRD for all expenses incurred by RRD or its Affiliates relating to the formation of Newco, including but not limited to the costs of incorporation and qualification, legal and tax advice and costs of refinancing the indebtedness of SHI and the SHI Subsidiaries.

          13.10. PARTIAL INVALIDITY. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

          13.11. EXECUTION IN COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to each of RRD, Newco and SHI.

          13.12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.


                                    R.R. DONNELLEY & SONS COMPANY



                                    By /s/ xxxxxxxxxxxxxx
                                       --------------------------


                                    SOFTWARE HOLDINGS, INC.



                                    By /s/ xxxxxxxxxxxxxx
                                       --------------------------



                                    R.R. DONNELLEY GLOBAL SOFTWARE SERVICES
                                    CORP.



                                    By /s/ xxxxxxxxxxxxxx
                                       --------------------------